                                                                     EXHIBIT 4.1

================================================================================



                               CREDIT AGREEMENT



                          DATED AS OF JUNE 27, 1997


                                    AMONG


                          VARCO INTERNATIONAL, INC.,
                                 AS BORROWER,

                           THE LENDERS LISTED HEREIN
                                  AS LENDERS,

                                      AND

                        UNION BANK OF CALIFORNIA, N.A.,
                                   AS AGENT



================================================================================

                           VARCO INTERNATIONAL, INC.

                               CREDIT AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                                              PAGE
SECTION 1.     DEFINITIONS...................................................................    1
      1.1      Certain Defined Terms.........................................................    1
               ---------------------
      1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations
               ------------------------------------------------------------------
               Under Agreement...............................................................   23
               ---------------
      1.3      Other Definitional Provisions and Rules of Construction.......................   23
               -------------------------------------------------------

SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS....................................   23
      2.1      Commitments; Making of Loans; the Register; Notes.............................   23
               -------------------------------------------------
      2.2      Interest on the Loans.........................................................   27
               ---------------------
      2.3      Fees..........................................................................   31
               ----
      2.4      Prepayments and Reductions in Commitments; General Provisions
               -------------------------------------------------------------
               Regarding Payments............................................................   31
               ------------------
      2.5      Use of Proceeds...............................................................   36
               ---------------
      2.6      Special Provisions Governing LIBOR Rate Loans.................................   36
               ---------------------------------------------
      2.7      Increased Costs; Taxes; Capital Adequacy......................................   39
               ----------------------------------------
      2.8      Obligation of Lenders and Issuing Lenders to Mitigate.........................   43
               -----------------------------------------------------

SECTION 3.     LETTERS OF CREDIT.............................................................   44
      3.1      Issuance of Letters of Credit and Lenders' Purchase of Participations
               ---------------------------------------------------------------------
               Therein.......................................................................   44
               -------
      3.2      Letter of Credit Fees.........................................................   47
               ---------------------
      3.3      Drawings and Reimbursement of Amounts Paid Under Letters of
               -----------------------------------------------------------
               Credit........................................................................   49
               ------
      3.4      Obligations Absolute..........................................................   52
               --------------------
      3.5      Indemnification; Nature of Issuing Lenders' Duties............................   53
               --------------------------------------------------
      3.6      Increased Costs and Taxes Relating to Letters of Credit.......................   54
               -------------------------------------------------------

SECTION 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT.....................................   55
      4.1      Conditions to Initial Loans...................................................   55
               ---------------------------
      4.2      Conditions to All Loans.......................................................   59
               -----------------------
      4.3      Conditions to Letters of Credit...............................................   60
               -------------------------------

Section 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES......................................   61
      5.1      Organization, Powers, Qualification, Good Standing, Business and
               ----------------------------------------------------------------
               Subsidiaries..................................................................   61
               ------------
      5.2      Authorization of Borrowing, etc...............................................   62
               --------------------------------
      5.3      Financial Condition...........................................................   63
               -------------------
      5.4      No Material Adverse Change; No Restricted Junior Payments.....................   63
               ---------------------------------------------------------
      5.5      Title to Properties; Liens....................................................   64
               --------------------------
      5.6      Litigation; Adverse Facts.....................................................   64
               -------------------------

                                      (i)

                                                                                              PAGE
                                                                                              ----
      5.7      Payment of Taxes...............................................................  64
               ----------------
      5.8      Performance of Agreements; Materially Adverse Agreements;
               -----------------------------------------------------------
               Material Contracts.............................................................  65
               ------------------
      5.9      Govermental Regulation.........................................................  65
               ----------------------
      5.10     Securities Activities..........................................................  65
               ---------------------
      5.11     Employee Benefit Plans.........................................................  66
               ----------------------
      5.12     Certain Fees...................................................................  66
               ------------
      5.13     Environmental Protection.......................................................  66
               ------------------------
      5.14     Insurance......................................................................  67
               ---------
      5.15     Employee Matters...............................................................  67
               ----------------
      5.16     Solvency.......................................................................  67
               --------
      5.17     Disclosure.....................................................................  67
               ----------
SECTION 6.     COMPANY'S AFFIRMATIVE COVENANTS................................................  68

      6.1      Financial Statements and Other Reports.........................................  68
               --------------------------------------
      6.2      Corporate Existence, etc.......................................................  73
               -------------------------
      6.3      Payment of Taxes and Claims; Tax Consolidation.................................  73
               ----------------------------------------------
      6.4      Maintenance of Properties; Insurance...........................................  73
               ------------------------------------
      6.5      Inspection Rights; Lender Meeting..............................................  74
               ---------------------------------
      6.6      Compliance with Laws, etc......................................................  74
               -------------------------
      6.7      Environmental Review and Investigation, Disclosure, Etc.; Company's
               -------------------------------------------------------------------
               Actions Regarding Hazardous Materials Activities, Environmental
               ---------------------------------------------------------------
               Claims and Violations of Environmental Laws....................................  74
               -------------------------------------------
      6.8      Execution of Subsidiary Guaranties by Certain Subsidiaries and
               --------------------------------------------------------------
               Future Subsidiaries............................................................  77
               -------------------

SECTION 7.     COMPANY'S NEGATIVE COVENANTS...................................................  78

      7.1      Indebtedness...................................................................  78
               ------------
      7.2      Liens and Related Matters......................................................  79
               -------------------------
      7.3      Investments; Joint Ventures....................................................  80
               ---------------------------
      7.4      Contingent Obligations.........................................................  81
               ----------------------
      7.5      Restricted Junior Payments.....................................................  82
               ---------------------------
      7.6      Financial Covenants............................................................  82
               -------------------
      7.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions...............  83
               ----------------------------------------------------------------
      7.8      Consolidated Capital Expenditures..............................................  84
               ---------------------------------
      7.9      Restriction on Leases..........................................................  84
               ---------------------
      7.10     Sales and Lease-Backs..........................................................  85
               ---------------------
      7.11     Sale or Discount of Receivables................................................  85
               -------------------------------
      7.12     Transactions with Shareholders and Affiliates..................................  85
               ---------------------------------------------
      7.13     Disposal of Subsidiary Stock...................................................  85
               ----------------------------
      7.14     Conduct of Business............................................................  86
               -------------------
      7.15     Amendments of Documents Relating to Senior Notes...............................  86
               ------------------------------------------------
      7.16     Fiscal Year....................................................................  86
               -----------

SECTION 8.     EVENTS OF DEFAULT..............................................................  87
      8.1      Failure to Make Payments When Due..............................................  87
               ---------------------------------

                                     (ii)

                                                                                                  PAGE
                                                                                                  ----
      8.2      Default in Other Agreements........................................................  87
               ---------------------------
      8.3      Breach of Certain Covenants........................................................  87
               ---------------------------
      8.4      Breach of Warranty.................................................................  88
               ------------------
      8.5      Other Defaults Under Loan Documents................................................  88
               -----------------------------------
      8.6      Involuntary Bankruptcy; Appointment of Receiver, etc...............................  88
               ----------------------------------------------------
      8.7      Voluntary Bankruptcy; Appointment of Receiver, etc.................................  88
               --------------------------------------------------
      8.8      Judgments and Attachments..........................................................  89
               -------------------------
      8.9      Dissolution........................................................................  89
               -----------
      8.10     Employee Benefit Plans.............................................................  89
               ----------------------
      8.11     Change in Control..................................................................  89
               -----------------
      8.12     Invalidity of Subsidiary Guaranties; Repudiation of Obligations....................  90
               ---------------------------------------------------------------
SECTION 9.     AGENT..............................................................................  91
      9.1      Appointment........................................................................  91
               -----------
      9.2      Powers and Duties; General Immunity................................................  91
               -----------------------------------
      9.3      Representations and Warranties; No Responsibility For Appraisal of
               ------------------------------------------------------------------
               Creditworthiness...................................................................  93
               ----------------
      9.4      Right to Indemnity.................................................................  93
               ------------------
      9.5      Successor Agent....................................................................  94
               ---------------
      9.6      Collateral Account Agreement.......................................................  94
               ----------------------------

SECTION 10.    MISCELLANEOUS......................................................................  94
      10.1     Assignments and Participations in Loans and Letters of Credit......................  94
               -------------------------------------------------------------
      10.2     Expenses...........................................................................  97
               --------
      10.3     Indemnity..........................................................................  98
               ---------
      10.4     Set-Off............................................................................  99
               -------
      10.5     Ratable Sharing.................................................................... 100
               ---------------
      10.6     Amendments and Waivers............................................................. 100
               ----------------------
      10.7     Independence of Covenants.......................................................... 101
               -------------------------
      10.8     Notices............................................................................ 101
               -------
      10.9     Survival of Representations, Warranties and Agreements............................. 102
               ------------------------------------------------------
      10.10    Failure or Indulgence Not Waiver; Remedies Cumulative.............................. 102
               -----------------------------------------------------
      10.11    Marshalling; Payments Set Aside.................................................... 102
               -------------------------------
      10.12    Severability....................................................................... 103
               ------------
      10.13    Obligations Several; Independent Nature of Lenders' Rights......................... 103
               ----------------------------------------------------------
      10.14    Headings........................................................................... 103
               --------
      10.15    Applicable Law..................................................................... 103
               --------------
      10.16    Successors and Assigns............................................................. 103
               ----------------------
      10.17    Consent to Jurisdiction and Service of Process..................................... 104
               ----------------------------------------------
      10.18    Waiver of Jury Trial............................................................... 104
               --------------------
      10.19    Confidentiality.................................................................... 105
               ---------------
      10.20    Termination of Foreign Subsidiary Guaranties and Subordination
               --------------------------------------------------------------
               Agreements......................................................................... 106
               ----------
      10.21    Counterparts; Effectiveness........................................................ 106
               ---------------------------

                    Signature pages............................................................... S-1

                                     (iii)

                                   EXHIBITS


I        FORM OF NOTICE OF BORROWING
II       FORM OF NOTICE OF CONVERSION/CONTINUATION
III      FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV       FORM OF NOTE
V        FORM OF COMPLIANCE CERTIFICATE
VI       FORM OF OPINION OF COMPANY COUNSEL
VII      FORM OF OPINION OF O'MELVENY & MYERS LLP
VIII     FORM OF ASSIGNMENT AGREEMENT
IX-A     FORM OF AMENDED AND RESTATED SUBORDINATION
         AGREEMENT
IX-B     FORM OF SUBORDINATION AGREEMENT
X        FORM OF CERTIFICATE RE NON-BANK STATUS
XI       FORM OF COLLATERAL ACCOUNT AGREEMENT
XII-A    FORM OF AMENDED AND RESTATED SUBSIDIARY GUARANTY
XII-B    FORM OF SUBSIDIARY GUARANTY
XIII     FORM OF NINTH AMENDMENT TO CITICORP LOAN
         AGREEMENT
XIV      FORM OF SENIOR NOTE WAIVER

                                     (iv)

                                   SCHEDULES


2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1      SUBSIDIARIES OF COMPANY
5.8      MATERIAL CONTRACTS
7.1      CERTAIN EXISTING INDEBTEDNESS
7.2      CERTAIN EXISTING LIENS
7.3      CERTAIN EXISTING INVESTMENTS
7.4      CERTAIN EXISTING CONTINGENT OBLIGATIONS

                                      (v)

                               CREDIT AGREEMENT


         This CREDIT AGREEMENT is dated as of June 27, 1997 and entered into by and among VARCO INTERNATIONAL, INC., a California corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and UNION BANK OF CALIFORNIA, N.A. ("UBOC"), as agent for Lenders (in such capacity, "AGENT").


                                R E C I T A L S
                                ---------------

         WHEREAS, Company desires that Lenders extend certain credit facilities to Company for working capital and other general corporate purposes;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agent agree as follows:

SECTION 1.  DEFINITIONS

1.1  CERTAIN DEFINED TERMS.
     ---------------------

         The following terms used in this Agreement shall have the following meanings:

         "ADJUSTED LIBOR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate of interest per annum obtained by dividing (i) the offered quotation (rounded upward to the
                      --------
nearest 1/16 of one percent) to first class banks in the London interbank market by UBOC for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the LIBOR Rate Loan of UBOC for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such Interest Period as of approximately 9:00 a.m. (Los Angeles time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum
                   --                                 -----
rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

         "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 9.5.

         "AGREEMENT" means this Credit Agreement dated as of June 27, 1997, as it may be amended, supplemented or otherwise modified from time to time.

         "APPLICABLE LIBOR RATE MARGIN" means the following:

         (i)   if the Consolidated Leverage Ratio is greater than or equal to
    0.45 to 1.00, .75%;

         (ii) if the Consolidated Leverage Ratio is less than 0.45 to 1.00 but greater than or equal to 0.30 to 1.00, .625%; and

         (iii) if the Consolidated Leverage Ratio is less than 0.30 to 1.00, .50%.

         "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $5,000,000 or less.

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VIII annexed hereto.
            ------------

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the higher of (x) the UBOC Reference Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

         "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

         "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CASH" means money, currency or a credit balance in a Deposit Account.

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least

95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

         "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit X annexed hereto delivered by a Lender to Agent pursuant to
            ---------
subsection 2.7B(iii).

         "CITICORP LOAN AGREEMENT" means that certain Credit Agreement dated as of February 25, 1993 among Company, Citicorp USA, Inc., and Citibank, N.A., including all amendments thereto.

         "CLOSING DATE" means the date on or before July 15, 1997, on which the initial Loans are made.

         "COLLATERAL" means (i) the Collateral Account, (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (iv) to the extent not covered by clauses (i) through
(iii) above, all proceeds of any or all of the foregoing Collateral.

         "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

         "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Agent on the Closing Date, substantially in the form of Exhibit XI annexed hereto, pursuant to which Company may pledge
               ----------
cash to Agent to secure the obligations of Company to reimburse Issuing Lenders for payments made under one or more Letters of Credit as provided in Section 8, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

         "COMMITMENT" means the commitment of a Lender to make Loans to Company pursuant to subsection 2.1A, and "COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "COMMITMENT TERMINATION DATE" means June 30, 2004.

         "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit V annexed hereto delivered to Agent and Lenders by Company pursuant
   ---------
to subsection 6.1(iii).

         "CONSOLIDATED" refers to the consolidation of the accounts of Company and its subsidiaries in accordance with GAAP.

         "CONSOLIDATED EBITDA" means, as of the last day of each Fiscal Quarter for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, the sum of the amounts of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income tax expense, (iv) total depreciation expense, (v) total amortization expense, and
(vi) other non-cash items reducing Consolidated Net Income less other non-cash
                                                           ----
items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of
(i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by
                                      ----
clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company.

         "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP.

         "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

         "CONSOLIDATED FIXED CHARGES" means, as of the last day of each Fiscal Quarter for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) Consolidated Scheduled

Principal Payments, and (iii) cash dividends or other cash distributions paid on account of any shares of any class of stock of Company, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, as of the last day of each Fiscal Quarter for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, the total interest expense (including that portion attributable to Capital Leases in accordance with GAAP) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agent and Lenders on or before the Closing Date.

         "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (i) Consolidated Total Debt on such date to (ii) Consolidated EBITDA for the immediately preceding four-Fiscal Quarter period ending prior to such date.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided
                                                                        --------
that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

         "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Operating Leases to which Company or any of its Subsidiaries is a party as lessee (net of sublease income).

         "CONSOLIDATED SCHEDULED PRINCIPAL PAYMENTS" means, for any period, the aggregate amount of all scheduled repayments of principal by Company and its Subsidiaries on a consolidated basis during such period of all Indebtedness of Company or any of its Subsidiaries (including the principal component of Capital Leases).

         "CONSOLIDATED TANGIBLE NET WORTH" means the excess of Consolidated total assets (less reserves properly deductible) over Consolidated total liabilities, Consolidated total assets and Consolidated total liabilities each to be determined in accordance with GAAP consistent with the principles applied in the preparation of the financial statements referred to in Section 5.3 excluding, however, from the determination of Consolidated total assets (a)
---------  -------
goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all deferred charges or unamortized debt discount and expense, (c) all reserves carried and not deducted from assets, (d) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary,
(e) securities which are not readily marketable, (f) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness; (g) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to December 31, 1996; and (h) any items not included in clauses (a) through (g) above which are treated as intangibles in conformity with GAAP.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement

(contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person incorporated in a jurisdiction of the United States of America or Puerto Rico.

         "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of at least $500,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof and having a combined capital and surplus of at least $500,000,000; provided that (x) such bank is acting through a branch or agency
              --------
located in the United States of America or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and (ii) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.
            --------

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the
                                                              -- ---
Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the
                                                           -- ---
Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal
                                                           -- ---
Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42
                                                -- ---
U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601
                -- ---
et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
-- ---
(S)136 et seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et
       -- ---                                                              --
seq.), the Oil Pollution Act (33 U.S.C. (S) 2701 et seq) and the Emergency
---                                              ------
Planning and Community Right-to-Know Act (42 U.S.C. (S) 11001 et seq.), each as
                                                              -- ---
amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "EVENT OF DEFAULT" means each of the events set forth in Section 8.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

         "EXISTING LETTERS OF CREDIT" means those certain letters of credit issued for the benefit of Company or its Subsidiaries under the Citicorp Loan Agreement and outstanding as of the Closing Date.

         "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

         "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xi).

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

         "FUNDING AND PAYMENT OFFICE" means (i) the office of Agent located at 1980 Saturn Street, Monterey Park, California 91755 or (ii) such other office of Agent as may from time to time hereafter be designated as such in a written notice delivered by Agent to Company and each Lender.

         "FUNDING DATE" means the date of the funding of a Loan.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

         "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

         "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof in the case of obligations of Persons other than the Company and its Subsidiaries or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (x) in the case of Hedge Agreements, Contingent Obligations, and (y) in all other cases, Investments, and in neither case constitute Indebtedness.

         "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

         "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

         "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan;

provided that in the case of each Interest Period of longer than three months
--------
"Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

         "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets (other than current assets arising from sales in the ordinary course of business to Persons other than the Company and its Subsidiaries) or did not arise from sales to that other Person in the ordinary course of business, or
(iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for
           ----
increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "ISSUING LENDER" means UBOC.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided
                                                                    --------
that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

         "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of Company pursuant to subsection 3.1.

         "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
                                                                          ----
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B). For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

         "LIBOR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2A.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LOAN DOCUMENTS" means this Agreement, the Notes, any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit, the Subsidiary Guaranties, the Subordination Agreements and the Collateral Account Agreement.

         "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Commitments, that Lender's Commitment and (ii) after the termination of the Commitments, the sum of (a) the aggregate outstanding principal amount of the Loans of that Lender plus (b) in
                                                                   ----
the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all
                                  ----
participations purchased by that Lender in any drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company.

         "LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A.

         "LOAN PARTIES" means Company and each of the Subsidiary Guarantors.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole or (ii) the impairment of the ability of Company to perform, or of Agent or Lenders to enforce, the Obligations.

         "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

         "NON-MATERIAL DOMESTIC SUBSIDIARY" means any Domestic Subsidiary of Company owning assets with a fair market value of less than $250,000; provided that the total fair market value of all assets owned by all Non-Material Domestic Subsidiaries which are not Subsidiary Guarantors shall not exceed $1,000,000.

         "NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Loans of any Lender, substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise
   ----------
modified from time to time.

         "NOTICE OF BORROWING" means a notice substantially in the form of
Exhibit I annexed hereto delivered by Company to Agent pursuant to subsection
---------
2.1B with respect to a proposed borrowing.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Agent pursuant to
        ----------
subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Agent pursuant
               -----------
to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

         "OBLIGATIONS" means all obligations of every nature of Loan Parties from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer, its treasurer or its secretary.

         "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA and any such Lien relating to or imposed in connection with any Environmental Claim):

         (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

         (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 10 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

         (v) leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

         (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

         (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9 or any Capital Lease permitted by subsection 7.1, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

         (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

         (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

         (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

         (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by dividing (x) the Loan Exposure of that Lender by (y) the aggregate
            --------                                      --
Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed
                                                        ------------
hereto.

         "REGISTER" has the meaning assigned to that term in subsection 2.1D.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

         "REQUISITE LENDERS" means Lenders having or holding at least 66-2/3% of the aggregate Loan Exposure of all Lenders.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Senior Notes; provided the term "Restricted Junior Payment" shall not include regularly
--------
scheduled payments of principal and interest in respect of the Senior Notes to the extent required by the Senior Note Agreement, as in effect on the date hereof.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SENIOR NOTE AGREEMENT" means that certain Note Agreement dated as of July 1, 1992 among the Borrower and each of the purchasers named in Schedule I thereto, as amended from time to time.

         "SENIOR NOTES" means the Notes issued pursuant to the Senior Note Agreement.

         "SENIOR NOTE WAIVER" has the meaning assigned to such term in subsection 4.1L.

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries.

         "SUBORDINATION AGREEMENT" means each Amended and Restated Subordination Agreement, in substantially the form of Exhibit IX-A hereto, executed and
                                        ------------
delivered by Company and each Subsidiary Guarantor on the Closing Date, and (ii) each Subordination Agreement executed and delivered by Company and each additional Subsidiary Guarantor in accordance with subsection 6.8, substantially in the form of Exhibit IX-B annexed hereto (collectively the "SUBORDINATION
               ------------
AGREEMENTS"), as such Subordination Agreements may be amended, supplemented or otherwise modified from time to time.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SUBSIDIARY GUARANTOR" means any Subsidiary of Company that executes and delivers a Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

         "SUBSIDIARY GUARANTY" means (i) each Amended and Restated Subsidiary Guaranty executed and delivered by a Subsidiary Guarantor on the Closing Date, substantially in the form of Exhibit XII-A annexed hereto and (ii) each
                             -------------
Subsidiary Guaranty executed and delivered by each additional Domestic Subsidiary of Company from time to time in accordance with subsection 6.8, substantially in the form of Exhibit XII-B annexed hereto (collectively, the
                             -------------
"SUBSIDIARY GUARANTIES"), as such Subsidiary Guaranties may be amended, supplemented or otherwise modified from time to time.

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be
          --------
construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise including minimum franchise taxes, if applicable) of that Person (and/or, in the case of a Lender, its lending office).

         "TOTAL UTILIZATION OF COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Loans (other than Loans made for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage.
         ----

         "UBOC" has the meaning assigned to that term in the introduction to this Agreement.

         "UBOC REFERENCE RATE" means, at any time, the per annum rate publicly announced by UBOC from time to time at its head office as its "reference rate." The "reference rate" is determined by UBOC from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by UBOC at any given time for any particular class of customers or credit extensions.

1.2   ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER
      ------------------------------------------------------------------------
      AGREEMENT.
      ---------

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i) and (ii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3   OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.
      -------------------------------------------------------

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1   COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.
      -------------------------------------------------

      A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each

Lender's Commitment is set forth opposite its name on Schedule 2.1 annexed
                                                      ------------
hereto and the aggregate original amount of the Commitments is $65,000,000; provided that the Commitments of Lenders shall be adjusted to give effect to any
--------
assignments of the Commitments pursuant to subsection 10.1B; and provided,
                                                                 --------
further that the amount of the Commitments shall be reduced from time to time by
-------
the amount of any reductions thereto made pursuant to subsections 2.4A, 2.4B(ii) and 2.4B(iii). Each Lender's Commitment shall expire on the Commitment Termination Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Commitments shall be paid in full no later than that date; provided that each Lender's Commitment shall expire immediately and without
--------
further action on July 15, 1997 if the initial Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Commitment Termination Date.

         Anything contained in this Agreement to the contrary notwithstanding, the Loans and the Commitments shall be subject to the limitation that in no event shall the Total Utilization of Commitments at any time exceed the Commitments then in effect.

    B. BORROWING MECHANICS. Loans made on any Funding Date (other than Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; provided that Loans made on any Funding
                                     --------
Date as LIBOR Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Whenever Company desires that Lenders make Loans it shall deliver to Agent a Notice of Borrowing no later than 9:00 A.M. (Los Angeles time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan) or on the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Loans requested, (iii) whether such Loans shall be Base Rate Loans or LIBOR Rate Loans, and (iv) in the case of any Loans requested to be made as LIBOR Rate Loans, the initial Interest Period requested therefor. Loans may be continued as or converted into Base Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall
                                               --------
be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

         Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

         Company shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

    C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 9:00 A.M. (Los Angeles time) (in the case of a LIBOR Rate Loan) or 2:00 P.M. (Los Angeles time) (in the case of a Base Rate Loan) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

         Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

    D.   THE REGISTER.

         (i) Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitment and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (ii) Agent shall record in the Register the Commitment and the Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in
           --------
    such recordation, shall not affect any Lender's Commitment or Company's Obligations in respect of any applicable Loans.

         (iii) Each Lender shall record on its internal records (including any Note held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any
                                               --------
    such recordation, or any error in such recordation, shall not affect any Lender's Commitment or Company's Obligations in respect of any applicable Loans; and provided, further that in the event of any inconsistency between
               --------  -------
    the Register and any Lender's records, the recordations in the Register shall govern.

         (iv) Company, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment or Loans.

         (v) Company hereby designates UBOC to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent UBOC serves in such capacity, UBOC and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

    E. NOTES. Company shall execute and deliver to each Lender (or to Agent for that Lender) on the Closing Date a Note substantially in the form of Exhibit
                                                                         -------
IV annexed hereto to evidence that Lender's Loans, in the principal amount of
--
that Lender's Commitment and with other appropriate insertions.

2.2   INTEREST ON THE LOANS.
      ---------------------

      A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

         Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

         (i)    if a Base Rate Loan, then at the Base Rate minus .25% per annum;
                                                           -----
      or

         (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus the Applicable LIBOR Rate Margin per annum.
      ----

    B. INTEREST PERIODS. In connection with each LIBOR Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a two week or a one, two, three or six month period; provided that:
        --------

         (i) the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

         (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

         (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire
                  --------
    on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

         (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Commitment Termination Date;

         (vi) no Interest Period with respect to any portion of the Loans shall extend beyond the date on which a permanent reduction of the Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans plus (b) the aggregate
                                                       ----
    principal amount of Loans that are LIBOR Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Commitments then
                                    ----
    in effect over the aggregate principal amount of Loans then outstanding equals or exceeds the permanent reduction of the Commitments that is scheduled to occur on such date;

          (vii) there shall be no more than six Interest Periods outstanding at any time; and

          (viii) in the event Company fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Rate Loan; provided, however, that a LIBOR Rate Loan may only
                             --------- -------
be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          Company shall deliver a Notice of Conversion/Continuation to Agent no later than 9:00 A.M. (Los Angeles time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in
                 --------
writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

          Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of LIBOR Rate Loans, upon the expiration of
        --------
the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

     F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a

LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided that if a Loan is
                                                  --------
repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.
     ----

     A. COMMITMENT FEES. Company agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to the average of the daily excess of the Commitments over the sum of (i) the aggregate principal amount of outstanding Loans plus
                                                                        ----
(ii) the Letter of Credit Usage, in each case multiplied by (a) 0.25% per annum
                                              -------------
if the Consolidated Leverage Ratio is greater than or equal to 0.30 to 1.00, or
(b) .175% per annum if the Consolidated Leverage Ratio is less than 0.30 to 1.00, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Loan Commitment Termination Date.

     B. ANNUAL ADMINISTRATIVE FEE. Company agrees to pay to Agent an annual administrative fee in the amount and at such times as are set forth in a separate letter agreement between Agent and Company.

     C. OTHER FEES. Company agrees to pay to UBOC such other fees in the amounts and at the times as are set forth in a separate letter agreement between Company and UBOC.

2.4  PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS REGARDING
     -----------------------------------------------------------------------
     PAYMENTS.
     --------

     A. SCHEDULED REDUCTIONS OF COMMITMENTS. The Commitments shall be permanently reduced on the dates and in the amounts set forth below:

                                           Schedule Reduction
                     Date                   of Commitments
                     ----                  ------------------
                  09/30/2000                     $4,062,500
                  12/31/2000                     $4,062,500
                  03/31/2001                     $4,062,500
                  06/30/2001                     $4,062,500
                  09/30/2001                     $4,062,500
                  12/31/2001                     $4,062,500
                  03/31/2002                     $4,062,500
                  06/30/2002                     $4,062,500
                  09/30/2002                     $4,062,500
                  12/31/2002                     $4,062,500
                  03/31/2003                     $4,062,500
                  06/30/2003                     $4,062,500
                  09/30/2003                     $4,062,500
                  12/31/2003                     $4,062,500
                  03/31/2004                     $4,062,500
                  06/30/2004                     $4,062,500

     ; provided that the scheduled reductions of the Commitments set forth above
       --------
     shall be reduced in connection with any voluntary or mandatory reductions of the Commitments in accordance with subsection 2.4B(iv).

     B.   PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN COMMITMENTS.

          (i)   Voluntary Prepayments.  Company may, by written or telephonic
                ---------------------
     notice given on the date of prepayment, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Rate Loans, in each case given to Agent by 9:00 A.M. (Los Angeles time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, however, that if a LIBOR
                                             --------  -------
     Rate Loan is prepaid on any date other than the expiration of the Interest Period applicable thereto, the Company shall pay any amounts due under subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

          (ii)  Voluntary Reductions of Commitments.  Company may, upon not
                -----------------------------------
     less than three Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Commitments at the time of such proposed termination or reduction; provided that any
                                                            --------
     such partial reduction of the Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Company's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Commitments shall be applied as specified in subsection 2.4B(iv).

          (iii) Mandatory Prepayments and Mandatory Reductions of Commitments.
                -------------------------------------------------------------
     The Loans shall be prepaid, and the Commitments shall be permanently reduced, in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as specified in subsection 2.4B(iv):

                (a) Prepayments and Reductions From Net Asset Sale Proceeds.
                    -------------------------------------------------------
          No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and the Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds.

                (b) Prepayments and Reductions Due to Issuance of Debt
                    --------------------------------------------------
          Securities. On the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET SECURITIES PROCEEDS") from the issuance of any debt Securities of Company or any of its Subsidiaries after the Closing Date (other than Indebtedness expressly permitted by subsection 7.1), Company shall prepay the Loans, and the Commitments shall be permanently reduced, in an aggregate amount equal to such Net Securities Proceeds.

                (c) Calculations of Net Proceeds Amounts; Additional
                    ------------------------------------------------
          Prepayments and Reductions Based on Subsequent Calculations.
          -----------------------------------------------------------
          Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to subsections 2.4B(iii)(a) or (b), Company shall deliver to Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or Net Securities Proceeds, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                (d) Prepayments Due to Reductions of Commitments.  Company shall
                    --------------------------------------------
          from time to time prepay the Loans to the extent necessary so that the Total Utilization of Commitments shall not at any time exceed the Commitments then in effect.

                (e) Reductions of Commitments Not Limited to Amount of Loans
                    --------------------------------------------------------
          Outstanding.  The amount of any required reduction of the Commitments
          -----------
          pursuant to any provision of this subsection 2.4B(iii) shall not be affected by the fact that the outstanding principal amount of Loans at the time of such reduction is less than the amount of such reduction.

     (iv) Application of Prepayments and Unscheduled Reductions of Commitments.
          --------------------------------------------------------------------

                (a) Application of Prepayments to Base Rate Loans and LIBOR Rate
                    ------------------------------------------------------------
          Loans.  Any prepayment of the Loans shall be applied first to Base
         -----
          Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

                (b) Application of Unscheduled Reductions of Commitments.  Any
                    ----------------------------------------------------
          voluntary reduction of the Commitments pursuant to subsection 2.4B(ii)
          shall be applied to reduce ratably the scheduled reductions of the Commitments set forth in subsection 2.4A. Any mandatory reduction of the Commitments pursuant to subsection 2.4B(iii) shall be applied to reduce the scheduled reductions of the commitments set forth in subsection 2.4A in inverse chronological order.

     C.   GENERAL PROVISIONS REGARDING PAYMENTS.

          (i)   Manner and Time of Payment.  All payments by Company of
                --------------------------
     principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 9:00 AM (Los Angeles time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Unless Agent receives notice to the contrary from Company, Company hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii)  Application of Payments to Principal and Interest.  All
                -------------------------------------------------
     payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such
     Loan) shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments.  Aggregate principal and interest
                -------------------------
     payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

          (iv)  Payments on Business Days.  Whenever any payment to be made
                -------------------------
     hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v)   Notation of Payment.  Each Lender agrees that before disposing
                -------------------
     of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided
                                                                      --------
     that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  USE OF PROCEEDS.
     ---------------

     A. LOANS. The proceeds of the initial Loans, together with other funds available to Company, shall be applied by Company to pay in full all Advances (as defined in the Citicorp Loan Agreement) together with accrued interest thereon. Any excess proceeds of the initial Loans and the proceeds of any subsequent Loans shall be applied by Company for general corporate purposes, which may include the making of intercompany loans to any of Company's wholly-owned Subsidiaries, as permitted by subsection 7.1(iv), for their own general corporate purposes.

     B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.
     ---------------------------------------------

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 9:00 A.M. (Los Angeles time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank LIBOR market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

    D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain:
(i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its LIBOR Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Company, or
(iv) as a consequence of any other default by Company in the repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

    E. BOOKING OF LIBOR RATE LOANS. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

    F. ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender
                                             --------  -------
may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

    G. LIBOR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a LIBOR

Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY.
    ----------------------------------------

    A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

         (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

         (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or

         (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

    B.   WITHHOLDING OF TAXES.

         (i)   Payments to Be Free and Clear.  All sums payable by Company under
               -----------------------------
    this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

         (ii)  Grossing-up of Payments.  If Company or any other Person is
               -----------------------
    required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

    provided that no such additional amount shall be required to be paid to any
    --------
    Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

         (iii)   Evidence of Exemption from U.S. Withholding Tax.
                 -----------------------------------------------

                 (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                 (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                 (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
         (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall
                                              --------
         have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

    C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitment or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8 OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.
    -----------------------------------------------------

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such
                                                          --------
Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.

2.9 SUBSTITUTION OF LENDERS.
    -----------------------

         If any Lender becomes an Affected Lender under subsection 2.6C or if any Lender requests compensation from Company under subsection 2.7, Company shall have the right, with the assistance of Agent, to seek one or more Eligible Assignees (which may be one or more of the Lenders) satisfactory to Agent and Company to purchase the Loans and assume the Commitment of such Lender, and Company, Agent, such Lender, and such Eligible Assignees shall execute and deliver an appropriately completed Assignment Agreement pursuant to subsection 10.1B hereof to effect the assignment of rights to and the assumption of obligations by such Eligible Assignees; provided that (i) such requesting Lender
                                        --------
shall be entitled to compensation under subsection 2.7 for any costs incurred by or otherwise due to it prior to its replacement, (ii) no Event of Default or Potential Event of Default has occurred and is continuing, (iii) Company has satisfied all of its obligations under the Loan Documents relating to such Lender, including without limitation obligations, if any, under subsection 2.7, and (iv) Company shall have paid Agent a $2,500 processing and recordation fee.


SECTION 3.  LETTERS OF CREDIT

3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
    ---------------------------------------------------------------------
    THEREIN.
    -------

    A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Loans pursuant to subsection 2.1A, Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Commitment Termination Date, that Issuing Lender issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit provided that one or more Standby Letters of Credit in form
          --------
satisfactory to the Issuing Lender may be issued on the Closing Date as one or more Standby Letters of

Credit supporting the Existing Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, the Issuing Lender may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided
                                                                    --------
that Company shall not request that any Lender issue (and the Issuing Lender shall not issue):

         (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Commitments would exceed the Commitments then in effect;

         (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $20,000,000;

         (iii) any Letter of Credit denominated in a currency other than Dollars; provided that Letters of Credit may be issued in currencies other
             --------
    than Dollars that are freely convertible into Dollars and otherwise acceptable t o the Issuing Bank, provided, further that the aggregate
                                     --------  -------
    outstanding amount of all such Letters of Credit denominated in a currency other than Dollars shall not exceed at any time the equivalent, at the Exchange Rate, of $2,000,000;

         (iv) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Commitment Termination Date and (b) the date which is two years from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall,
                           --------  -------
    (unless Requisite Lenders otherwise agree), elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; and

         (v) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (x) the date which is 30 days prior to the Commitment Termination Date and (y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion.

    Each Letter of Credit shall be subject to, and performance by Issuing Lender, Issuing Lender's correspondents and the beneficiary under such Letter of Credit shall be governed by, the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500, or such subsequent revision thereof, adopted by the International Chamber of Commerce, as is in effect on the date the letter of Credit is issued.

    B.   MECHANICS OF ISSUANCE.

         (i)  Notice of Issuance.  Whenever Company desires the issuance of a
              ------------------
    Letter of Credit, it shall deliver to Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto (including
                                           -----------
    the Issuing Lender's standard application for a Letter of Credit and the signature page to such application, it being understood that unless otherwise agreed between Company and the Issuing Lender, the provisions set forth on the reverse side of such standard application (or comparable provisions in a future standard application) shall not be applicable) no later than 9:00 A.M. (Los Angeles time) at least five Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business
    Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, and (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require
    --------
    changes in the text of the proposed Letter of Credit or any such documents. No Standby Letter of Credit shall require payment against a conforming draft to be made thereunder on a date earlier than (x) one Business Day after the date on which such draft is presented if such presentation is made before 9:00 A.M. (in the time zone of the Issuing Lender), or (y) two Business Days after the date on which such draft is presented if such presentation is made after 9:00 A.M. (in the time zone of the Issuing Lender). No Commercial Letter of Credit shall require payment against a conforming draft to be made thereunder on a date earlier than (x) three Business Days after the date on which such draft is presented if such presentation is made before 9:00 A.M. (in the time zone of the Issuing Lender), or (y) four Business Days after the date on which such draft is presented if such presentation is made after 9:00 A.M. (in the time zone of the Issuing Lender).

              Company shall notify the Issuing Lender prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

         (ii)   Issuance of Letter of Credit.  Upon satisfaction or waiver (in
                ----------------------------
    accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

         (iii)  Notification to Lenders.  Upon the issuance of any Letter of
                -----------------------
    Credit the applicable Issuing Lender shall promptly notify Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Agent is the Issuing Lender, together with such notice), Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

    C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2 LETTER OF CREDIT FEES.
    ---------------------

         Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

         (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (x) $350 and (y) 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Agent for the account of Lenders, equal to the Applicable LIBOR Rate Margin per annum of the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

         (ii) with respect to each Commercial Letter of Credit, (a) an issuance fee in an amount equal to one-eighth of one percent (1/8 of 1%) of the face amount of such Commercial Letter of Credit, with the minimum issuance fee being an amount in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such issuance, payable to Issuing Lender for its own account, or, with respect to any Commercial Letter of Credit in an amount of $250,000 or more, for the account of Lenders, upon the issuance of such Commercial Letter of Credit,
    (b) in the case of a sight draft presented to Issuing Lender, a negotiation commission in an amount equal to one-eighth of one percent (1/8 of 1%) of the face amount of such draft, with the minimum such commission being an amount in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such presentation, payable to Issuing Lender for its own account, or, with respect to any Commercial Letter of Credit in an amount of $250,000 or more, for the account of Lenders, upon the giving of notice by the Issuing Lender to Company that Issuing Lender has paid such draft, and (c) in the case of any amendment requested by Company with respect to an outstanding Commercial Letter of Credit (other than an amendment that increases the face amount of such outstanding Commercial Letter of Credit, the fee with respect to which shall be computed in the same manner as an issuance fee under clause (a) above with respect to such incremental amount, with the minimum fee being an amount in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such amendment), an amendment fee in an amount in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such amendment, payable to Issuing Lender for its own account upon the issuance of such amendment; and

         (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Agent of any amount described in clause (i)(b) or
(ii)(b) of this subsection 3.2, Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3 DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.
    ------------------------------------------------------------------

    A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

    B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such honored drawing; provided that,
                                                               --------
anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Agent and such Issuing Lender prior to 9:00 A.M. (Los Angeles time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Loans, Company shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange
Rate) equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Loans are not
             --------  -------
received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Loans under this subsection 3.3B.

    C.   PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF
CREDIT.

         (i)   Payment by Lenders.  In the event that Company shall fail for any
               ------------------
    reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (Los Angeles time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

         (ii)  Distribution to Lenders of Reimbursements Received From Company.
               ---------------------------------------------------------------
    In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request. Until the Issuing Lender has been reimbursed by Company for a drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall retain all rights and remedies provided therein and by applicable law with respect to such Letter of Credit.

    D.   INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

         (i)  Payment of Interest by Company.  Company agrees to pay to each
              ------------------------------
    Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

         (ii) Distribution of Interest Payments by Issuing Lender.  Promptly
              ---------------------------------------------------
    upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4 OBLIGATIONS ABSOLUTE.
    --------------------

         The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

       (i)    any lack of validity or enforceability of any Letter of Credit;

       (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

       (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

       (iv) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit;

       (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

       (vi) any breach of this Agreement or any other Loan Document by any party thereto;

       (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

       (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5 INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.
    --------------------------------------------------

    A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b)(i) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

    B. NATURE OF ISSUING LENDER'S DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit, provided that payment of such drawing by the
                                    --------
Issuing Lender does not constitute gross negligence or willful misconduct by the Issuing Lender; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6 INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.
    -------------------------------------------------------

         Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

         (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

         (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any

    Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

         (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


SECTION 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1 CONDITIONS TO INITIAL LOANS.
    ---------------------------

         The obligations of Lenders to make any Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

    A. COMPANY DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing
Date:

         (i) Certified copies of its Articles of Incorporation, together with a good standing certificate from the Secretary of State of the State of California and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

         (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

         (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

         (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

         (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1E, payable to each Lender and with appropriate insertions), the Collateral Account Agreement, the Subordination Agreements and the other Loan Documents to which it is a party; and

         (vi)   Such other documents as Agent may reasonably request.

    B. SUBSIDIARY GUARANTOR DOCUMENTS. On or before the Closing Date, each Subsidiary Guarantor shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

         (i) (1) With respect to each Subsidiary Guarantor which is a Domestic Subsidiary, certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the State of its incorporation and each other state in which it owns material assets or conducts material business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date and (2) with respect to each Subsidiary Guarantor which is not a Domestic Subsidiary, copies of its Certificate or Articles of Incorporation or other comparable charter documents, certified as of the Closing Date by its corporate secretary, an assistant secretary or other authorized signatory;

         (ii) Copy of its Bylaws, if any, certified as of the Closing Date by its corporate secretary, an assistant secretary or other authorized signatory;

         (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Subsidiary Guaranty and the Subordination Agreement executed by such Subsidiary Guarantor, certified as of the Closing Date by its corporate secretary, an assistant secretary or other authorized signatory as being in full force and effect without modification or amendment;

         (iv) Signature and incumbency certificates of its officers or other authorized signatories executing the Subsidiary Guaranty and the Subordination Agreement executed and delivered by such Subsidiary Guarantor;

         (v) Executed originals of the Subsidiary Guaranty and the Subordination Agreement and the other Loan Documents to which it is a party; and

         (vi)   Such other documents as Agent may reasonably request.

         Company, Agent and Lenders hereby agree that Subsidiary Guaranties and Subordination Agreements shall be executed and delivered pursuant to this subsection 4.1B by all Subsidiaries of Company that are party to the Guaranties and the Subordination Agreements delivered pursuant to the Citicorp Loan Agreement; provided that if holders of 100% of the outstanding principal amount of the Senior Notes shall have executed and delivered the Senior Note Waiver on or prior to the Closing Date then Subsidiary Guaranties and Subsidiary Subordination Agreements shall be executed and delivered by the Domestic Subsidiaries of Company (other than Non-Material Domestic Subsidiaries).

    C. NO MATERIAL ADVERSE EFFECT. Since December 31, 1996, no Material Adverse Effect (in the sole opinion of Agent) shall have occurred.

    D. OPINIONS OF COMPANY'S COUNSEL. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Pircher, Nichols & Meeks, counsel for Company, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VI annexed hereto and as to such other matters as Agent
              ----------
acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Agent that Company has requested such counsel to deliver such opinions to Lenders.

    E. OPINIONS OF AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agent, dated as of the Closing Date, substantially in the form of

Exhibit VII annexed hereto and as to such other matters as Agent acting on
-----------
behalf of Lenders may reasonably request.

    F. OTHER DOCUMENTS. Agent shall have received a certified copy of the Citicorp Loan Agreement and the Senior Note Agreement.

    G. FEES. Company shall have paid to Agent, for distribution (as appropriate) to Agent, UBOC and the other Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

    H. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in
Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

    I. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

    J.   MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY AND ITS
SUBSIDIARIES.

              (i) Amendment of Existing Credit Agreements.  On the Closing Date,
                  ---------------------------------------
    Company and its Subsidiaries shall have (a) made arrangements satisfactory to Agent for the repayment in full of all Indebtedness outstanding under the Citicorp Loan Agreement (except with respect to any Existing Letters of Credit), (b) entered into the Ninth Amendment to Citicorp Loan Agreement in the form of Exhibit XIII and all conditions to effectiveness of such
                ------------
    agreement shall have been satisfied, and (c) made arrangements satisfactory to Agent with respect to the issuance of one or more Standby Letters of Credit to support the obligations of Company under the Citicorp Loan Agreement with respect to the Existing Letters of Credit.

              (ii) No Other Indebtedness.  There shall be no existing
                   ---------------------
    Indebtedness of Company or its Subsidiaries outstanding on the Closing Date after giving effect to repayment of the Indebtedness under the Citicorp Loan Agreement other than Indebtedness permitted under Section 7.1.

    K. INSURANCE. Agent shall have received summaries of insurance in form and substance satisfactory to Agent, evidencing compliance with the requirements of Section 5.14.

    L. CONSENT BY SENIOR NOTE HOLDERS. The Waiver and Consent, with respect to the Senior Note Agreements (the "SENIOR NOTE WAIVER") substantially in the form of Exhibit XIV annexed hereto, shall have been executed and delivered by
        -----------
holders of not less than 66-2/3% of the outstanding principal amount of the Senior Notes, the consent and waivers contained in Sections 1.1 and 1.3 shall have become effective in accordance with their terms, and Agent shall have received evidence satisfactory to it to such effect.

4.2 CONDITIONS TO ALL LOANS.
    -----------------------

         The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

    A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer, the treasurer or the assistant treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent.

    B.   As of that Funding Date:

         (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

         (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

         (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

         (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

         (v) The making of the Loans requested on such Funding Date shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

         (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder; and

         (vii) Until the Senior Notes have been paid in full, the following statement shall be true and correct and Company shall be deemed to represent and warrant as of such Funding Date as follows:

                After giving effect to the making of each requested Loan or the issuance of each requested Letter of Credit, and after giving effect to the application of proceeds of such Loan, (i) Consolidated Indebtedness (as defined in the Senior Note Agreement) does not exceed 50% of Consolidated Net Tangible Assets (as defined in the Senior Note Agreement) and (ii) the pro forma ratio of Consolidated Income Available for Fixed Charges (as defined in the Senior Note Agreement) to Fixed Charges (as defined in the Senior Note Agreement) for the four consecutive Fiscal Quarters immediately preceding such date is not less than 2.5 to 1.0.

4.3 CONDITIONS TO LETTERS OF CREDIT.
    -------------------------------

         The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

    A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

    B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer, the treasurer or the assistant treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

    C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


SECTION 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
    ----------------------------------------------------------------
    SUBSIDIARIES.
    ------------

    A. ORGANIZATION AND POWERS. Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

    B. QUALIFICATION AND GOOD STANDING. Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

    C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

    D.   SUBSIDIARIES.  All of the Subsidiaries of Company are identified in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time
------------                         ------------
to time pursuant to the provisions of subsection 6.1(xiv). The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto
                                                  ------------
(as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so
                                          ------------
supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed
                                                          ------------
hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

5.2 AUTHORIZATION OF BORROWING, ETC.
    --------------------------------

    A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each of the Loan Parties which is a party thereto.

    B. NO CONFLICT. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders and the Liens required by Section 7.9(l) of the Senior Note Agreement), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

    C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

    D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party which is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3 FINANCIAL CONDITION.
    -------------------

         Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at March 31, 1997 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of footnotes. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

5.4 NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.
    ---------------------------------------------------------

         Since December 31, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5 TITLE TO PROPERTIES; LIENS.
    --------------------------

         Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6 LITIGATION; ADVERSE FACTS.
    -------------------------

         There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7 PAYMENT OF TAXES.
    ----------------

         Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Except for a proposed tax assessment of $313,401.29 plus interest, previously disclosed by Company to Agent, Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves
--------
or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8   PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
      ------------------------------------------------------------------
      CONTRACTS.
      ---------

      A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

      B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      C.   Schedule 5.8 contains a true, correct and complete list of all the
           ------------
Material Contracts in effect on the Closing Date.  Except as described on

Schedule 5.8, all such Material Contracts are in full force and effect and no
------------
material defaults currently exist thereunder.

5.9   GOVERNMENTAL REGULATION.
      -----------------------

         Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10  SECURITIES ACTIVITIES.
      ---------------------

      A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

      B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) will be Margin Stock.

5.11  EMPLOYEE BENEFIT PLANS.
      ----------------------

         Neither Company nor any ERISA Affiliate maintains or has ever maintained, contributes to or has ever contributed to, or is obligated to contribute to or has ever been obligated to contribute to any Employee Benefit Plan.

5.12  CERTAIN FEES.
      ------------

         No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13  ENVIRONMENTAL PROTECTION.
      ------------------------

              (i) Neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

              (ii) Neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or any comparable state law in connection with any matters other than Environmental Claims in which there is already an order, settlement agreement or consent decree;

              (iii) There are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

              (iv) Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

         Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.14  INSURANCE.
      ---------

         Company and its Subsidiaries have in full force insurance coverage of their respective properties, assets and businesses (including casualty, general liability, products liability, business interruption and other insurance, subject to customary deductibles and retention) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Borrower and its Subsidiaries operate, which insurance is no less protective in any material respect than the insurance the Borrower and its Subsidiaries have carried in accordance with their past practices.

5.15  EMPLOYEE MATTERS.
      ----------------

         There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.16  SOLVENCY.
      --------

         Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent.

5.17  DISCLOSURE.
      ----------

         No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


SECTION 6.  COMPANY'S AFFIRMATIVE COVENANTS

         Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1 FINANCIAL STATEMENTS AND OTHER REPORTS.
    --------------------------------------

         Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent and Lenders:

         (i) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter and within 90 days after the end of the fourth Fiscal Quarter, (a) the consolidated and consolidating (by operating division) balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating (by operating division) statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer or treasurer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries (on both a consolidated and operating division basis) as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and
    (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

         (ii)   Year-End Financials: as soon as available and in any event
                -------------------
    within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer or treasurer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) a report thereon of Ernst & Young or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

         (iii)  Officers' and Compliance Certificates:  together with each
                -------------------------------------
    delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

         (iv)   Accountants' Certification:  together with each delivery of
                --------------------------
    consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating whether, in connection with their audit, any failures to comply with the terms, covenants, provisions or conditions of subsections 7.1(iv), 7.1(vii), 7.2(v), 7.3(iii), 7.3(vii), 7.4(vii), 7.5, 7.6, 7.8 and 7.9 came to their attention and, if such failure to comply came to their attention, specifying the nature and period of existence thereof; provided that such accountants
                                                --------
    shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (b) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iii) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iii) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

         (v)    Accountants' Reports:  promptly upon receipt thereof (unless
                --------------------
    restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any management letter submitted by such accountants to management in connection with their annual audit;

         (vi)   SEC Filings and Press Releases:  immediately upon their becoming
                ------------------------------
    available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

         (vii)  Events of Default, etc.:  promptly upon any officer of Company
                -----------------------
    obtaining knowledge (a) of an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to

    Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) to the extent not previously disclosed in a report on Form 8-K previously delivered to Lenders, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

         (viii) Litigation or Other Proceedings:  promptly upon any officer of
                -------------------------------
    Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (b) any material development in any Proceeding that, in any case:

              (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

              (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

    written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

         (ix)   ERISA Events:  promptly upon becoming aware of the occurrence of
                ------------
    or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

         (x)    ERISA Notices:  with reasonable promptness, copies of (a) all
                -------------
    notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA

    Event and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

         (xi)   Financial Plans:  as soon as practicable and in any event prior
                ---------------
    to the beginning of each Fiscal Year and for each Fiscal Year up to and including the year of the Commitment Termination Date, a consolidated plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year) for Company and its Subsidiaries, including (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an
                    --- -----
    explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each Fiscal Quarter of the next Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

         (xii)  Insurance:  as soon as practicable and in any event by the last
                ---------
    day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

         (xiii) Board of Directors:  with reasonable promptness, written notice
                ------------------
    of any change in the Board of Directors of Company;

         (xiv)  New Subsidiaries:  promptly upon any Person becoming a
                ----------------
    Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and
    (b) all of the data required to be set forth in Schedule 5.1 annexed hereto
                                                    ------------
    with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for
                                                 ------------
    all purposes of this Agreement;

         (xv)   Other Information:  with reasonable promptness, such other
                -----------------
    information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2 CORPORATE EXISTENCE, ETC.
    -------------------------

         Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be
--------  -------
required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.
    ----------------------------------------------

    A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine (other than sums not exceeding an aggregate amount of $50,000) shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being
         --------
contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

    B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than Company or any of its Subsidiaries.

6.4 MAINTENANCE OF PROPERTIES; INSURANCE.
    ------------------------------------

    A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

    B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry.

6.5 INSPECTION RIGHTS; LENDER MEETING.
    ---------------------------------

    A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

    B. LENDER MEETING. Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

6.6 COMPLIANCE WITH LAWS, ETC.
    --------------------------

         Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; COMPANY'S ACTIONS
    ---------------------------------------------------------------------------
    REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND
    ------------------------------------------------------------------
    VIOLATIONS OF ENVIRONMENTAL LAWS.
    --------------------------------

    A. ENVIRONMENTAL REVIEW AND INVESTIGATION. Company agrees that Agent may, from time to time and in its reasonable discretion, (i) retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) in the event (a) Agent reasonably believes that Company has breached any representation, warranty or covenant contained in subsection 5.6, 5.13, 6.6 or 6.7 or that there has been a material violation of Environmental Laws at any Facility or by Company or any of its Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any
                                               --------
Facility no longer owned, leased, operated or used by Company or any of its Subsidiaries, Company shall only be obligated to use its best efforts to obtain permission for Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Company and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7A will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (x) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (y) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

    B.   ENVIRONMENTAL DISCLOSURE.  Company will deliver to Agent and Lenders:

         (i)    Environmental Audits and Reports: as soon as practicable
                --------------------------------
    following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (ii)   Notice of Certain Releases, Remedial Actions, Etc.  promptly
                -------------------------------------------------
    upon the occurrence thereof, written notice describing in reasonable detail
    (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws,
    (b) any remedial action taken by Company or any other Person in response to
    (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

         (iii)  Written Communications Regarding Environmental Claims, Releases,
                ----------------------------------------------------------------
    Etc.  as soon as practicable following the sending or receipt thereof by
    ----
    Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which has a reasonable possibility of giving rise to a Material Adverse Effect.

         (iv)   Notice of Certain Proposed Actions Having Environmental Impact.
                --------------------------------------------------------------
    prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (v)    Other Information. with reasonable promptness, such other
                -----------------
    documents and information as from time to time may be reasonably requested by Agent in relation to any matters disclosed pursuant to this subsection 6.7.

    C. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

         (i)    Remedial Actions Relating to Hazardous Materials Activities.
                -----------------------------------------------------------
    Company shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim that could reasonably be expected to have a Material Adverse Effect. In the event Company or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Company or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Company or such Subsidiary.

         (ii)   Actions With Respect to Environmental Claims and Violations of
                --------------------------------------------------------------
    Environmental Laws.  Company shall promptly take, and shall cause each of
    ------------------
    its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.8 EXECUTION OF SUBSIDIARY GUARANTIES BY CERTAIN SUBSIDIARIES AND FUTURE
    ---------------------------------------------------------------------
    SUBSIDIARIES.
    ------------

    A. EXECUTION OF SUBSIDIARY GUARANTIES. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and, at the request of Agent, cause such Subsidiary to execute and deliver to Agent a Subsidiary Guaranty in the form of
Exhibit XII-B annexed hereto and a Subordination Agreement in the form of
-------------
Exhibit IX-B annexed hereto; provided that so long as such Person is a Non-
------------                 --------
Material Domestic Subsidiary, it shall not be required to execute and deliver to Agent a Subsidiary Guaranty or a Subordination Agreement.

    B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Agent,
(ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Agent,
(iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) if reasonably requested by Agent, a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.


SECTION 7.  COMPANY'S NEGATIVE COVENANTS

         Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1 INDEBTEDNESS.
    ------------

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (i) Loan Parties may become and remain liable with respect to the Obligations;

         (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

         (iii) Any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company; provided that (a) all such
                                                    --------
    intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness of each Subsidiary Guarantor shall be subordinated to the Obligations of such Subsidiary Guarantor under the Subsidiary Guaranties pursuant to the Subordination Agreements, and (c) any payment by any Subsidiary Guarantor of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any
                                  --- -----
    intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

         (iv) Subsidiaries of Company other than wholly-owned Subsidiary Guarantors may become and remain liable with respect to intercompany Indebtedness to Company and the Subsidiary Guarantors in an aggregate principal amount not to exceed $95,000,000 at any time outstanding;

         (v) Company and Subsidiary Guarantors may become and remain liable with respect to Indebtedness outstanding under the Senior Note Agreement;

         (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto; and
                                              ------------

         (vii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; provided that the maximum aggregate
                                        --------
    liability of Subsidiaries other than wholly-owned Subsidiary Guarantors in respect to Indebtedness permitted by subsection 7.1(vii) shall at no time exceed $1,000,000.

7.2 LIENS AND RELATED MATTERS.
    -------------------------

    A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

         (i)    Permitted Encumbrances;

         (ii)   Existing Liens described in Schedule 7.2 annexed hereto;
                                            ------------

         (iii) Liens in favor of the holders of the Senior Notes created pursuant to Section 7.9(l) of the Senior Note Agreement; provided that an
                                                             --------
    equal amount of cash collateral has been deposited in the Collateral Account pursuant to the Collateral Account Agreement;

         (iv)   Liens created under any Loan Document; and

         (v) Other Liens securing Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

    B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

    C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

    D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3 INVESTMENTS; JOINT VENTURES.
    ---------------------------

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

         (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

         (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company;

         (iii) Company may make intercompany Investments to the extent permitted under subsections 7.1(iii) and 7.1(iv);

         (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

         (v) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;
                                   ------------

         (vi) Company and its Subsidiaries may make acquisitions permitted by subsection 7.7(v) hereof; and

         (vii) Company and its Subsidiaries may make and own other Investments (other than acquisitions described in subsection 7.7(v) hereof) in an aggregate amount not to exceed at any time $5,000,000.

7.4 CONTINGENT OBLIGATIONS.
    ----------------------

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

         (i) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit and Existing Letters of Credit and any other contingent obligations hereunder or under any other Loan Documents;

         (ii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements;

         (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

         (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1;

         (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed
                                                        ------------
    hereto;

         (vi) Subsidiary Guarantors may become and remain liable with respect to the Subsidiary Guaranties; and

         (vii) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate
                                             --------
    liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $5,000,000.

7.5 RESTRICTED JUNIOR PAYMENTS.
    --------------------------

         Company shall not, and shall not permit any of its Subsidiaries, to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing at the time thereof or shall be caused thereby, Company may make Restricted Junior Payments from and after the date hereof in a cumulative amount not exceeding the sum of
(i) $5,000,000 and (ii) 25% of Consolidated Net Income arising after June 30, 1997.

7.6 FINANCIAL COVENANTS.
    -------------------

    A.   MINIMUM INTEREST COVERAGE RATIO.  Company shall not permit the ratio of
(i) Consolidated EBITDA to (ii) Consolidated Interest Expense at the end of each Fiscal Quarter to be less than 3.00 to 1.00.

    B. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated EBITDA less (x) Consolidated Capital Expenditures and
                                 ----
(y) cash paid for income taxes (both (x) and (y) as computed as of the last day of each Fiscal Quarter for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters) to (ii) Consolidated Fixed Charges at the end of each Fiscal Quarter to be less than 1.25 to 1.00.

    C. MAXIMUM LEVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Total Debt at the end of each Fiscal Quarter to (ii) Consolidated EBITDA, during any of the periods set forth below, to exceed the correlative ratio indicated:

               PERIOD                     MAXIMUM LEVERAGE RATIO
    ----------------------------        ---------------------------

    Closing Date through 6/30/98                     1.00:1.00
    7/1/98 and thereafter                             .75:1.00

    D. MINIMUM CONSOLIDATED CURRENT RATIO. Company shall not permit as of the last day of any Fiscal Quarter the ratio of (i) Consolidated Current Assets to
(ii) Consolidated Current Liabilities to be less than 2.00 to 1.00.

    E. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Company shall not permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $130,000,000, plus (ii) 75% of Consolidated Net Income of Company and its
              ----
Subsidiaries (but only if a positive number) for each Fiscal Quarter ending after the Closing Date, plus (iii) 75% of the Consolidated net proceeds from the
                        ----
sale of equity securities of Company or a Subsidiary after the Closing Date.

7.7 RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.
    ----------------------------------------------------------------

         Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

         (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger, Company
                           --------
    or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

         (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

         (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

         (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the
                                                               --------
    consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

         (v) Company and its Subsidiaries may acquire the business, property or fixed assets of, or all of the stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person; provided
                                                                      --------
    that, (a) the aggregate amount of cash and noncash consideration (including any Indebtedness assumed by Company or its Subsidiaries but excluding any equity Securities issued by Company in connection with such transaction) paid by Company and its Subsidiaries during the period beginning on the Closing Date and continuing thereafter for all such acquisitions shall not exceed $10,000,000, (b) after giving effect to each such acquisition, Company shall be in compliance with all provisions of subsection 7.6 on a pro forma basis, and (c) any business acquired in any such acquisition shall not be materially different from the lines of business engaged in by Company or its Subsidiaries as of the Closing Date.

7.8 CONSOLIDATED CAPITAL EXPENDITURES.
    ---------------------------------

         Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year, in an aggregate amount in excess of $50,000,000 (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT"); provided that the outstanding amount of Consolidated Capital
          --------
Expenditures incurred by all Subsidiaries of the Company other than the wholly-owned Subsidiary Guarantors (the "NON-SUBSIDIARY GUARANTOR CAPITAL EXPENDITURES") shall not exceed, in any Fiscal Year, $10,000,000 (the "NON-SUBSIDIARY GUARANTOR SUBLIMIT AMOUNT"); provided, further that the Maximum
                                        --------  -------
Consolidated Capital Expenditures Amount and the Non-Subsidiary Guarantor Sublimit Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount and the Non-Subsidiary Guarantor Sublimit Amount, respectively, for the previous Fiscal Year (without giving effect to any adjustment made in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures and Non-Subsidiary Guarantor Capital Expenditures, respectively, for such previous Fiscal Year.

7.9 RESTRICTION ON LEASES.
    ---------------------

         Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Operating Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current or any subsequent Fiscal Year will not exceed $5,000,000.

7.10  SALES AND LEASE-BACKS.
      ---------------------

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

7.11  SALE OR DISCOUNT OF RECEIVABLES.
      -------------------------------

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.
      ---------------------------------------------

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any
           --------
transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

7.13  DISPOSAL OF SUBSIDIARY STOCK.
      ----------------------------

         Company shall not:

         (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

         (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.14  CONDUCT OF BUSINESS.
      -------------------

         From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.15  AMENDMENTS OF DOCUMENTS RELATING TO SENIOR NOTES.
      ------------------------------------------------

         Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of the Senior Note Agreement, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Senior Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), except as set forth in subsection 10.20, or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Senior Notes (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

7.16  FISCAL YEAR
      -----------

         Company shall not change its Fiscal Year-end from December 31 of each calendar year.


SECTION 8.  EVENTS OF DEFAULT

            If any of the following conditions or events ("Events of Default") shall occur:

8.1   FAILURE TO MAKE PAYMENTS WHEN DUE.
      ---------------------------------

         Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within two Business Days (provided,
                                                                       --------
that if Company does not receive notice of the amount of interest or fees due on or before any date when such interest or fees are due and payable, the two Business Day period shall not commence until the date of receipt of such notice) after the date due; or

8.2   DEFAULT IN OTHER AGREEMENTS.
      ---------------------------

         (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $500,000 or more or with an aggregate principal amount of $500,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of
(a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3   BREACH OF CERTAIN COVENANTS.
      ---------------------------

         Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4   BREACH OF WARRANTY.
      ------------------

         Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5   OTHER DEFAULTS UNDER LOAN DOCUMENTS.
      -----------------------------------

         Company shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company becoming aware of such default or (ii) receipt by Company of notice from Agent or any Lender of such default; or

8.6   INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
      -----------------------------------------------------

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7   VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
      ---------------------------------------------------

         (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8   JUDGMENTS AND ATTACHMENTS.
      -------------------------

         Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $500,000 (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9   DISSOLUTION.
      -----------

         Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10  EMPLOYEE BENEFIT PLANS.
      ----------------------

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

8.11  CHANGE IN CONTROL.
      -----------------

         Any Person or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency: or

8.12  INVALIDITY OF SUBSIDIARY GUARANTIES; REPUDIATION OF OBLIGATIONS.
      ---------------------------------------------------------------

         At any time after the execution and delivery thereof, (i) any of the Subsidiary Guaranties for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or (ii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan document to which it is a party;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and
(ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the
                     --------
obligations of Lenders under subsection 3.3C(i).

         Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then all Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of all Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

SECTION 9.  AGENT

9.1   APPOINTMENT.
      -----------

         UBOC is hereby appointed Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

9.2   POWERS AND DUTIES; GENERAL IMMUNITY.
      -----------------------------------

      A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

      B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Company to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the

Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

     D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3   REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF
      ------------------------------------------------------------------
      CREDITWORTHINESS.
      ----------------

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4   RIGHT TO INDEMNITY.
      ------------------

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no
                                                           --------
Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5   SUCCESSOR AGENT.
      ---------------

         Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.6   COLLATERAL ACCOUNT AGREEMENT.
      ----------------------------

         Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into the Collateral Account Agreement as secured party, and each Lender agrees to be bound by the terms of the Collateral Account Agreement; provided that Agent shall not enter into or consent to any amendment,
           --------
modification, termination or waiver of any provision contained in the Collateral Account Agreement without the prior consent of Requisite Lenders. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the collateral under the Collateral Account Agreement, it being understood and agreed that all powers, rights and remedies under the Collateral Account Agreement may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof.


SECTION 10. MISCELLANEOUS

10.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.
      -------------------------------------------------------------

      A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitment or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided
                                                                     --------
that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided,
                                                                  --------
further that no such sale, assignment or transfer described in clause (i) above
-------
shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii); and provided, further that no such
                                                  --------  -------
sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

      B.   ASSIGNMENTS.

           (i)  Amounts and Terms of Assignments. Each Commitment, Loan, Letter
                --------------------------------
      of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $7,500,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the Assigning Lender) to any other Eligible Assignee with the consent of Company and Agent (which consent of Company shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing fee of $2,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan
                      --------
      Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning

      Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV annexed hereto
                                                     ----------
      with appropriate insertions, to reflect the new Commitments of the assignee and the assigning Lender.

         (ii) Acceptance by Agent; Recordation in Register.  Upon its receipt of
              --------------------------------------------
      an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

      C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

      D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be
      --------
relieved of any of its obligations hereunder as a result of any such assignment and pledge and

(ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

      F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2  EXPENSES.
      --------

         Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan

Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3  INDEMNITY.
      ---------

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any
                      --------
Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral under the Collateral Account Agreement), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4  SET-OFF.
      -------

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5  RATABLE SHARING.
      ---------------

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such
                               --------
proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6  AMENDMENTS AND WAIVERS.
      ----------------------

         No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination,
                   --------
waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; increases the maximum amount of Letters of Credit, changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date or reduces the amount of any scheduled reduction of the Commitments; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and
(iii) no amendment, modification, termination or waiver of any provision of
Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7  INDEPENDENCE OF COVENANTS.
      -------------------------

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8  NOTICES.
      -------

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not be effective
                        --------
until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

10.9  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
      ------------------------------------------------------

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the

Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
       -----------------------------------------------------

         No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11  MARSHALLING; PAYMENTS SET ASIDE.
       -------------------------------

         Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12  SEVERABILITY.
       ------------

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.
       ----------------------------------------------------------

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14  HEADINGS.
       --------

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15  APPLICABLE LAW.
       --------------

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16  SUCCESSORS AND ASSIGNS.
       ----------------------

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
       ----------------------------------------------

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

         (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

         (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

         (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

         (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

         (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

         (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40 OR OTHERWISE.

10.18  WAIVER OF JURY TRIAL.
       --------------------

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO),

AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19  CONFIDENTIALITY.
       ---------------

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order,
--------
each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be
                      --------  -------
obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20  TERMINATION OF FOREIGN SUBSIDIARY GUARANTIES AND SUBORDINATION
       --------------------------------------------------------------
AGREEMENTS.
----------

         In the event that the holders of 66-2/3% or more but less than 100% of the outstanding principal amount of the Senior Notes shall have executed and delivered the Senior Note Waiver prior to the Closing Date and Subsidiary Guaranties and Subsidiary Subordination Agreements shall have been executed and delivered by the Group 2 Guarantors (as such term is defined in the Senior Note Waiver), the Subsidiary Guaranties and the Subsidiary Subordination Agreements of such Group 2 Guarantors shall terminate (simultaneously with respect to the Bank Parties (as such term is defined in each of the Guaranties) and the holders of the Senior Notes) upon the receipt by the Company of Senior Note Waivers executed by the holders of 100% of the Senior Notes and thereafter neither the holders of the Senior Notes nor the Bank Parties (as such term is defined in each of the Guaranties) shall have any further rights under the Subsidiary Guaranties or the Subsidiary Subordination Agreements executed and delivered by such Group 2 Guarantors. If the same occurs after the Closing Date, the Company shall promptly notify the Agent of the receipt of Senior Note Waivers from the holders of 100% of the Senior Notes and shall furnish to the Agent copies of all such Senior Note Waivers not previously delivered to the Agent.

10.21  COUNTERPARTS; EFFECTIVENESS.
       ---------------------------

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

         COMPANY:

                        VARCO INTERNATIONAL, INC.

                                [SIGNATURE ILLEGIBLE]
                        By:   --------------------------------------
                        Title: Vice President - Finance
                              --------------------------------------


                        Notice Address:

                             743 North Eckhoff Street
                             Orange, CA 92868
                             Attention: Chief Financial Officer



         LENDERS:

                        UNION BANK OF CALIFORNIA, N.A.
                        as a Lender, as Issuing Lender and as Agent

                                [SIGNATURE ILLEGIBLE]
                        By:   ---------------------------------------
                        Title: V.P.
                              ---------------------------------------

                        Notice Address:

                             445 South Figueroa Street
                             16th Floor
                             Los Angeles, CA 90071
                             Attention: Andrew G. Ewing, Jr.

                        MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Lender


                        By: /s/ Robert L. Barrett Jr
                              ---------------------------------------
                        Title:  ROBERT L. BARRETT VICE PRESIDENT


                        Notice Address:

                             60 Wall Street
                             New York, NY 10260
                             Attention: Robert Barrett

                        THE CHASE MANHATTAN BANK, as a Lender



                        By:      /s/ R. Potter
                              ---------------------------------------
                        Title: MANAGING DIRECTOR
                              ---------------------------------------

                        Notice Address:

                             707 Travis Street, 5th Floor
                             Houston, TX  77002
                             Attention: Darl Petty

                                 SCHEDULE 2.1

                   LENDERS' COMMITMENTS AND PRO RATA SHARES


                                                            Pro Rata
 Lender                             Commitment               Share
---------                           ----------            ------------
Union Bank of California, N.A.      $25,000,000           38.46153846%
The Chase Manhattan Bank             20,000,000           30.76923077%
Morgan Guaranty Trust
  Company of New York                20,000,000           30.76923077%
                                    -----------           -----------
TOTAL                               $65,000,000                   100%

                                                                    Schedule 5.1
                                                                    Page 1 of 2

                   SUBSIDIARIES OF VARCO INTERNATIONAL, INC.
                   ALL 100% OWNED EXCEPT FOR VARCO U.K. LTD.
                 WHICH IS 100% OWNED BY RIG TECHNOLOGY LIMITED

DOMESTIC SUBSIDIARIES                     JURISDICTION OF
GUARANTORS                                 INCORPORATION                 ADDRESS
----------                                 -------------                 -------
Best Industries, Inc.                         Texas                      12950 West Little York
                                                                         Houston Tx., 77041

Martin-Decker TOTCO, Inc.                     Texas                      1200 Cypress Creek Road
                                                                         Cedar Park, TX., 78613

Varco Shaffer, Inc.                           Texas                      12950 West Little York
                                                                         Houston Tx., 77041

FOREIGN
-------

Rig Technology Limited                        United Kingdom             South College Street
                                                                         Aberdeen, Scotland
                                                                         AB12LP

Varco International Inc Pte Ltd               Singapore                  No. 8 Sixth LokYang
                                                                         Road Jurong
                                                                         Singapore 2262

Varco BJ Oil Tools B.V.                       The Netherlands            Nijverheidsweg 45
                                                                         4879 AP Etten-Leur
                                                                         The Netherlands

Varco (U.K) Limited                           United Kingdom             Forties Road, Montrose
                                                                         Angus, Scotland

Varco BJ FSC Inc.                             Barbados                   743 N. Eckhoff Street
                                                                         Orange, CA 92868

Varco International (Canada) Ltd.             Alberta, Canada            Bay 15-2916 5th Ave.
                                                                         N.E. Calgary, Alberta
                                                                         T2A 6M7 Canada

Varco International De Venezuela C.A.         Venezula                   1200 Cypress Creek Road
                                                                         Cedar Park, Tx 78613

                                                                   Schedule 5.1
                                                                   Page 2 of 2

                                           JURISDICTION OF
NON-MATERIAL SUBSIDIARIES                  INCORPORATION          ADDRESS
-------------------------                  -------------          -------
Varco Marine Tools International, Inc.     Texas                  12950 West Little York
                                                                  Houston, TX 77041

Varco-Disc                                 California             743 N. Eckhoff Street
                                                                  Orange, CA 92868

Best Disc                                  Texas                  12950 West Little York
                                                                  Houston, TX 77041

Varco Eastern, Inc.                        California             743 N. Eckhoff Street
                                                                  Orange, CA 92868

Varco International Finance N.V.           Netherlands Antilles   P.O. Box 507
                                                                  Curacao

Varco Singapore, Ltd.                      California             743 N. Eckhoff Street
                                                                  Orange, CA 92868

Varco Middle East                          California             743 N. Eckhoff Street
                                                                  Orange, CA 92868

Varco Electronics, Inc.                    California             743 N. Eckhoff Street
                                                                  Orange, CA 92868

Varco Electronics Disc                     California             743 N. Eckhoff Street
                                                                  Orange, CA 92868

Varco De Mexico Holdings Inc.              California             743 N. Eckhoff Street
                                                                  Orange, CA 92868

Varco Do Brazil Ltda.                      Brazil                 743 N. Eckhoff Street
                                                                  Orange, CA 92868

Metrox, Inc.                               California             743 N. Eckhoff Street
                                                                  Orange, CA 92868

                                 SCHEDULE 5.8

                              MATERIAL CONTRACTS

Note Agreement, dated as of July 1, 1992 between Varco International, Inc. and the Purchasers named in Schedule 1 thereto, as amended by First Amendment to Note Agreement, dated as of November 12, 1992; Waiver and Second Amendment to Note Agreement, dated as of February 25, 1993; and Third Amendment and Waiver, dated as of March 8, 1995.

Credit Agreement, dated as of February 25, 1993 among Varco International, Inc., Citicorp USA, Inc. and Citibank, N.A., as amended by First Amendment, dated as of August 3, 1993; Second Amendment, dated as of September 23, 1993; Third Amendment dated as of December 1, 1993; Forth Amendment dated as of May 12, 1994; Fifth Amendment and Waiver dated as of October 31, 1994; Sixth Amendment dated as of March 17, 1995; Seventh Amendment dated as of December 31, 1995 and Eighth Amendment dated as of June 9, 1997.

Lease dated March 7, 1975, between the Company and Walter B. Reinhold; G.J. Becker and Ruth Becker, trustees of The G.J. Becker Family Trust; Howard P. Lorenz, executor of the estate of Charlotte Lorenz, deceased; B. Reinhold Jr., and Mary E. Reinhold, trustees of The Reinhold Trust; Howard P. Lorenz, trustee of The Charlotte L. Tedhams Irrevocable Trust; and Leo J. Pircher, as amended by amendments dated as of May 1, 1975, January 1, 1982, January 1, 1984, February 8, 1985, April 12, 1985, and January 11, 1996.

Standard Industrial Lease-Net dated September 29, 1988, between the Company and Walter B. Reinhold; G.J. Becker and Ruth Becker, trustees of The G.J. Becker Family Trust. Howard P. Lorenz, executor of the estate of Charlotte Lorenz, deceased; Baldwin T. Reinhold and Carol Anne Reinhold, trustees of The Reinhold Family Trust and Leo J. Pircher, as amended by First Amendment dated as of January 11, 1996.

Asset Purchase Agreement, dated as of April 10, 1992, between the Company and Baroid Corporation, as amended by amendments dated May 28, 1992, June 30, 1992, July 15, 1992 and two amendments dated July 16, 1992.

Environmental Remediation Agreement between the Company and Bariod Corporation dated July 16, 1992.

                                 SCHEDULE 7.1

                         CERTAIN EXISTING INDEBTEDNESS

1. Debt under credit facility granted by ABN AMRO Bank N.V. to Varco BJ Oil Tools B.V. in the amount of 1,500,000 Dutch Guilders.

2. Guarantee by Company of Varco BJ Oil Tools B.V.'s obligations under item 1 above.

3. Debt under credit facility granted by F. Van Lanschot Bankiers N.V. to Varco BJ Oil Tools B.V. in the amount of 1,500,000 Dutch Guilders.

4. Guarantee by Company of Varco BJ Oil Tools B.V.'s obligations under item 3 above.

5.   Debt under credit facility granted by Clydesdale Bank PLC to Varco (U.K.)
Limited:

          Overdraft facility:                20,000 Pounds Sterling

          Guarantees by Bank                 1616 Pounds Sterling

          Guarantee/Letter of
           Credit facility:                  218,500 Pounds Sterling

          BACS facility:                     165,000 Pounds Sterling

          Access company card
           scheme                            137,500 Pounds Sterling

6. Debt relating to certain Letters of Credits issued by Royal Bank of Scotland plc on behalf of Rig Technology Ltd. in the face amount of 22,777 Pound Sterling

7.   Existing Letters of Credit (as defined).

8. 8.95% Senior Notes due June 30, 1999 in the aggregate unpaid principal amount of $30,000,000.

                                 SCHEDULE 7.2

                            CERTAIN EXISTING LIENS

1. Liens granted by Varco BJ Oil Tools N.V. to secure a credit facility by ABN AMRO Bank N.V. (Item 1 of Schedule 7.1).

2. Liens granted by Varco BJ Oil Tools N.V. to secure a credit facility by F. Van Lanschot Bankiers N.V. (Item 3 Schedule 7.1).

3. Letter of set-off dated March 22, 1990 from Varco (U.K.) Limited to Clydesdale Bank PLC.

                                 SCHEDULE 7.3

                         CERTAIN EXISTING INVESTMENTS

Varco Al-Mansoori Services
Company(VMS), Limited Liability Company*              $361,500

Herramientas Varco, S.A. de C.V.*                     $134,600

Dawson Enterprises dba Cavins Oil Well Tools**        $2,546,000

*49% Joint Ventures
** Deferred Purchase Price Under Purchase Agreement

                                 SCHEDULE 7.4

                   CERTAIN EXISTING CONTINGENT OBLIGATIONS

1. Guarantee by Company of Varco BJ Oil Tools B.V.'s obligations under item 1 above.

2. Guarantee by Company of Varco BJ Oil Tools B.V.'s obligations under item 3 above.

3. Letters of Credits issued by Royal Bank of Scotland plc on behalf of Rig Technology Ltd. in the face amount of 22,777 Pound Sterling.

                                   EXHIBIT I

                         [FORM OF NOTICE OF BORROWING]

                              NOTICE OF BORROWING


         Pursuant to that certain Credit Agreement dated as of June 27, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Varco International, Inc., a California corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), and Union Bank of California, N.A., as Agent ("AGENT"), this represents Company's request to borrow from Lenders, in accordance with their applicable Pro Rata Shares, as follows:

    1.  Date of borrowing:  ___________________, _________
        -----------------

    2.  Amount of borrowing:  $___________________
        -------------------
    3.  Interest rate option: [_] a.  Base Rate Loans
                                      ---------------------
                              [_] b. LIBOR Rate Loans with an initial Interest Period of [two weeks] [one month] [two months] [three months] [six months]

The proceeds of such Loans are to be deposited in Company's account at Agent.

         The undersigned officer, to the best of his or her knowledge, and Company certify that the following statements contained in clauses (i), (ii),
(iii), and if on the date hereof the Senior Notes are outstanding clause (iv), are true and correct:

         (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

         (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

         (iii)Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

         (iv) After giving effect to the making of the requested Loan, and after giving effect to the application of proceeds of such Loan, (i) Consolidated Indebtedness (as defined in the Senior Note Agreement) will not exceed 50% of Consolidated Net Tangible Assets (as defined in the Senior Note Agreement) and (ii) the pro forma ratio of Consolidated Income Available for Fixed Charges (as defined in the Senior Note Agreement) to Fixed Charges (as defined in the Senior Note Agreement) for the four consecutive Fiscal Quarters immediately preceding such date will be not less than 2.5 to 1.0.


DATED: ____________________        VARCO INTERNATIONAL, INC.


                                   By: __________________________
                                   Title: ________________________

                                  EXHIBIT II

                  [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                       NOTICE OF CONVERSION/CONTINUATION


         Pursuant to that certain Credit Agreement dated as of June 27, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Varco International, Inc., a California corporation ("COMPANY"), the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent, this represents Company's request to convert or continue Loans as follows:

    1.   Date of conversion/continuation:  __________________, _______
         -------------------------------

    2.   Amount of Loans being converted/continued:  $___________________
         -----------------------------------------

    3.   Nature of conversion/continuation:
         ---------------------------------
              [_]  a.  Conversion of Base Rate Loans to LIBOR Rate Loans
              [_]  b.  Conversion of LIBOR Rate Loans to Base Rate Loans
              [_]  c.  Continuation of LIBOR Rate Loans as such

    4. If Loans are being continued as or converted to LIBOR Rate Loans, the duration of the new Interest Period that commences on the
         conversion/continuation date:   [two weeks] [one month] [two months]
         [three months] [six months]

         In the case of a conversion to or continuation of LIBOR Rate Loans, the undersigned officer, to the best of his or her knowledge, and Company certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED: _____________________       VARCO INTERNATIONAL, INC.


                                   By: __________________________
                                   Title: ________________________

                                  EXHIBIT III

               [FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT]

                    NOTICE OF ISSUANCE OF LETTER OF CREDIT

         Pursuant to that certain Credit Agreement dated as of June 27, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Varco International, Inc., a California corporation ("COMPANY"), the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent ("AGENT"), this represents Company's request for the issuance of a Letter of Credit by Agent as follows:

    1.   Date of issuance of Letter of Credit:  ________________, ________
         ------------------------------------

    2.   Type of Letter of Credit:  [_]  a.  Commercial Letter of Credit
         ------------------------
                                    [_]  b.  Standby Letter of Credit

    3.   Face amount of Letter of Credit:  $________________________
         -------------------------------

    4.   Expiration date of Letter of Credit:  ________________, ________
         -----------------------------------

    5.   Name and address of beneficiary:
         -------------------------------
                   ___________________________________________
                   ___________________________________________
                   ___________________________________________
                   ___________________________________________

    6. Attached hereto is the Issuing Lender's standard application for a letter of credit and the executed signature page to such application (it being understood that unless otherwise agreed between Company and the Issuing Lender, the provisions set forth on the reverse side of such standard application are not applicable).

         The undersigned officer, to the best of his or her knowledge, and Company certify that the following statements contained in clauses (i), (ii),
(iii), and if on the date hereof the Senior Notes are outstanding clause (iv), are true and correct:

         (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations

                                     III-1
    and warranties were true, correct and complete in all material respects on and as of such earlier date;

         (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

         (iii)Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

         (iv) After giving effect to the issuance of the requested Letter of Credit, (i) Consolidated Indebtedness (as defined in the Senior Note Agreement) will not exceed 50% of Consolidated Net Tangible Assets (as defined in the Senior Note Agreement) and (ii) the pro forma ratio of Consolidated Income Available for Fixed Charges (as defined in the Senior Note Agreement) to Fixed Charges (as defined in the Senior Note Agreement) for the four consecutive Fiscal Quarters immediately preceding such date will be not less than 2.5 to 1.0.


DATED: ____________________        VARCO INTERNATIONAL, INC.


                                   By: __________________________
                                   Title: ________________________

                                     III-2

                                  EXHIBIT IV

                                [FORM OF NOTE]

                           VARCO INTERNATIONAL, INC.

                       PROMISSORY NOTE DUE JUNE 30, 2004

$[1]                                                                         [2]
                                                                  {Closing Date}

         FOR VALUE RECEIVED, VARCO INTERNATIONAL, INC., a California corporation ("COMPANY"), promises to pay to [3] ("PAYEE) or its registered assigns, on or before ____________, 199_, the lesser of (x) [4] ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Loans under the Credit Agreement referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of June 27, 1997 by and among Company, the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

         This Note is one of Company's "Notes" in the aggregate principal amount of $[5] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose

[1] Insert amount of Lender's Commitment in numbers.
[2] Insert place of delivery of Note.
[3] Insert Lender's name in capital letters.
[4] Insert amount of Lender's Commitment in words.
[5] Insert aggregate amount of all Commitments in numbers.

in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all Loans evidenced by this Note and all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided,
                                                                  --------
however, that the failure to make a notation of any payment made on this Note
-------
shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

         This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                  VARCO INTERNATIONAL, INC.


                                  By: __________________________
                                  Title: ________________________

                                 TRANSACTIONS
                                      ON
                                      NOTE


                                              Outstanding
         Type of   Amount of    Amount of      Principal
        Loan Made  Loan Made  Principal Paid    Balance    Notation
 Date   This Date  This Date    This Date      This Date   Made By
------  ---------  ---------  --------------  -----------  --------

                                   EXHIBIT V

                       [FORM OF COMPLIANCE CERTIFICATE]

                            COMPLIANCE CERTIFICATE


THE UNDERSIGNED HEREBY CERTIFY THAT:

         (1) I are the duly elected [Title] and [Title] of Varco International, Inc., a California corporation ("COMPANY");

         (2) I have reviewed the terms of that certain Credit Agreement dated as of June 27, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements;

         (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

         [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________]

         (4) Until the Senior Notes have been paid in full, the following statement shall be true and correct and Company shall be deemed to represent and warrant as of such Funding Date as follows; and

               After giving effect to the making of each requested Loan or the issuance of each requested Letter of Credit, and after giving effect to the application of proceeds of such Loan, (i) Consolidated Indebtedness (as defined in the Senior Note Agreement) does not exceed 50% of Consolidated Net Tangible Assets (as defined in the Senior Note Agreement) and (ii) the pro forma ratio of Consolidated Income Available for Fixed Charges (as defined in the Senior Note Agreement) to Fixed Charges (as defined in the Senior Note Agreement) for the four consecutive Fiscal Quarters immediately preceding such date is not less than 2.5 to 1.0.

         The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, [199_][200_] pursuant to subsection 6.1(iv) of the Credit Agreement.

                                  VARCO INTERNATIONAL, INC.


                                  By: __________________________
                                  Title: ________________________


                                  By: __________________________
                                  Title: ________________________

                               ATTACHMENT NO. 1
                           TO COMPLIANCE CERTIFICATE


         This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, [199_] [200_] and pertains to the period from ____________, [199_] [200_] to ____________, [199_] [200_]. Subsection
references herein relate to subsections of the Credit Agreement.

A.   INDEBTEDNESS

     1.   Liability with respect to intercompany
          Indebtedness to Company and the Subsidiary
          Guarantors by Subsidiaries other than
          wholly-owned Subsidiary Guarantors permitted
          under subsection 7.1(iv):                         $_____________

     2.   Maximum liability with respect to intercompany
          Indebtedness to Company and the Subsidiary
          Guarantors by Subsidiaries other than
          wholly-owned Subsidiary Guarantors permitted
          under subsection 7.1(iv):                         $95,000,000

     3.   Liability of Subsidiaries other than
          wholly-owned Subsidiary Guarantors with
          respect to Indebtedness permitted under
          subsection 7.1(vii):                              $_____________

     4.   Maximum liability of Subsidiaries other than
          wholly-owned Subsidiary Guarantors with
          respect to Indebtedness permitted under
          subsection 7.1(vii):                              $1,000,000

     5.   Liability with respect to other
          Indebtedness permitted under
          subsection 7.1(vii):                              $_____________

     6.   Maximum liability with respect to other
          Indebtedness permitted under
          subsection 7.1(vii) (inclusive of (3)):           $5,000,000

B.   LIENS AND RELATED MATTERS

     1.   Liens permitted under
          subsection 7.2(iii):                              $_____________

     2.   Amount of cash collateral
          deposited in the Collateral Account
          pursuant to subsection 7.2(iii)
          ((1) and (2) should be equal):                    $______________

     3.   Other Liens permitted under
          subsection 7.2(iv):                               $_____________

     4.   Maximum amount of other Liens
          permitted under subsection 7.2(iv):               $1,000,000

C.   INVESTMENTS; JOINT VENTURES

     1.    Other Investments permitted under
           subsection 7.3(vii):                             $_____________

     2.    Maximum permitted under subsection 7.3(vii):     $5,000,000

D.   CONTINGENT OBLIGATIONS

     1.    Other Contingent Obligations permitted under
           subsection 7.4(vii):                             $_____________

     2.    Maximum permitted under subsection 7.4(vii):     $5,000,000

E.   RESTRICTED JUNIOR PAYMENTS

     1.   Restricted Junior Payments permitted under
          Section 7.5                                       $_____________

     2.   Consolidated Net Income after 6/30/1997

     3.   Maximum permitted under Section 7.5:              $5,000,000, plus the
                                                            product of .25x(2)

F. MINIMUM INTEREST COVERAGE RATIO (for the four-Fiscal Quarter period ending _____________, [199_]) [200_]

     1.   Consolidated Net Income after 6/30/97:            $_____________

     2.   Consolidated Interest Expense:                    $_____________

     3.   Income tax expense:                               $_____________

     4.   Total depreciation expense:                       $_____________

     5.   Total amortization expense:                       $_____________

     6.   Other non-cash items reducing Consolidated
          Net Income:                                       $_____________

     7.   Other non-cash items increasing Consolidated
          Net Income:                                       $_____________

     8.   Consolidated EBITDA (1+2+3+4+5+6-7):              $_____________

     9.   Interest Coverage Ratio (8):(2):                  ____:1.00

     10.  Minimum ratio required under subsection 7.6A:     3:00:1.00

G. MINIMUM FIXED CHARGE COVERAGE RATIO (for the four-Fiscal Quarter period ending _____________, [199_]) [200_]

     1.   Consolidated EBITDA (E.8 above):                  $_____________

     2.   Consolidated Capital Expenditures:                $_____________

     3.   Cash paid for income taxes:                       $_____________

     4.   Consolidated Interest Expense:                    $_____________

     5.   Consolidated Scheduled Payments:                  $_____________

     6.   Cash dividends or other
          cash distributions paid
          on account of any shares of
          any class of Company stock:                       $_____________

     7.   Adjusted EBITDA (1-2-3):                          $_____________

     8.   Consolidated Fixed Charges (4+5+6):               $_____________

     9.   Fixed Charge Coverage Ratio (7):(8):              ____:1.00

     10.  Minimum ratio required under subsection 7.6B:     1.25:1.00

H.   MAXIMUM LEVERAGE RATIO (as of _____________, [199_]) [200_]

     1.   Consolidated Total Debt:                          $_____________

     2.   Consolidated EBITDA:                              $_____________

     3.   Leverage Ratio (1):(2):                           ____:1.00

     4.   Maximum ratio permitted under subsection
          7.6C: Closing Date through 6/30/98                1.00:1.00
                7/1/98 and thereafter                       .75:1.00

I.   MINIMUM CONSOLIDATED CURRENT RATIO (for the [______-]
     Fiscal Quarter ending ____________, [199_]) [200_]

     1.   Consolidated Current Assets:                      $_____________

     2.   Consolidated Current Liabilities:                 $_____________

     3.   Consolidated Current Ratio (1):(2):               ____:1.00

     4.   Minimum required under subsection 7.6D:           2.00:1.00

J.   MINIMUM CONSOLIDATED TANGIBLE NET WORTH (as of
     ____________, [199_] [200_])

     1.   Consolidated Net Worth:                           $_____________

     2.   Consolidated Net Income after 6/30/97:            $_____________

     3.   Consolidated net proceeds from sale
          of equity securities:                             $_____________

     4.   Minimum required under subsection
          7.6E ($130,000,000+.75(2)+.75(3):                 $_____________

K.   FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS

     1.   Aggregate amount of cash and noncash
          consideration (including any Indebtedness
          assumed by Company or its Subsidiaries
          but excluding any equity Securities issued
          by Company in connection with such transaction)
          paid by Company and its Subsidiaries
          under subsection 7.7(v):                          $______________

     2.   Maximum permitted under subsection 7.7(v):        $10,000,000

L.   CONSOLIDATED CAPITAL EXPENDITURES

     1.   Non-Subsidiary Guarantor Capital
          Expenditures permitted under subsection 7.8
          for Fiscal Year-to-date:                          $_____________

     2.   Excess of Non-Subsidiary Guarantor
          Capital Expenditures over
          Non-Subsidiary Guarantor Sublimit
          permitted under subsection 7.8
          for the previous Fiscal Year:                     $_____________

     3.   Maximum amount of Non-Subsidiary
          Guarantor Sublimit permitted under
          subsection 7.8 for any Fiscal Year:               $10,000,000, plus
                                                            (2)
     4.   Consolidated Capital Expenditures
          permitted under subsection 7.8
          for Fiscal Year-to-date:                          $_____________

     5.   Excess of Maximum Consolidated
          Capital Expenditures Amount over
          Consolidated Capital Expenditures
          permitted under subsection 7.8
          for the previous Fiscal Year:                     $_____________

     6.   Maximum amount of Consolidated Capital
          Expenditures permitted under subsection 7.8 for
          any Fiscal Year:                                  $50,000,000, plus
                                                            (5)
M.   LEASES

     1.   Consolidated Rental Payments in effect during
          the then current or any Fiscal Year:              $_____________

     2.   Maximum permitted under subsection 7.9:           $5,000,000

                                 June __, 1997


Union Bank of California, N.A.
[Address of Agent]

       and

The Lenders Listed on
 Schedule A Hereto

         Re: Credit Agreement dated as of June 27, 1997 among Varco International, Inc., the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent

Ladies and Gentlemen:

         We have acted as counsel to Varco International, Inc., a California corporation ("Company"), in connection with that certain Credit Agreement dated as of June 27, 1997 (the "Credit Agreement") among Company, the financial institutions listed therein as Lenders ("Lenders"), and Union Bank of California, N.A., as Agent ("Agent").

         This opinion is furnished to you pursuant to subsection 4.1D of the Agreement. Capitalized terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement unless otherwise defined herein. As used herein, (i) the term "Domestic Subsidiary" shall mean any of the following: Best Industries, Inc., a Texas corporation, Martin-Decker TOTCO, Inc., a Texas corporation, Varco de Mexico Holdings, Inc., a ________ corporation, and Varco Shaffer, Inc., a Texas corporation (collectively, the "Domestic Subsidiaries") [and (ii) the term "Foreign Subsidiary" shall mean any of the following: Varco International Inc Pte Ltd, a corporation organized under the laws of the Republic of Singapore, Varco (U.K.) Limited, a corporation incorporated under the Companies Acts in Scotland, Varco International Canada Ltd., a corporation organized under the laws of the Province of Alberta, Canada, Rig Technology Limited, a corporation organized under the laws of _____, Metrox Inc., __________ corporation and Varco BJ Oil Tools B.V., a corporation organized under the laws of The Netherlands.

         In connection with this opinion, we have examined executed counterparts of the following documents (collectively, the "Loan Documents"):

         (a)  The Agreement;

         (b)  The Notes delivered today (the "Notes");

Union Bank of California, N.A.
Lenders Listed on Schedule A
June __, 1997
Page 2.

         (c) The Collateral Account Agreement, dated as of June 27, 1997 made by and among Company and Agent in favor of the Lenders (the "Collateral Account Agreement");

         (d) Amended and Restated Guaranties, each dated as of June 27, 1997, made by each Domestic Subsidiary, respectively, in favor of the Lenders (individually, a "Domestic Guaranty" and collectively, the "Domestic Guaranties");

         (e) Amended and Restated Guaranties, each dated as of June 27, 1997, made by each Foreign Subsidiary, respectively, in favor of the Lender (individually, a "Foreign Guaranty" and collectively, the "Foreign Guaranties");

         In addition, we have examined certificates of officers of the Company and each Domestic Subsidiary, copies of which are being delivered to you concurrently with the delivery of this opinion, and originals or copies of such corporate documents and records of the Company and each Domestic Subsidiary, certificates of public officials, and such other documents, and have made such investigation of law, as we have deemed necessary or appropriate for the purposes of this opinion.

         We have assumed (i) the genuineness on all documents examined by us of all signatures of all parties other than the Company, each Domestic Subsidiary and each Foreign Subsidiary] (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the authenticity of all documents submitted to us as originals.

         We have assumed that each Lender will seek to enforce its rights and remedies under the Loan Documents only in good faith, in accordance with statutory and other legal requirements, in a commercially reasonable manner.


         We have assumed that each Lender is either (a) a national banking association created and operating under and pursuant to the laws of the United States, (b) a state bank created and operating under and pursuant to the laws of California or any other state of the United States, or (c) a bank holding company or subsidiary of a bank holding company as defined in the Bank Holding Company Act of 1956, as amended, and that no Lender has any present intent to transfer Loans made by it to a person or entity that is not exempt from California usury laws.

Union Bank of California, N.A.
Lenders Listed on Schedule A
June __, 1997
Page 3.


         We note that the Domestic Guaranties and the Domestic Subordination Agreements are stated to be governed by the laws of the State of New York. However, for the purposes of this opinion, we have assumed that, notwithstanding the foregoing, the Domestic Guaranties and the Domestic Subordination Agreements are governed by the laws of the State of California.

         We have also assumed the Agent, each Lender and the Issuing Lender are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and have the requisite corporate authority to execute and deliver each Loan Document to which they are a party and for the purposes of the opinions set forth in paragraph 4 below, that each Loan Document to which they are a party has been duly executed and delivered by the Agent, each Lender or the Issuing Lender, as the case may be, and constitutes its valid, binding and enforceable obligation.

         Based upon the foregoing, and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company is duly qualified or registered to transact business and is in good standing as a foreign corporation in Oklahoma, Louisiana, Texas and Wyoming and each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties make such qualification or registration necessary, except where the failure to be so duly qualified or in good standing would not have and could not reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and perform the Agreement and the other Loan Documents to which it is a party.

         2. The execution, delivery and performance by the Company of the Agreement, the Notes, the Collateral Account Agreement, the Domestic Subordination Agreements and [the Foreign Subordination Agreements] are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the Company's Restated Articles of Incorporation, as amended, or By-Laws. The execution and delivery and, as of the date hereof, the performance by the Company of the Agreement, the Notes, the Domestic Subordination

Union Bank of California, N.A.
Lenders Listed on Schedule A
June __, 1997
Page 4.


Agreements do not contravene any contractual restriction binding on or affecting the Company or any law binding on or affecting the Company.

         3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery or, as of the date hereof, the performance by the Company of the Agreement, the Notes, the Domestic Subordination Agreements [or the Foreign Subordination Agreements.

         4. The Agreement, the Notes, the Collateral Account Agreement, the Domestic Guaranties and the Domestic Subordination Agreements have been duly executed and delivered by each Loan Party which is a party thereto. [The Foreign Subordination Agreements have been duly executed by the Company, and the Foreign Guaranties and the Foreign Subordination Agreements have been duly executed and delivered by each Loan Party which is a party thereto]. The Agreement, the Notes and the Collateral Account Agreement constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Domestic Guaranties, the Foreign Guaranties, the Domestic Subordination Agreements [and the Foreign Subordination Agreements] constitute legal, valid and binding obligations of each Loan Party which is a party thereto, enforceable against each such Loan Party in accordance with their respective terms.

         5. Based solely on the representation and warranty of the Company set forth in subsection 5.1D of the Credit Agreement, all Subsidiaries of the Company are listed on Schedule 5.1 to the Agreement. To our knowledge, the Company has good marketable title to all of the shares it purports to own of the capital stock of each Domestic Subsidiary, free and clear in each case of any Lien, and all such shares have been duly issued and are fully paid and nonassessable. Each Domestic Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business as a foreign corporation and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so duly qualified or in good standing would not have and could not reasonably be expected to have a Material Adverse Effect. Each Domestic Subsidiary has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and perform the Domestic Guaranty and the Domestic Subordination Agreement to which it is a party. The execution, delivery and performance by each Domestic Subsidiary of the Domestic Guaranty and the Domestic Subordination Agreement to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate

Union Bank of California, N.A.
Lenders Listed on Schedule A
June __, 1997
Page 5.


action, and do not contravene its articles of incorporation or by-laws. The execution and delivery and, as of the date hereof, the performance by each Domestic Subsidiary of the Domestic Guaranty and the Domestic Subordination Agreement to which it is a party do not contravene or any contractual restriction binding on or affecting such Domestic Subsidiary or any law binding on or affecting such Domestic Subsidiary.

         6. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery or, as of the date hereof, the performance by the Domestic Subsidiary of the Domestic Guaranty and the Domestic Subordination Agreement.

         7. To our knowledge, there is no pending or threatened, action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, department, commission, board, bureau or instrumentality, domestic or foreign (a) that, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect or (b) which purports to affect the legality, validity or enforceability of the Agreement or any other Loan Document.

         8. Neither the Company nor any Domestic Subsidiary is (i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, (ii) a "public utility", as defined in the Federal Power Act, (iii) a "common carrier", as defined in the Interstate Commerce Act, (iv) an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, each as amended, or subject to any Federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed or otherwise limiting its ability to enter into or perform its obligations under the Agreement or the other Loan Documents to which it is a party.

         9. To our knowledge, neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any contractual obligation of the Company or of such Subsidiary, except where the consequences, direct or indirect, of such default or defaults, if any, would not have and could not reasonably be expected to

Union Bank of California, N.A.
Lenders Listed on Schedule A
June __, 1997
Page 6.


have a Material Adverse Effect and no condition exists that, with the giving of due notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default, if any, would not have and could not reasonably be expected to have a Material Adverse Effect.

         10. All present and future advances constitute or will constitute "Senior Indebtedness", as such term is defined in the Senior Note Agreement, and all of the Obligations of the Company and all of the obligations of the Guarantors, under the Agreement and the other Loan Documents, including without limitation the Letters of Credit, have been incurred in compliance with each of the provisions of the Senior Note Purchase Agreement, including without limitation Sections 7.4 and 7.5 thereof.

         The opinions set forth above are subject to the following qualifications and limitations:

         (a) In rendering the opinions expressed in paragraph 1 and the third sentence of paragraph 5 above, we have relied solely upon certificates of state officials of various states.

         (b) In rendering the opinions expressed in the second sentence of paragraph 2, in the last sentence of paragraph 5 and in paragraph 8 above, we have only reviewed the agreements and instruments filed by Company with the Securities and Exchange Commission as material agreements pursuant to the rules and regulations thereof and other agreements identified to us by the Company as material, and such opinions are limited to such agreements and instruments.

         (c) In rendering the opinions set forth above which are qualified by the phrase "to our knowledge" we have, with your consent, advised you only as to such current, actual knowledge as we have obtained from lawyers in our firm who

Union Bank of California, N.A.
Lenders Listed on Schedule A
June __, 1997
Page 7.


have given substantive attention to matters concerning the Company and its Subsidiaries.

         (d) Enforceability of the Loan Documents may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally, including, state and federal fraudulent conveyance or fraudulent transfer laws.

         (e) Enforceability of the Loan Documents may be limited by general principles of equity (without regard to whether enforcement is considered in a proceeding at law or in equity) including limitations on the availability of specific performance, injunctive relief or other equitable remedies.

         (f) The unenforceability, under certain circumstances, of (i) provisions expressly or by implication waiving broadly or vaguely stated rights, unknown or future rights, or defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law, (ii) provisions to the effect that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse or one or more others, or (iii) provisions that a failure to exercise or a delay in exercising any right or remedy will not operate as a waiver of any such right or remedy.

         (g) The Loan Documents may be subject to, or limited by, the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in the interest rate upon the occurrence of a default.

         (h) Requirements in the Loan Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provisions of such documents.

         (i) The unenforceability, under certain circumstances, of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy.

Union Bank of California, N.A.
Lenders Listed on Schedule A
June __, 1997
Page 8.


         (j) We express no opinion with respect to the enforceability of any provisions of the Loan Documents providing for any Loan Party to make all payments without defense, setoff, recoupment, counterclaim or cross-claim.

         (k) We express no opinion with respect to the enforceability of any provisions with respect to choice of law contained in the Guaranties or the Subordination Agreements.

         (l) Section 1717 of the California Civil Code provides, that, in any action on a contract where such contract specifically provides that attorneys' fees and costs incurred to enforce the provisions of such contract shall be awarded to one of the parties, the prevailing party, whether it is the party specified in the contract or not, shall be entitled to reasonable attorneys' fees in addition to costs and necessary disbursements.

         (m) We express no opinion with respect to the enforceability of provisions of the Loan Documents which (i) appoints one party as an attorney-in-fact for an adverse party or (iii) purport to waive any applicable statute of limitations.

         (n) With respect to the enforceability of the Domestic Guaranties, we advise you that there is California statutory and judicial authority to the effect that a surety may be exonerated if the creditor alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that may impair the subrogation rights of the guarantor against the principal, or otherwise takes any action which materially prejudices the guarantor. See, e.g., California Civil Code Section 2810; UNION BANK V. GRADSKY, 265 Cal. App. 2d 40, 71 Cal. Rptr. 84 (1968). Although we believe that the explicit language contained in a guaranty waiving such rights should be enforceable, we express no opinion with respect to the effect of: (x) any modifications or alterations affecting the obligations of the principal, (y) any election of remedies by Lender following the occurrence of an event of default under any of the Loan Documents, or (z) any other action by Lender which materially prejudices the Guarantor, if such modification, election or action occurs without notice to the Guarantor and without granting the Guarantor an opportunity to cure such event of default.

         The opinions stated herein apply only insofar as the laws of the State of California, the general corporate law of the State of Texas, and the federal laws of

Union Bank of California, N.A.
Lenders Listed on Schedule A
June __, 1997
Page 9.


the United States of America may be concerned, and we express no opinion with respect to the laws of any other jurisdiction.

         The foregoing opinion is limited to the matters expressly set forth therein, and no opinion is implied or may be inferred beyond the matters expressly stated therein. The foregoing opinion is rendered only to the Agent, the Lenders and the Issuing Lender and any assignee or participant permitted by the Agreement and is solely for their benefit in connection with the Agreement and the other Loan Documents and the transactions contemplated thereby and may not be relied upon by the Agent, the Lenders or the Issuing Lender for any other purpose, or delivered to or relied upon by any other person for any purpose without our prior written consent. We further advise you that we are not assuming any obligation to notify you of any changes in the foregoing opinion as a result of any facts or any change in any law or court decision which may come to our attention in the future which may cause a change in such opinion.

                                   Very truly yours,


[NOTE: In the event that Subsidiaries of the Company other than Domestic Subsidiaries execute and deliver an Amended and Restated Subordination Agreements, the opinions with respect to the Company shall be expanded to cover such Amended and Restated Subordination Agreements.]

                                  EXHIBIT VII

                  [FORM OF OPINION OF O'MELVENY & MYERS LLP]
                              [O'M&M Letterhead]

                                {Closing Date}

                                    1 9 9 7



                                                                     881,575-165
                                                                        [doc ID]


Union Bank of California, N.A.
[Address
 of Agent]

    and

The Lenders Party to the Credit
 Agreement Referenced Below

         Re:  Loans to Varco International, Inc.
              ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Union Bank of California, N.A., as Agent (in such capacity, "Agent"), in connection with the preparation and delivery of a Credit Agreement dated as of June 27, 1997 (the "Credit Agreement") among Varco International, Inc., a California corporation ("Company"), the financial institutions listed therein as lenders, and Agent and in connection with the preparation and delivery of certain related documents.

         We have participated in various conferences with representatives of Company and Agent and conferences and telephone calls with Pircher, Nichols & Meeks, counsel to Company, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinion of Pircher, Nichols & Meeks (the "Opinion") and the officers' certificates and other

                                     VII-1

Page 2 - [Agent] - [Date]

documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

         Although we have not independently considered all of the matters covered by the Opinion to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinion and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                                       Respectfully submitted,

                                     VII-2

                                 EXHIBIT VIII

                        [FORM OF ASSIGNMENT AGREEMENT]

                             ASSIGNMENT AGREEMENT


         This ASSIGNMENT AGREEMENT (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agree ment, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

         IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

         SECTION 1.  ASSIGNMENT AND ASSUMPTION.
                     -------------------------

         (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitment and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "ASSIGNED SHARE"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "ASSIGNOR LETTERS OF CREDIT"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 3.1C with respect to any Letters of Credit other than the Assignor Letters of Credit.

                                    VIII-1

         (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

         (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitment and the Pro Rata Share corresponding to the Assigned Share.

         (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

         (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitment and the Pro Rata Share corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and
(B) in all other cases, to Assignee; provided that Assignor and Assignee shall
                                     --------
make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by
Section 1(b) occurs on a date other than the Settlement Date.

                                    VIII-2

         SECTION 2.  CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
                     --------------------------------------------------

         (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

         (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

         (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 10.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

         (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other informa tion with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

                                    VIII-3

         (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

         SECTION 3.  MISCELLANEOUS.
                     -------------

         (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

         (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

         (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 10.8 of the Credit Agreement.

         (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                                    VIII-4

         (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         (h) This Agreement shall become effective upon the date (the "EFFECTIVE DATE") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the receipt by Agent of the processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement, (iii) in the event Assignee is a Non-US Lender (as defined in subsection 2.7B(iii)(a) of the Credit Agreement), the delivery by Assignee to Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Agent pursuant to said subsection 2.7B(iii)(a), (iv) the execution of a counterpart hereof by Agent as evidence of its acceptance hereof in accordance with subsection 10.1B(ii) of the Credit Agreement, (v) the receipt by Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vi) the recordation by Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 10.1B(ii) of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.


                 [Remainder of page intentionally left blank]

                                    VIII-5

                               SCHEDULE OF TERMS

1. Company:   Varco International, Inc.
   -------

2. Name and Date of Credit Agreement:  Credit Agreement dated as of June 27,
   ---------------------------------
   1997 by and among Varco International, Inc., the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent.

3. Amounts:
   -------
   (a)    Aggregate Commitments of all Lenders:                    $________
   (b)    Assigned Share/Pro Rata Share:                             _____%
   (c)    Amount of Assigned Share of Commitments:                 $________

4. Settlement Date:  _____________, 199_
   ---------------

5. Payment Instructions:
   --------------------
   ASSIGNOR:                                     ASSIGNEE:

   ____________________________                  _____________________________
   ____________________________                  _____________________________
   ____________________________                  _____________________________
   Attention: _________________                  Attention: __________________
   Reference: _________________                  Reference: __________________

6. Notice Addresses:
   ----------------
   ASSIGNOR:                                     ASSIGNEE:
   ____________________________                  _____________________________
   ____________________________                  _____________________________
   ____________________________                  _____________________________
   ____________________________                  _____________________________

7. Signatures:
   ----------

[NAME OF ASSIGNOR],                         [NAME OF ASSIGNEE],
as Assignor                                 as Assignee

By: __________________                      By: __________________
Title: _______________                      Title: _______________


Consented to in accordance with subsection  Accepted in accordance with
10.1B(i) of the Credit Agreement            subsection 10.1B(ii) of the
                                            Credit Agreement

VARCO INTERNATIONAL, INC.                   UNION BANK OF CALIFORNIA, N.A.,
                                            as   Agent

By: __________________                      By: __________________
Title: _______________                      Title: _______________

                                    VIII-6

                                 EXHIBIT IX-A

                       [FORM OF SUBORDINATION AGREEMENT]

                 AMENDED AND RESTATED SUBORDINATION AGREEMENT


          This Amended and Restated Subordination Agreement (this "AGREEMENT") is made as of June __, 1997, by and between VARCO INTERNATIONAL, INC. ("HOLDER"), a California corporation, and _______________ ("GUARANTOR"), a ______________ corporation and a wholly-owned Subsidiary (as defined herein) of Holder.

                                   RECITALS
                                   --------

          A. Citicorp USA, Inc., Citibank N.A. and Holder are parties to that certain Credit Agreement dated as of February 25, 1993, as amended (the "CITICORP AGREEMENT"). Holder now seeks to terminate the commitments under such agreement and enter into a new credit facility evidenced by the Credit Agreement referred to below.

          B. Holder, Union Bank of California, N.A. as Issuing Bank (the "ISSUING BANK"), Union Bank of California, N.A., as Agent (the "AGENT") and certain financial institutions ("LENDERS") have entered into that certain Credit Agreement dated as of June 27, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

          C. Holder has entered into that certain Note Agreement dated as of July 1, 1992 (as heretofore or hereafter amended, supplemented or restated from time to time, the "SENIOR NOTE AGREEMENT") pursuant to which Holder has issued $50,000,000 principal amount of 8.95% Senior Notes due June 30, 1999 (the "SENIOR NOTES"). (The holders of the Senior Notes, together with the Lenders, the Issuing Bank and the Agent and their respective successors and assigns, the "SENIOR CREDITORS").

          D. Holder is a creditor of Guarantor. The obligations of Guarantor to Holder are evidenced by a promissory note (the "NOTE") executed by Guarantor in favor of Holder.

          E. Guarantor has previously executed and delivered a Subordination Agreement dated as of _________________ (the "EXISTING SUBORDINATION AGREEMENT") which subordinates the right to payment of sums from time to time owed to Holder by Guarantor.

          F. In order to induce Lenders to make certain loans to Holder and to induce Issuing Bank to provide certain letters of credit for the account of Holder and its Subsidiaries, potentially including the Guarantor, and to induce the holders of the Senior Notes to enter into a waiver and consent with respect to the Senior Note Agreement, (i) Guarantor has agreed to unconditionally guarantee the Obligations (as defined in the Credit Agreement) under the Credit Agreement and related documents and to

                                    IX-A-1
unconditionally guarantee the obligations under the Senior Note Agreement and the Senior Notes pursuant to that certain Amended and Restated Guaranty executed by the Guarantor (the "GUARANTY") and (ii) Holder has agreed to subordinate its right to payment of sums from time to time owed to Holder by Guarantor, including without limitation all claims evidenced by the Note, to the prior payment in full in cash of the obligations owed by the Guarantor to the Senior Creditors under the Guaranty. For purposes of this Agreement, the term "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (1) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership or joint venture, or (3) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by the Holder, by the Holder and one or more other Subsidiaries of the Holder, or by one or more other Subsidiaries of the Holder.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, the receipt and sufficiency of which are hereby acknowledged, Holder and Guarantor hereby agree that the Existing Subordination Agreement is hereby amended and restated in its entirety as follows for the benefit of the Senior Creditors:

          1.   Subordination to Senior Debt. Notwithstanding any other provision
               ----------------------------
of the Note, any document or instrument executed by Guarantor in connection therewith, or any collateral now or hereafter securing the Note, all indebtedness evidenced by the Note (including without limitation of principal interest, fees and charges) and all other present or future liabilities, indebtedness or obligations of Guarantor to Holder (collectively, the "SUBORDINATED DEBT") are and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt. "SENIOR DEBT" means (a) all indebtedness, liabilities and obligations of every kind or nature, absolute or contingent, now existing or hereafter arising, of Guarantor, its successors and assigns, to any Senior Creditor, its successors and assigns, including without limitation the principal of, and interest on (including any interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Guarantor or Holder and any interest which would have accrued but for the commencement of any such proceeding), and all premiums, fees, charges and expenses, constituting Guaranteed Obligations (as defined in the Guaranty) or otherwise arising under or in connection with the Guaranty, the Obligations (as defined in the Credit Agreement), the Senior Notes or the Senior Note Agreement; and (b) any modifications, amendments, renewals or extensions of any indebtedness or obligation described in clause (a) above. Except as and to the extent provided hereinafter, Holder will not ask, demand, sue for, take or receive from Guarantor, by set-off or in any other manner, whether through the realization of value from collateral or otherwise, direct or indirect payment (whether in cash or property), of the whole or any part of the Subordinated Debt, or any transfer of any property in payment thereof or as security therefor, unless and until the Guaranty has terminated.

                                    IX-A-2

          2.   Distributions in Liquidation and Bankruptcy.  In the event of any
               -------------------------------------------
distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Guarantor or the proceeds thereof (including any assets now or hereafter securing any Subordinated Debt), to creditors of Guarantor or upon any indebtedness of Guarantor, by reason of the liquidation, dissolution or other winding up, partial or complete, of Guarantor, or any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors or marshalling of assets, or any proceeding by or against Guarantor for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions, or sale of all or substantially all of the assets of Guarantor, then and in any such event:

               (a) The holders of Senior Debt shall be entitled to receive payment in full in cash of all Senior Debt, whether then due or not due, before Holder shall be entitled to receive any payment or other distributions on, or with respect to, the Subordinated Debt;

               (b) Any payment or distribution of any kind or character, whether in cash, securities or other property, which but for these provisions would be payable or deliverable upon or with respect to the Subordinated Debt shall instead be paid or delivered directly to the holders of the Senior Debt for pro rata application on the Senior Debt,
                                    --------
     whether then due or not due, until the Senior Debt shall have first been fully and indefeasibly paid in cash;

               (c) Holder hereby irrevocably authorizes and empowers each of the Senior Creditors, and appoints each Senior Creditor as attorney-in-fact, to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file and vote claims (in bankruptcy proceedings or otherwise) and take such other actions, in such Senior Creditor's own name or otherwise, as such Senior Creditor may deem necessary or advisable for the enforcement of these provisions. Holder shall duly and promptly take such action as may be reasonably requested by Senior Creditors to assist in the collection of the Subordinated Debt for the pro rata account of the holders of the Senior Debt, and to file
         --------
     appropriate proofs of claim with respect to the Subordinated Debt and to vote the same, and to execute and deliver to any Senior Creditor on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by such Senior Creditor to enable such Senior Creditor or any other holder of the Senior Debt to enforce any and all claims upon or with respect to the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt; and

               (d) Should any direct or indirect payment (other than a payment permitted to be made pursuant to Paragraph 3 hereof) be made to Holder upon or with respect to the Subordinated Debt prior to the payment in full of the Senior Debt in accordance with these provisions, Holder will forthwith deliver the same to Senior Creditors, for the pro rata benefit of the holders of the Senior Debt, in

                                    IX-A-3
     precisely the form received (except for the endorsement or assignment of Holder where necessary) for pro rata application on the Senior Debt,
                                 --------
     whether then due or not due. Until so delivered, the payment or distribution shall be held in trust by Holder as property of the holders of the Senior Debt. In the event of the failure of Holder to make any such endorsement or assignment, any Senior Creditor or any of its officers or employees, are hereby irrevocably authorized to make the same.

          3.   Permitted Payments. Subject to the provisions of Paragraphs 2 and
               ------------------
4 of this Agreement, Guarantor may pay to Holder and Holder may accept payment of interest and principal on account of the Subordinated Debt in a manner consistent with the past practices of Holder and Guarantor prior to the date of this Agreement.

          4.   Default on Senior Debt.  In the event that any Potential Event of
               ----------------------
Default or Event of Default (as defined in the Credit Agreement) shall occur and be continuing under the Credit Agreement or any Default or Event of Default (as defined in the Senior Note Agreement) shall occur and be continuing under the Senior Note Agreement, unless and until all Guaranteed Obligations (as defined in the Guaranty), Obligations (as defined in the Credit Agreement) and obligations under the Senior Notes and the Senior Note Agreement shall have been indefeasibly paid in full in cash, the right of Holder to receive any payments or other distributions with respect to the Subordinated Debt shall be suspended during the continuance of such default. If, notwithstanding the foregoing, Holder shall receive any payment or distribution of any kind (whether from any collateral securing such debt or otherwise), such payment or distribution shall be received in trust for, and shall be delivered to Senior Creditors, for the pro rata benefit of the holders of the Senior Debt, promptly in precisely the
--------
form received (except for the endorsement or assignment of Holder where necessary) for pro rata application on the Senior Debt, whether then due or not
               --------
due. Until so delivered, the payment or distribution shall be held in trust by Holder as property of the holders of Senior Debt.

          5.   No Acceleration or Exercise of Remedies. So long as any Senior
               ---------------------------------------
Debt remains unpaid or any Guaranteed Obligations (as defined in the Guaranty), Obligations (as defined in the Credit Agreement) or obligations under the Senior Notes and the Senior Note Agreement remain outstanding, Holder will not (a) accelerate, or cause to be accelerated, the Subordinated Debt or otherwise cause or permit the Subordinated Debt to become due and payable; or (b) exercise any remedies with respect to the Subordinated Debt or any collateral at any time securing payment or performance thereof unless and until, in each such case, all of the Senior Debt shall have indefeasibly paid in full in cash, or the Requisite Lenders (as defined in the Credit Agreement) and the holders of at least 66 2/3% in aggregate principal amount of outstanding Senior Notes each shall have otherwise consented in writing.

          6.   Bankruptcy. Until all of the Senior Debt and all of the
               ----------
Guaranteed Obligations (as defined in the Guaranty), Obligations (as defined in the Credit Agreement) and obligations under the Senior Notes and under the Senior Note Agreement shall have been indefeasibly paid in full, Holder will not without the prior consent of the Requisite Lenders (as defined in the Credit Agreement) and the holders of

                                    IX-A-4
at least 66 2/3% in aggregate principal amount of outstanding Senior Notes, commence, or join with any other person in commencing, any proceeding against any person with respect to the Subordinated Debt under any bankruptcy, reorganization, readjustment of debt, dissolution, receivership, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

          7.   Continuing Subordination.  The subordination effected by these
               ------------------------
provisions is a continuing subordination and may not be modified or terminated by Holder or any other holder of any Subordinated Debt until all of the Senior Debt and all of the Guaranteed Obligations (as defined in the Guaranty), Obligations (as defined in the Credit Agreement) and obligations under the Senior Notes and the Senior Note Agreement shall have been indefeasibly paid in full in cash. At any time and from time to time, without consent of or notice to Holder or any other holder of Subordinated Debt, and without impairing or affecting the obligations of any of them hereunder:

               (a) The time for Guarantors performance of, or compliance with, any of its agreements contained in the Guaranty or any other agreement, instrument or document relating to the Senior Debt, may be modified or extended or such performance or compliance may be waived;

               (b) Each Lender, the Issuing Bank and each holder of the Senior Notes may exercise or refrain from exercising any rights under the Credit Agreement, the Senior Note Agreement, the Senior Notes, the Guaranty or any other guaranty or any other agreement, instrument or document relating to the Senior Debt;

               (c) The Credit Agreement, the Senior Note Agreement, the Senior Notes, the Guaranty or any other agreement, instrument or document relating to the Senior Debt, may be revised, amended or otherwise modified for the purpose of adding or changing any provisions thereof (including, but not limited to, an increase in the interest charges), or changing in any manner the rights of any Lender, Issuing Bank, any holder of Senior Notes, Holder, Guarantor, or any other guarantor thereunder;

               (d) Payment of the Senior Debt or any portion thereof may be extended or any notes evidencing such Senior Debt may be renewed in whole or in part;

               (e) The maturity of the Senior Debt may be accelerated, and any collateral security therefor or any other rights of Senior Creditors may be exchanged, sold, surrendered, released or otherwise dealt with in accordance with the terms of any present or future agreement with Holder, Guarantor or any other guarantor and any other agreement of subordination (and the debt covered thereby) may be surrendered, released or discharged, or the terms thereof modified or otherwise dealt with in any manner;

                                    IX-A-5

               (f) Any person liable in any manner for payment of the Senior Debt may be released by holders of Senior Debt; and

               (g) Notwithstanding the occurrence of any of the foregoing, these subordination provisions shall remain in full force and effect with respect to the Senior Debt, as the same shall have been extended, renewed, modified or refunded.

          8.   Waivers. Holder hereby waives, and agrees not to assert any
               -------
right, now or hereafter existing, to require (a) any Senior Creditor to proceed against or exhaust any collateral at any time securing the Senior Debt, the Guaranteed Obligations (as defined in the Guaranty), the Obligations (as defined in the Credit Agreement) or the obligations under the Senior Notes or the Senior Note Agreement, or to marshal any assets in favor of Holder or any other holder of Subordinated Debt; and (b) any notice of the incurrence of Senior Debt, it being understood the Lenders may make Advances (as defined in the Credit Agreement) and the Issuing Bank may issue Letters of Credit (as defined in the Credit Agreement) under the Credit Agreement, or any other agreement, document or instrument now or hereafter relating to the Senior Debt, without notice to or authorization of any other Senior Creditor, Holder, Guarantor or any other guarantor in reliance upon these subordination provisions.

          9. Lien Subordination. Any lien, security interest, encumbrance, charge or claim of Holder on any assets or property of Guarantor or any proceeds or revenues therefrom which Holder may have at any time as security for any Subordinated Debt shall be, and hereby is, subordinated to all liens, security interests, or encumbrances now or hereafter granted to Senior Creditors by Guarantor or by law, notwithstanding the date or order of attachment or perfection of any such lien, security interest, encumbrance or claim or charge or the provision of any applicable law. Until Senior Creditors have received payment in full of the Senior Debt and the Guaranteed Obligations (as defined in the Guaranty) and the Guaranty has terminated, Holder agrees that Holder will not assert or seek to enforce against Guarantor the Subordinated Debt or any interest of Holder in any collateral for the Subordinated Debt and that Senior Creditors may dispose of any or all of the collateral for the Senior Debt free of any and an liens, including but not limited to liens created in favor of Holder, through judicial or non-judicial proceedings, in accordance with applicable law including taking title, after ten (10) days written notice to Holder. Holder hereby acknowledges that such notice if given ten (10) days prior to such disposition of any of all of the collateral for the Senior Debt is sufficient and commercially reasonable. Holder hereby agrees that any such sale or other disposition by Senior Creditors of so much of the collateral for the Senior Debt as is necessary to satisfy in full all of the principal of, interest on and reasonable costs of collection of the Senior Debt shall be free and clear of all security interest granted to Holder provided the entire proceeds (after deducting reasonable expenses of sale) are applied in reduction of the Senior Debt. Upon any Senior Creditor's request, Holder shall execute and deliver any releases or other documents and agreements that such Senior Creditor in its reasonable discretion deems necessary to dispose of the collateral for the Senior Debt free of Holder's interest in same. Holder retains all of its rights as a

                                    IX-A-6
junior secured creditor with respect to the surplus, if any, arising from any such disposition of the collateral for the Senior Debt.

          10.  Waiver of Subrogation, Contribution and Indemnity; Repayment of
               ---------------------------------------------------------------
Intercompany Indebtedness.  Guarantor expressly waives any and all rights of
-------------------------
subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which Guarantor may now or hereafter have against Holder or any other Person (as defined herein) arising from any payments made by Guarantor to the Senior Creditors pursuant to this Agreement or the Guaranty. Guarantor further agrees that it will not enter into any agreement providing, directly or indirectly, for contribution, reimbursement or repayment by Holder or any other individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof (hereinafter referred to as "PERSON") or entity on account of any payment by Guarantor hereunder and further agrees that any such agreement, whether existing or hereafter entered into, would be void. In furtherance, and not in limitation, of the preceding waiver, Holder acknowledges and agrees that any payment to Senior Creditors, by Guarantor pursuant to this Agreement or the Guaranty shall be deemed, to the extent of any Subordinated Debt, a payment on account of such Subordinated Debt, and any such payment shall not constitute the Guarantor a creditor of the Holder as a result thereof. Holder further agrees that, upon any such payment to the Senior Creditors, the Subordinated Debt shall be deemed paid and satisfied in the amount of any such payment.

          11.  Subordination Not Impaired by Guarantor. No right of any holder
               ---------------------------------------
of Senior Debt to enforce the subordination of the Subordinated Debt shall be impaired by any act or failure to act by Guarantor or by its failure to comply with these provisions.

          12.  No Third Party Beneficiaries. This Agreement is not intended to
               ----------------------------
give or confer any rights to any person other than the holders of the Senior Debt. No other party, including Guarantor, is intended to be a third party beneficiary of this Agreement.

          13.  Legend on Note. If any portion of the Subordinated Debt is
               --------------
evidenced by a promissory note, stock certificate or other instrument, Holder agrees to promptly add a legend thereto stating that the rights of any holder thereof are subject to this Agreement.

          14.  Representations and Warranties.  Holder and Guarantor hereby
               ------------------------------
represent and warrant that the Subordinated Debt is the legal, valid and binding obligation of Guarantor in favor of Holder, enforceable against Guarantor in accordance with its terms.

          15.  No Waiver. No failure on the part of any Lender or the Issuing
               ---------
Bank to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. This Agreement may not be amended or modified except by written agreement of the Requisite Lenders (as defined in the Credit

                                    IX-A-7

Agreement) the holders of at least 66 2/3% in aggregate principal amount of outstanding Senior Notes, Holder, and Guarantor, and no consent or waiver hereunder shall be valid unless in writing and signed by the Requisite Lenders (as defined in the Credit Agreement) and the holders of at least 66 2/3% in aggregate principal amount of outstanding Senior Notes.

          16.  Joint Action by Senior Creditors; Joint Action by Noteholders.
               -------------------------------------------------------------
Notwithstanding any provision herein or in the Loan Documents (as defined in the Credit Agreement), no action may be taken by any Lender or the Issuing Bank hereunder unless such action is taken on behalf of all the holders of the Obligations (as defined in the Credit Agreement) with the consent of the Requisite Holders (as defined in the Credit Agreement). Furthermore, notwithstanding any provision herein or in the Senior Note Agreement, the Senior Notes or any of the documents executed in connection with the Senior Note Agreement, no action may be taken hereunder by the holders of the Senior Notes unless such action is taken on behalf of all of the holders of the Senior Notes with the consent of holders of not less than 66 2/3% of the outstanding principal amount of the Senior Notes.

          17.  Successors and Assigns. This Agreement, and the terms, covenants
               ----------------------
and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

          18.  Governing Law. This Agreement will be construed in accordance
               -------------
with and governed by the law of the State of New York.

          19.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          20.  Termination.  This Agreement shall terminate and be of no further
               -----------
force and effect upon the termination of the Guaranty. This Agreement shall be reinstated and revived, and the enforceability hereof shall continue, with respect to any amount at any time paid to any Senior Creditor which thereafter shall be required to be restored or returned by such Senior Creditor upon any bankruptcy, insolvency or reorganization of Holder, any Guarantor or any other Person, or otherwise, as if such amount had not been paid or permitted to be paid.

                                    IX-A-8

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                          "HOLDER"

                          VARCO INTERNATIONAL, INC., a
                               California corporation

                          By:__________________________________
                               Name: Richard A. Kertson
                               Title: Chief Financial Officer

                          "GUARANTOR"

                          ___________________________________,
                          a ____________ corporation


                          By:________________________________
                               Name:
                               Title:

                                    IX-A-9

                                 EXHIBIT IX-B

                       [FORM OF SUBORDINATION AGREEMENT]

                            SUBORDINATION AGREEMENT


          This Subordination Agreement (this "AGREEMENT") is made as of _______, ____, by and between VARCO INTERNATIONAL, INC. ("HOLDER"), a California corporation, and _______________ ("GUARANTOR"), a ______________ corporation and a wholly-owned Subsidiary (as defined herein) of Holder.

                                   RECITALS
                                   --------

          A. Holder, Union Bank of California, N.A. as Issuing Bank (the "ISSUING BANK"), Union Bank of California, N.A., as Agent (the "AGENT") and certain financial institutions ("LENDERS") have entered into that certain Credit Agreement dated as of June 27, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

          B. Holder has entered into that certain Note Agreement dated as of July 1, 1992 (as heretofore or hereafter amended, supplemented or restated from time to time, the "SENIOR NOTE AGREEMENT") pursuant to which Holder has issued $50,000,000 principal amount of 8.95% Senior Notes due June 30, 1999 (the "SENIOR NOTES"). (The holders of the Senior Notes, together with the Lenders, the Issuing Bank and the Agent and their respective successors and assigns, the "SENIOR CREDITORS").

          C. Holder is a creditor of Guarantor. The obligations of Guarantor to Holder are evidenced by a promissory note (the "NOTE") executed by Guarantor in favor of Holder.

          D. In order to induce Lenders to make certain loans to Holder and to induce Issuing Bank to provide certain letters of credit for the account of Holder and its Subsidiaries, potentially including the Guarantor, and to induce the holders of the Senior Notes to enter into a waiver and consent with respect to the Senior Note Agreement, (i) Guarantor has agreed to unconditionally guarantee the Obligations (as defined in the Credit Agreement) under the Credit Agreement and related documents and to unconditionally guarantee the obligations under the Senior Note Agreement and the Senior Notes pursuant to that certain Guaranty executed by the Guarantor (the "GUARANTY") and (ii) Holder has agreed to subordinate its right to payment of sums from time to time owed to Holder by Guarantor, including without limitation all claims evidenced by the Note, to the prior payment in full in cash of the obligations owed by the Guarantor to the Senior Creditors under the Guaranty. For purposes of this Agreement, the term "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (1) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or

                                    IX-B-1
classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership or joint venture, or (3) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by the Holder, by the Holder and one or more other Subsidiaries of the Holder, or by one or more other Subsidiaries of the Holder.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, the receipt and sufficiency of which are hereby acknowledged, Holder and Guarantor hereby agree as follows for the benefit of the Senior Creditors:

          1.   Subordination to Senior Debt. Notwithstanding any other provision
               ----------------------------
of the Note, any document or instrument executed by Guarantor in connection therewith, or any collateral now or hereafter securing the Note, all indebtedness evidenced by the Note (including without limitation of principal interest, fees and charges) and all other present or future liabilities, indebtedness or obligations of Guarantor to Holder (collectively, the "SUBORDINATED DEBT") are and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt. "SENIOR DEBT" means (a) all indebtedness, liabilities and obligations of every kind or nature, absolute or contingent, now existing or hereafter arising, of Guarantor, its successors and assigns, to any Senior Creditor, its successors and assigns, including without limitation the principal of, and interest on (including any interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Guarantor or Holder and any interest which would have accrued but for the commencement of any such proceeding), and all premiums, fees, charges and expenses, constituting Guaranteed Obligations (as defined in the Guaranty) or otherwise arising under or in connection with the Guaranty, the Obligations (as defined in the Credit Agreement), the Senior Notes or the Senior Note Agreement; and (b) any modifications, amendments, renewals or extensions of any indebtedness or obligation described in clause (a) above. Except as and to the extent provided hereinafter, Holder will not ask, demand, sue for, take or receive from Guarantor, by set-off or in any other manner, whether through the realization of value from collateral or otherwise, direct or indirect payment (whether in cash or property), of the whole or any part of the Subordinated Debt, or any transfer of any property in payment thereof or as security therefor, unless and until the Guaranty has terminated.

          2.   Distributions in Liquidation and Bankruptcy.  In the event of any
               -------------------------------------------
distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Guarantor or the proceeds thereof (including any assets now or hereafter securing any Subordinated Debt), to creditors of Guarantor or upon any indebtedness of Guarantor, by reason of the liquidation, dissolution or other winding up, partial or complete, of Guarantor, or any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors or marshalling of assets, or any proceeding by or against Guarantor for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors,

                                    IX-B-2
readjustment of indebtedness, arrangements, reorganizations, compositions or extensions, or sale of all or substantially all of the assets of Guarantor, then and in any such event:

               (a) The holders of Senior Debt shall be entitled to receive payment in full in cash of all Senior Debt, whether then due or not due, before Holder shall be entitled to receive any payment or other distributions on, or with respect to, the Subordinated Debt;

               (b) Any payment or distribution of any kind or character, whether in cash, securities or other property, which but for these provisions would be payable or deliverable upon or with respect to the Subordinated Debt shall instead be paid or delivered directly to the holders of the Senior Debt for pro rata application on the Senior Debt,
                                    --------
     whether then due or not due, until the Senior Debt shall have first been fully and indefeasibly paid in cash;

               (c) Holder hereby irrevocably authorizes and empowers each of the Senior Creditors, and appoints each Senior Creditor as attorney-in-fact, to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file and vote claims (in bankruptcy proceedings or otherwise) and take such other actions, in such Senior Creditor's own name or otherwise, as such Senior Creditor may deem necessary or advisable for the enforcement of these provisions. Holder shall duly and promptly take such action as may be reasonably requested by Senior Creditors to assist in the collection of the Subordinated Debt for the pro rata account of the holders of the Senior Debt, and to file
         --------
     appropriate proofs of claim with respect to the Subordinated Debt and to vote the same, and to execute and deliver to any Senior Creditor on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by such Senior Creditor to enable such Senior Creditor or any other holder of the Senior Debt to enforce any and all claims upon or with respect to the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt; and

               (d) Should any direct or indirect payment (other than a payment permitted to be made pursuant to Paragraph 3 hereof) be made to Holder upon or with respect to the Subordinated Debt prior to the payment in full of the Senior Debt in accordance with these provisions, Holder will forthwith deliver the same to Senior Creditors, for the pro rata benefit of the
                                                   --------
     holders of the Senior Debt, in precisely the form received (except for the endorsement or assignment of Holder where necessary) for pro rata
                                                              --------
     application on the Senior Debt, whether then due or not due. Until so delivered, the payment or distribution shall be held in trust by Holder as property of the holders of the Senior Debt. In the event of the failure of Holder to make any such endorsement or assignment, any Senior Creditor or any of its officers or employees, are hereby irrevocably authorized to make the same.

                                    IX-B-3

          3.   Permitted Payments. Subject to the provisions of Paragraphs 2 and
               ------------------
4 of this Agreement, Guarantor may pay to Holder and Holder may accept payment of interest and principal on account of the Subordinated Debt in a manner consistent with the past practices of Holder and Guarantor prior to the date of this Agreement.

          4.   Default on Senior Debt.  In the event that any Potential Event of
               ----------------------
Default or Event of Default (as defined in the Credit Agreement) shall occur and be continuing under the Credit Agreement or any Default or Event of Default (as defined in the Senior Note Agreement) shall occur and be continuing under the Senior Note Agreement, unless and until all Guaranteed Obligations (as defined in the Guaranty), Obligations (as defined in the Credit Agreement) and obligations under the Senior Notes and the Senior Note Agreement shall have been indefeasibly paid in full in cash, the right of Holder to receive any payments or other distributions with respect to the Subordinated Debt shall be suspended during the continuance of such default. If, notwithstanding the foregoing, Holder shall receive any payment or distribution of any kind (whether from any collateral securing such debt or otherwise), such payment or distribution shall be received in trust for, and shall be delivered to Senior Creditors, for the pro rata benefit of the holders of the Senior Debt, promptly in precisely the
--------
form received (except for the endorsement or assignment of Holder where necessary) for pro rata application on the Senior Debt, whether then due or not
               --------
due. Until so delivered, the payment or distribution shall be held in trust by Holder as property of the holders of Senior Debt.

          5.   No Acceleration or Exercise of Remedies. So long as any Senior
               ---------------------------------------
Debt remains unpaid or any Guaranteed Obligations (as defined in the Guaranty), Obligations (as defined in the Credit Agreement) or obligations under the Senior Notes and the Senior Note Agreement remain outstanding, Holder will not (a) accelerate, or cause to be accelerated, the Subordinated Debt or otherwise cause or permit the Subordinated Debt to become due and payable; or (b) exercise any remedies with respect to the Subordinated Debt or any collateral at any time securing payment or performance thereof unless and until, in each such case, all of the Senior Debt shall have indefeasibly paid in full in cash, or the Requisite Lenders (as defined in the Credit Agreement) and the holders of at least 66 2/3% in aggregate principal amount of outstanding Senior Notes each shall have otherwise consented in writing.

          6.   Bankruptcy. Until all of the Senior Debt and all of the
               ----------
Guaranteed Obligations (as defined in the Guaranty), Obligations (as defined in the Credit Agreement) and obligations under the Senior Notes and under the Senior Note Agreement shall have been indefeasibly paid in full, Holder will not without the prior consent of the Requisite Lenders (as defined in the Credit Agreement) and the holders of at least 66 2/3% in aggregate principal amount of outstanding Senior Notes, commence, or join with any other person in commencing, any proceeding against any person with respect to the Subordinated Debt under any bankruptcy, reorganization, readjustment of debt, dissolution, receivership, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

          7.   Continuing Subordination.  The subordination effected by these
               ------------------------
provisions is a continuing subordination and may not be modified or terminated by

                                    IX-B-4

Holder or any other holder of any Subordinated Debt until all of the Senior Debt and all of the Guaranteed Obligations (as defined in the Guaranty), Obligations (as defined in the Credit Agreement) and obligations under the Senior Notes and the Senior Note Agreement shall have been indefeasibly paid in full in cash. At any time and from time to time, without consent of or notice to Holder or any other holder of Subordinated Debt, and without impairing or affecting the obligations of any of them hereunder:

               (a) The time for Guarantors performance of, or compliance with, any of its agreements contained in the Guaranty or any other agreement, instrument or document relating to the Senior Debt, may be modified or extended or such performance or compliance may be waived;

               (b) Each Lender, the Issuing Bank and each holder of the Senior Notes may exercise or refrain from exercising any rights under the Credit Agreement, the Senior Note Agreement, the Senior Notes, the Guaranty or any other guaranty or any other agreement, instrument or document relating to the Senior Debt;

               (c) The Credit Agreement, the Senior Note Agreement, the Senior Notes, the Guaranty or any other agreement, instrument or document relating to the Senior Debt, may be revised, amended or otherwise modified for the purpose of adding or changing any provisions thereof (including, but not limited to, an increase in the interest charges), or changing in any manner the rights of any Lender, Issuing Bank, any holder of Senior Notes, Holder, Guarantor, or any other guarantor thereunder;

               (d) Payment of the Senior Debt or any portion thereof may be extended or any notes evidencing such Senior Debt may be renewed in whole or in part;

               (e) The maturity of the Senior Debt may be accelerated, and any collateral security therefor or any other rights of Senior Creditors may be exchanged, sold, surrendered, released or otherwise dealt with in accordance with the terms of any present or future agreement with Holder, Guarantor or any other guarantor and any other agreement of subordination (and the debt covered thereby) may be surrendered, released or discharged, or the terms thereof modified or otherwise dealt with in any manner;

               (f) Any person liable in any manner for payment of the Senior Debt may be released by holders of Senior Debt; and

               (g) Notwithstanding the occurrence of any of the foregoing, these subordination provisions shall remain in full force and effect with respect to the Senior Debt, as the same shall have been extended, renewed, modified or refunded.

                                    IX-B-5

      8.   Waivers.  Holder hereby waives, and agrees not to assert any right,
           -------
now or hereafter existing, to require (a) any Senior Creditor to proceed against or exhaust any collateral at any time securing the Senior Debt, the Guaranteed Obligations (as defined in the Guaranty), the Obligations (as defined in the Credit Agreement) or the obligations under the Senior Notes or the Senior Note Agreement, or to marshal any assets in favor of Holder or any other holder of Subordinated Debt; and (b) any notice of the incurrence of Senior Debt, it being understood the Lenders may make Advances (as defined in the Credit Agreement) and the Issuing Bank may issue Letters of Credit (as defined in the Credit Agreement) under the Credit Agreement, or any other agreement, document or instrument now or hereafter relating to the Senior Debt, without notice to or authorization of any other Senior Creditor, Holder, Guarantor or any other guarantor in reliance upon these subordination provisions.

      9.   Lien Subordination.  Any lien, security interest, encumbrance, charge
           ------------------
or claim of Holder on any assets or property of Guarantor or any proceeds or revenues therefrom which Holder may have at any time as security for any Subordinated Debt shall be, and hereby is, subordinated to all liens, security interests, or encumbrances now or hereafter granted to Senior Creditors by Guarantor or by law, notwithstanding the date or order of attachment or perfection of any such lien, security interest, encumbrance or claim or charge or the provision of any applicable law. Until Senior Creditors have received payment in full of the Senior Debt and the Guaranteed Obligations (as defined in the Guaranty) and the Guaranty has terminated, Holder agrees that Holder will not assert or seek to enforce against Guarantor the Subordinated Debt or any interest of Holder in any collateral for the Subordinated Debt and that Senior Creditors may dispose of any or all of the collateral for the Senior Debt free of any and an liens, including but not limited to liens created in favor of Holder, through judicial or non-judicial proceedings, in accordance with applicable law including taking title, after ten (10) days written notice to Holder. Holder hereby acknowledges that such notice if given ten (10) days prior to such disposition of any of all of the collateral for the Senior Debt is sufficient and commercially reasonable. Holder hereby agrees that any such sale or other disposition by Senior Creditors of so much of the collateral for the Senior Debt as is necessary to satisfy in full all of the principal of, interest on and reasonable costs of collection of the Senior Debt shall be free and clear of all security interest granted to Holder provided the entire proceeds (after deducting reasonable expenses of sale) are applied in reduction of the Senior Debt. Upon any Senior Creditor's request, Holder shall execute and deliver any releases or other documents and agreements that such Senior Creditor in its reasonable discretion deems necessary to dispose of the collateral for the Senior Debt free of Holder's interest in same. Holder retains all of its rights as a junior secured creditor with respect to the surplus, if any, arising from any such disposition of the collateral for the Senior Debt.

      10.  Waiver of Subrogation, Contribution and Indemnity; Repayment of
           ---------------------------------------------------------------
Intercompany Indebtedness.  Guarantor expressly waives any and all rights of
-------------------------
subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which Guarantor may now or hereafter have against Holder or any other Person (as defined herein) arising from any payments made by Guarantor to the Senior Creditors pursuant to this Agreement or the Guaranty. Guarantor further agrees that it will not enter into any

                                    IX-B-6
agreement providing, directly or indirectly, for contribution, reimbursement or repayment by Holder or any other individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof (hereinafter referred to as "PERSON") or entity on account of any payment by Guarantor hereunder and further agrees that any such agreement, whether existing or hereafter entered into, would be void. In furtherance, and not in limitation, of the preceding waiver, Holder acknowledges and agrees that any payment to Senior Creditors, by Guarantor pursuant to this Agreement or the Guaranty shall be deemed, to the extent of any Subordinated Debt, a payment on account of such Subordinated Debt, and any such payment shall not constitute the Guarantor a creditor of the Holder as a result thereof. Holder further agrees that, upon any such payment to the Senior Creditors, the Subordinated Debt shall be deemed paid and satisfied in the amount of any such payment.

      11.  Subordination Not Impaired by Guarantor.  No right of any holder of
           ---------------------------------------
Senior Debt to enforce the subordination of the Subordinated Debt shall be impaired by any act or failure to act by Guarantor or by its failure to comply with these provisions.

      12.  No Third Party Beneficiaries.  This Agreement is not intended to give
           ----------------------------
or confer any rights to any person other than the holders of the Senior Debt.
No other party, including Guarantor, is intended to be a third party beneficiary of this Agreement.

      13.  Legend on Note.  If any portion of the Subordinated Debt is evidenced
           --------------
by a promissory note, stock certificate or other instrument, Holder agrees to promptly add a legend thereto stating that the rights of any holder thereof are subject to this Agreement.

      14.  Representations and Warranties.  Holder and Guarantor hereby
           ------------------------------
represent and warrant that the Subordinated Debt is the legal, valid and binding obligation of Guarantor in favor of Holder, enforceable against Guarantor in accordance with its terms.

      15.  No Waiver.  No failure on the part of any Lender or the Issuing Bank
           ---------
to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. This Agreement may not be amended or modified except by written agreement of the Requisite Lenders (as defined in the Credit Agreement) the holders of at least 66 2/3% in aggregate principal amount of outstanding Senior Notes, Holder, and Guarantor, and no consent or waiver hereunder shall be valid unless in writing and signed by the Requisite Lenders (as defined in the Credit Agreement) and the holders of at least 66 2/3% in aggregate principal amount of outstanding Senior Notes.

      16.  Joint Action by Senior Creditors; Joint Action by Noteholders.
           -------------------------------------------------------------
Notwithstanding any provision herein or in the Loan Documents (as defined in the Credit Agreement), no action may be taken by any Lender or the Issuing Bank hereunder unless

                                    IX-B-7
such action is taken on behalf of all the holders of the Obligations (as defined in the Credit Agreement) with the consent of the Requisite Holders (as defined in the Credit Agreement). Furthermore, notwithstanding any provision herein or in the Senior Note Agreement, the Senior Notes or any of the documents executed in connection with the Senior Note Agreement, no action may be taken hereunder by the holders of the Senior Notes unless such action is taken on behalf of all of the holders of the Senior Notes with the consent of holders of not less than 66 2/3% of the outstanding principal amount of the Senior Notes.

      17.  Successors and Assigns.  This Agreement, and the terms, covenants and
           ----------------------
conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

      18.  Governing Law.  This Agreement will be construed in accordance with
           -------------
and governed by the law of the State of New York.

      19.  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      20.  Termination.  This Agreement shall terminate and be of no further
           -----------
force and effect upon the termination of the Guaranty. This Agreement shall be reinstated and revived, and the enforceability hereof shall continue, with respect to any amount at any time paid to any Senior Creditor which thereafter shall be required to be restored or returned by such Senior Creditor upon any bankruptcy, insolvency or reorganization of Holder, any Guarantor or any other Person, or otherwise, as if such amount had not been paid or permitted to be paid.

                                    IX-B-8

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                          "HOLDER"

                          VARCO INTERNATIONAL, INC., a
                               California corporation

                          By:__________________________________
                               Name:
                               Title:

                          "GUARANTOR"

                          ____________________________________,
                          a ____________ corporation


                          By:_________________________________
                               Name:
                               Title:

                                    IX-B-9

                                   EXHIBIT X

                   [FORM OF CERTIFICATE RE NON-BANK STATUS]


                        CERTIFICATE RE NON-BANK STATUS


      Reference is hereby made to that certain Credit Agreement dated as of June 27, 1997 (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof, being the "CREDIT AGREEMENT") by and among Varco International, Inc., a California corporation, the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.



                                    [NAME OF LENDER]

                                    By: ____________________
                                    Title: __________________

                                  EXHIBIT XI

                    [FORM OF COLLATERAL ACCOUNT AGREEMENT]

                         COLLATERAL ACCOUNT AGREEMENT



      This COLLATERAL ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of June 27, 1997 and entered into by and between VARCO INTERNATIONAL, INC., a California corporation ("PLEDGOR"), and UNION BANK OF CALIFORNIA, N.A., as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).


                            PRELIMINARY STATEMENTS

      A. Secured Party and Lenders have entered into a Credit Agreement dated as of June 27, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

      B. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

      NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and issue Letters of Credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

      SECTION 1. CERTAIN DEFINITIONS.  The following terms used in this
                 -------------------
Agreement shall have the following meanings:

      "COLLATERAL" means (i) the Collateral Account, (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (iv) to the extent not covered by clauses (i) through
(iii) above, all proceeds of any or all of the foregoing Collateral.

      "COLLATERAL ACCOUNT" means the restricted deposit account established and maintained by Secured Party pursuant to Section 2(a).

      "SECURED OBLIGATIONS" means (a) until such time as the Senior Notes have been paid in full, subject to the proviso to clause fourth of Section 3(b)
                                                    ------
hereof, all obligations and liabilities arising out of the Credit Agreement, and all extensions and renewals thereof, in connection with the Letters of Credit, including reimbursement obligations, fees, expenses and indemnities, and (b) after the Senior Notes have been paid in full all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, in the case of (a) and (b) above, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

      SECTION 2.  ESTABLISHMENT AND OPERATION OF COLLATERAL ACCOUNT.
                  -------------------------------------------------

      (a) Secured Party is hereby authorized to establish and maintain at its office at 445 South Figueroa Street, Los Angeles, CA 90071, as a blocked account in the name of Secured Party and under the sole dominion and control of Secured Party, a restricted deposit account designated as "Varco International, Inc. Collateral Account".

      (b) The Collateral Account shall be operated in accordance with the terms of this Agreement.

      (c) All amounts at any time held in the Collateral Account shall be beneficially owned by Pledgor but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Pledgor shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account.

      (d) Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

      SECTION 3.  DEPOSITS OF CASH COLLATERAL.
                  ---------------------------

      (a) All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Pledgor) of immediately available funds, in each case addressed as Secured Party may direct.

Pledgor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.

      (b) If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Pledgor is required to pay to Secured Party an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Pledgor shall deliver funds in such an amount for deposit in the Collateral Account in accordance with Section 3(a).
If for any reason the aggregate amount delivered by Pledgor for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Pledgor shall be apportioned among all outstanding Letters of Credit for purposes of this Section 3(b) in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a
                                             ----
reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured
                      -----
Party pursuant to Section 13, second, to the extent of any excess, to the cash
                              ------
collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Pledgor has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the
                                                                 -----
extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and fourth, to the
                                                            ------
extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds; provided that in the event the holders of the
                                --------
Senior Notes have received cash collateral pursuant to Section 7.9(l) of the Senior Note Agreement, Secured Party shall not be required to release amounts pursuant to this clause fourth (and such amounts shall secure the Obligations)
                        ------
unless an equal amount has been released by the holders of the Senior Notes from the lien contemplated in Section 7.9(l) of the Senior Note Agreement.

      SECTION 4.  PLEDGE OF SECURITY FOR SECURED OBLIGATIONS.  Pledgor hereby
                  ------------------------------------------
pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a)), of all Secured Obligations.

      SECTION 5.  NO INVESTMENT OF AMOUNTS IN THE COLLATERAL ACCOUNT; INTEREST
                  ------------------------------------------------------------
ON AMOUNTS IN THE COLLATERAL ACCOUNT.
------------------------------------

      (a) Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement.

      (b) To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.

      (c) Subject to Secured Party's rights under Section 12, any interest earned on deposits of cash in the Collateral Account in accordance with Section 5(b) shall be deposited directly in, and held in the Collateral Account.

      SECTION 6.  REPRESENTATIONS AND WARRANTIES.  Pledgor represents and
                  ------------------------------
warrants as follows:

      (a) Ownership of Collateral.  Pledgor is (or at the time of transfer
          -----------------------
thereof to Secured Party will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Secured Party, free and clear of any Lien except for the security interest created by this Agreement.

      (b) Governmental Authorizations.  No authorization, approval or other
          ---------------------------
action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor).

      (c) Perfection.  The pledge and assignment of the Collateral pursuant to
          ----------
this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

      (d) Other Information.  All information heretofore, herein or hereafter
          -----------------
supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

      SECTION 7.  FURTHER ASSURANCES.  Pledgor agrees that from time to time, at
                  ------------------
the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that

Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's beneficial title to or Secured Party's security interest in all or any part of the Collateral.

      SECTION 8.  TRANSFERS AND OTHER LIENS.  Pledgor agrees that it will not
                  -------------------------
(a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

      SECTION 9.  SECURED PARTY APPOINTED ATTORNEY-IN-FACT.  Pledgor hereby
                  ----------------------------------------
irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

      SECTION 10.  SECURED PARTY MAY PERFORM.  If Pledgor fails to perform any
                   -------------------------
agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 14.

      SECTION 11.  STANDARD OF CARE.  The powers conferred on Secured Party
                   ----------------
hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind.

      SECTION 12. REMEDIES.  Subject to the provisions of Section 3(b), Secured
                  --------
Party may exercise in respect of the Collateral, in addition to all other rights and remedies otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral).

      SECTION 13.  INDEMNITY AND EXPENSES.
                   ----------------------

      (a) Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

      (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

      SECTION 14.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.  This
                   -----------------------------------------------
Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof.

      SECTION 15.  SECURED PARTY AS AGENT.
                   ----------------------

      (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

      (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums held by Secured Party hereunder (which shall be deposited in a new Collateral Account established and maintained by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

      SECTION 16.  AMENDMENTS; ETC.  No amendment, modification, termination or
                   ---------------
waiver of any provision of this Agreement, and no consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

      SECTION 17.  NOTICES.  Unless otherwise specifically provided herein, any
                   -------
notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement.

      SECTION 18.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.  No
                   -----------------------------------------------------
failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.
All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 19.  SEVERABILITY.  In case any provision in or obligation under
                   ------------
this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 20.  HEADINGS.  Section and subsection headings in this Agreement
                   --------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      SECTION 21.  GOVERNING LAW; TERMS.  THIS AGREEMENT AND THE RIGHTS AND
                   --------------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of California are used herein as therein defined.

      SECTION 22.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  ALL JUDICIAL
                   ----------------------------------------------
PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 17, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

      SECTION 23.  WAIVER OF JURY TRIAL.  PLEDGOR AND SECURED PARTY HEREBY AGREE
                   --------------------
TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 23 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      SECTION 24.  COUNTERPARTS.  This Agreement may be executed in one or more
                   ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



                 [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                          VARCO INTERNATIONAL, INC.


                          By: __________________________________
                            Title:



                          UNION BANK OF CALIFORNIA, N.A., as Agent,
                          Secured Party


                          By: __________________________________
                            Title:

                                 EXHIBIT XII-A

                         [FORM OF SUBSIDIARY GUARANTY]

                         AMENDED AND RESTATED GUARANTY


          AMENDED AND RESTATED GUARANTY (this "GUARANTY"), dated as of June 27, 1997, made by ________________, a ________________ corporation ("GUARANTOR").

                                   RECITALS
                                   --------

          A. Citicorp USA, Inc., Citibank N.A. and VARCO INTERNATIONAL, INC., a California corporation (the "COMPANY") are parties to that certain Credit Agreement dated as of February 25, 1993, as amended (the "CITICORP AGREEMENT"). The Company now seeks to terminate the commitments under such agreement and enter into a new credit facility evidenced by the Credit Agreement referred to below.

          B. Certain financial institutions ("LENDERS"), as listed on the signature pages of the Credit Agreement (as hereinafter defined), UNION BANK OF CALIFORNIA, N.A., as agent ("AGENT") for and representative of the Lenders and as issuing lender ("ISSUING LENDER" and together with Lenders, Agent and their respective successors and assigns, the "BANK PARTIES") and Company have entered into that certain Credit Agreement dated as of June 27, 1997 (as it may be amended, modified, supplemented or restated from time to time, the "CREDIT AGREEMENT").

          C. The persons identified on Schedule 1 hereto (the "NOTEHOLDERS," and together with the Bank Parties, the "GUARANTEED PARTIES") are the holders of the Company's 8.95% SENIOR NOTES due June 30, 1999 (the "SENIOR NOTES") issued by the Company pursuant to that certain Note Agreement dated as of July 1, 1992 (as heretofore or hereafter amended, supplemented or restated from time to time, the "SENIOR NOTE AGREEMENT").

          D. Guarantor is a direct or indirect Subsidiary of the Company. For purposes of this Guaranty, the term "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (1) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership or joint venture, or (3) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by the Company, by the Company and one or more other Subsidiaries of the Company, or by one or more other Subsidiaries of the Company.

          E. Guarantor has previously executed and delivered a Guaranty dated as of _________________ (the "EXISTING GUARANTY") which guarantees the Company's obligations under the Citicorp Agreement and the Senior Note Agreement.

          F. Guarantor may have received or may receive from the Company, directly or indirectly, the proceeds of the issuance and sale of the Senior Notes and Guarantor has or may otherwise directly or indirectly benefit from the issuance and sale of the Senior Notes.

          G. It is anticipated that Guarantor may receive from the Company, directly or indirectly, the proceeds of the Loans (as defined in the Credit Agreement), that Letters of Credit (as defined in the Credit Agreement) may be issued for the account of the Guarantor or that the Guarantor may otherwise directly or indirectly benefit from the issuances of such Letters of Credit and other credit extensions made under the Credit Agreement after the date hereof.

          H. It is a condition precedent to the making of the initial credit advances by the Lenders under the Credit Agreement and the issuance of Letters of Credit (as defined in the Credit Agreement) by the Issuing Lender under the Credit Agreement that the Existing Guaranty be amended and restated in its entirety as set forth herein.

          I. The Credit Agreement contains certain provisions which, absent a waiver and consent from the Noteholders (the "WAIVER"), would or might violate certain provisions of the Senior Note Agreement, and it is a condition precedent to the effectiveness of the Waiver that the Existing Guaranty be amended and restated in its entirety as set forth herein.

          J. Guarantor will obtain benefits as a result of the extensions of credit to the Company under the Credit Agreement and desires to enter into this Guaranty in order to satisfy the conditions described in the preceding paragraphs.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Existing Guaranty is hereby amended and restated in its entirety and Guarantor hereby makes the following representations and warranties to the Guaranteed Parties and hereby covenants and agrees with the Guaranteed Parties as follows:

          1.  Guaranteed Obligations.  (a) Bank Parties.  Guarantor irrevocably
              ----------------------
and unconditionally guarantees as primary obligor and not merely as surety to the Bank Parties the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code (as defined in the Credit Agreement), would become due) to the Bank Parties under the Credit Agreement, including without limitation all of the Obligations (as defined in the Credit Agreement), together with all other liabilities and obligations of the Company (including, without limitation, indemnities, fees, costs, expenses and interest thereon) to the Bank Parties incurred or to be incurred under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement) (the "BANK GUARANTEED OBLIGATIONS"). Subject to the preceding sentence, Guarantor understands, agrees and confirms that the Bank Parties

                                    XII-A-2
may enforce this Guaranty up to the full amount of the Bank Guaranteed Obligations against it without proceeding against the Company, against any security for the Bank Guaranteed Obligations, against any other guarantor or any other individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof (hereinafter referred to as "PERSON") or under any other guaranty covering all or any portion of the Obligations (as defined in the Credit Agreement) or the Bank Guaranteed Obligations.

          (b) Noteholders. Guarantor irrevocably and unconditionally guarantees as primary obligor and not merely as surety to the Noteholders the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code (as defined in the Credit Agreement), would become due) to the Noteholders under the Senior Note Agreement and the Senior Notes, together with all other liabilities and obligations of the Company (including, without limitation, indemnities, fees, costs, expenses and interest thereon) to the Noteholders incurred or to be incurred under the Senior Note Agreement, the Senior Notes or any other document executed in connection with the Senior Note Agreement (the "NOTEHOLDER GUARANTEED OBLIGATIONS" and, together with the Bank Guaranteed Obligations, the "GUARANTEED OBLIGATIONS"). Subject to the preceding sentence, Guarantor understands, agrees and confirms that the Noteholders may enforce this Guaranty up to the full amount of the Noteholder Guaranteed Obligations against it without proceeding against the Company, against any security for the Noteholder Guaranteed Obligations, against any other guarantor or any other Person under any other guaranty covering all or any portion of the Noteholder Guaranteed Obligations.

          2.   Waivers.  Guarantor hereby waives notice of acceptance of this
               -------
Guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by any or all of the Guaranteed Parties against, and any other notice to, any party liable thereon (including the Company, such Guarantor or any other guarantor).

          3.   Modifications to Guaranteed Obligations.  Any or all of the
               ---------------------------------------
Guaranteed Parties may at any time and from time to time without the consent of or Notice to Guarantor, without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part

               (a) change the manner, place or terms of payment of, change or extend the time of payment of and/or, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                                    XII-A-3

               (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against the Company, any other guarantor or others or otherwise act or refrain from acting;

               (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to creditors of the Company other than the Guaranteed Parties and such Guarantor;

               (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to the Guaranteed Parties regardless of what liability or liabilities of the Company remain unpaid;

               (f) consent to or waive any breach of, or any act, omission or default under, any of the Senior Note Agreement, the Senior Notes or any of the documents executed in connection with the Senior Note Agreement (the "SENIOR NOTE DOCUMENTS") or the Loan Documents (as defined in the Credit Agreement), or otherwise amend, modify or supplement any of the Senior Note Documents or such Loan Documents or any of such other instruments or agreements; and/or

               (g) act or fail to act is any manner referred to in the Guaranty which may deprive Guarantor or any other guarantor of any right to subrogation against or reimbursement from the Company or contribution or reimbursement against any other guarantor under any other guaranty to recover full or partial indemnity for any payments made pursuant to this Guaranty, including without limitation any right which is waived or limited by Section 5 hereof.

          4.   Obligations Unimpaired.  No invalidity, irregularity or
               ----------------------
unenforceability of all or part of the Guaranteed Obligations or of any security therefor or any guaranty thereof shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

          5.   Waiver of Subrogation; Repayment of Intercompany Indebtedness;
               --------------------------------------------------------------
Limitation on Amount of Guaranty.
--------------------------------

          (a) Guarantor expressly waives any and all rights of subrogation which Guarantor may now or hereafter have against the Company, arising from the existence or

                                    XII-A-4
performance of this Guaranty. In furtherance, and not in limitation, of the preceding waiver, Guarantor agrees that any payment to Guaranteed Parties by Guarantor pursuant to this Guaranty shall be deemed (i) first, to the extent of any intercompany indebtedness owed to the Company by Guarantor, whether or not then due and payable, a payment on account of such intercompany indebtedness, and (ii) thereafter, a contribution, dividend or other distribution of capital of Guarantor to the Company or such other liable party, and any such payment shall not constitute the Guarantor a creditor of the Company or such other liable party. By its acknowledgment hereof, the Company consents to the foregoing and agrees that any payment to the Guaranteed Parties by Guarantor pursuant to this Guaranty shall be deemed a payment on account of intercompany indebtedness owed to the Company by Guarantor to the extent of such intercompany indebtedness, and that the amount of such intercompany indebtedness shall be deemed paid and satisfied in the amount of any such payment.

          (b) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of Guarantor under this Guaranty, such obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor in respect of intercompany indebtedness to the Company or other affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to reimbursement, indemnification or contribution of Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under a Related Guaranty (as hereinafter defined) as contemplated by subsection 5(c)).

          (c) Guarantor under this Guaranty, and each guarantor under other guaranties relating to the Credit Agreement and the Senior Note Agreement (the "RELATED GUARANTIES") which contain a contribution provision similar to that set forth in this subsection 5(c), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the

                                    XII-A-5
ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount
                                        ---------- --
paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, determined as of such date in accordance with subsection 5(b) or, if applicable, a similar provision contained in a Related Guaranty; provided that,
                                                                 --------
solely for purposes of calculating the Adjusted Maximum Amount with respect to any Contributing Guarantor for purposes of this subsection 5(c), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this subsection 5(c) or any similar provision contained in a Related Guaranty) minus (ii) the aggregate amount of all payments
                                 -----
received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 5(c) or any similar provision contained in a Related Guaranty. The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 5(c) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this subsection 5(c).

          6.   Payments Free and Clear of Taxes, Etc.
               --------------------------------------

          (a) Any and all payments made by Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, impacts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (an such non- excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Guaranteed Parties receive an amount equal to the

                                    XII-A-6
sum they would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "OTHER TAXES").

          (c) The Guarantor will indemnify each of the Guaranteed Parties for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Guaranteed Parties and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Guaranteed Parties make written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Guarantor will furnish to each of the Guaranteed Parties, at its address referred to in Section 17, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 6 shall survive the payment in full of the principal of and interest on the Notes (as defined in the Credit Agreement), the termination or expiration of the Letters of Credit (as defined in the Credit Agreement), the payment in full of the principal of and interest on the Senior Notes and the termination or expiration of the Commitments (as defined in the Credit Agreement) and the termination of this Guaranty pursuant to Section 16 hereof or otherwise.

          7.   Judgment.
               --------

          (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars (which, together with the sign "$," means lawful money of the United States) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Guaranteed Parties could purchase U.S. Dollars with such other currency on the Business Day preceding that on which final judgment is given. "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City.

          (b) The obligation of the Guarantor in respect of any sum due from it to the Guaranteed Parties hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Guaranteed Parties of any sum adjudged to be so due in such other currency the Guaranteed Parties may in accordance with normal banking procedures

                                    XII-A-7
purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Guaranteed Parties in U.S. Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Guaranteed Parties against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Guaranteed Parties in U.S. Dollars, the Guaranteed Parties agree to remit to the Guarantor such excess.

          8.   Representations and Warranties.  In order to induce the Bank
               ------------------------------
Parties to make available the credit facilities pursuant to the Credit Agreement and in order to induce the Noteholders to sign the Waiver, Guarantor makes the following representations, warranties and agreements:

               (a)  Corporate Status.  Guarantor is a corporation duly
                    ----------------
     organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business as a foreign corporation and in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so duly qualified or in good standing would not have and could not reasonably be expected to have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means a material adverse effect, individually or in the aggregate, upon (a) the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any Subsidiary (if a party thereto) to perform or of the Lender or the Issuing Lender to enforce the Obligations (as defined in the Credit Agreement) under the Loan Documents (as defined in the Credit Agreement), or (c) the ability of the Company or any Subsidiary (if a party thereto) to perform or of the Noteholders to enforce the obligation under the Senior Note Documents. Guarantor has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to enter into and to perform the Loan Documents (as defined in the Credit Agreement) and Senior Note Documents to which it is a party.

               (b)  Corporate Power and Authority Enforceability.  The
                    --------------------------------------------
     execution, delivery and performance of this Guaranty and the other Loan Documents (as defined in the Credit Agreement) and the Senior Note Documents to which Guarantor is a party are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action. Each such Loan Document and Senior Note Document to which Guarantor is a party has been duly executed and delivered by Guarantor and each such Loan Document and Senior Note Document constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether such enforcement is sought in equity or at law.

                                    XII-A-8

               (c)  No Violation.  Neither the execution delivery or performance
                    ------------
     by Guarantor of any Loan Document (as defined in the Credit Agreement) or Senior Note Document to which Guarantor is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Guarantor or any of its Subsidiaries.

               (d)  Governmental Approvals.  No order, consent, approval,
                    ----------------------
     license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Loan Document (as defined in the Credit Agreement) or Senior Note Document to which Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of any such Loan Document or Senior Note Document.

          9.   Representations and Warranties.  Guarantor confirms that Schedule
               ------------------------------
5.1 of the Credit Agreement correctly sets forth its form of organization, its jurisdiction of organization and the location of its chief executive office. Guarantor confirms that each other representation and warranty contained in the Credit Agreement or in the Senior Note Agreement, as any such representation and warranty relates to Guarantor, is true and correct in all material respects.

          10.  Covenants.  (a) Credit Agreement.  Guarantor covenants and agrees
               ---------
that so long as any Loans, amount drawn under any Letter of Credit (as defined in the Credit Agreement) or other amount owed to the Lender or the Issuing Lender shall remain unpaid or the Lender or the Issuing Lender shall have any Commitment (as defined in the Credit Agreement) under and until the expiration, cancellation or cash collateralization of all such Letters of Credit pursuant to
Section 8 of the Credit Agreement, unless the Majority Bank Guaranteed Parties (as hereinafter defined) shall otherwise consent in writing, it will comply with each and every covenant and agreement of the Company contained in the Loan Documents (as defined in the Credit Agreement) which indicates that the Company will cause Guarantor to take or refrain from talking any action, and it will not, to the extent that any action of the Company and its Subsidiaries is subject to cumulative dollar limitations applicable to the Company and its Subsidiaries under any restrictive covenant or other provision of any such Loan Document, take any such action if in so doing such dollar limitations would be exceeded

                                    XII-A-9

          (b) Senior Note Agreement. Each Guarantor covenants and agrees that so long as any Senior Note shall remain unpaid, unless the Majority Noteholders (as hereinafter defined) shall otherwise consent in writing, it will comply with each and every covenant and agreement of the Company contained in the Senior Note Documents which indicates that the Company will cause such Guarantor to take or refrain from taking any action, and it will not, to the extent that any action of the Company and its Subsidiaries is subject to cumulative dollar limitations applicable to the Company and its Subsidiaries under any restrictive covenant or other provision of any Senior Note Document, take any such action if in so doing such dollar limitations would be exceeded.

          11.  Continuing Guaranty; No Waiver.  This Guaranty is a continuing
               ------------------------------
one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Guaranteed Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Guaranteed Parties would otherwise have. No notice to or demand on Guarantor in any case shall entitle Guarantor or any other guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Parties to any other or further action in any circumstances without notice or demand.

          12.  Successors and Assigns.  This Guaranty shall be binding upon
               ----------------------
Guarantor and its successors and assigns and shall inure to the benefit of the Guaranteed Parties and their successors and assigns.

          13.  Costs and Expenses.  Guarantor hereby agrees to pay all
               ------------------
reasonable out-of-pocket costs and expenses of the Guaranteed Parties in connection with the enforcement of this Guaranty (including, without limitation, the reasonable fees and disbursements of counsel employed by the Guaranteed Parties).

          14.  Amendments.  No amendment or waiver of any provision of this
               ----------
Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by: (i) the Majority Bank Guaranteed Parties (as hereinafter defined), in the case of amendments or waivers which affect only the Bank Parties and the Guarantor);
(ii) the Majority Noteholders (as hereinafter defined), in the case of amendments or waivers which affect only the Noteholders and the Guarantor, or
(iii) the Majority Bank Guaranteed Parties and the Majority Noteholders, in all other cases, and then in each case such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          15.  Acknowledgement of Credit Agreement and Senior Note Agreement.
              -------------------------------------------------------------
Guarantor acknowledges that executed (or conformed) copies of the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), and of the Senior Note Agreement and the other Senior Note Documents, have been made available to its principal executive officers and such officers are familiar with the contents thereof.

                                   XII-A-10

          16.  Termination.  This Guaranty shall terminate and be of no further
               -----------
force and effect when all Guaranteed Obligations shall have been paid in full, the Lender and the Issuing Lender shall not have any remaining Commitments (as defined in the Credit Agreement) under the Credit Agreement and all of the Letters of Credit (as defined in the Credit Agreement) shall have expired or been cancelled. This Guaranty shall be reinstated and revived, and the enforceability hereof shall continue, with respect to any amount at any time paid to any Guaranteed Party on account of the Guaranteed Obligations which thereafter shall be required to be restored or returned by such Guaranteed Party upon any bankruptcy, insolvency or reorganization of Company, Guarantor or any other Person or otherwise, as if such amount had not been paid or permitted to be paid.

          17.  Addresses for Notices.  All notices and other communications
               ---------------------
provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Guarantor, at its address set forth opposite its signature below, with a copy to Company at its address specified in the Credit Agreement, and if to any Bank Party, at its address specified in the Credit Agreement, and if to any Noteholder, at its address specified in the Senior Note Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          18.  Reinstatement.  If any claim is ever made upon the Guaranteed
               -------------
Parties for repayment or recovery of any amount or amounts received in payment or on account of any Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Company), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any termination or revocation hereof or the cancellation of any instrument evidencing any liability of the Company or the Guarantor, and Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          19.  Pro Rata Payments.  All payments made by Guarantor hereunder
               -----------------
shall be applied by the Guarantor to the ratable payment of the Guaranteed Obligations due and owing to the Guaranteed Parties. Such ratable application shall be required and effective whether or not all or any portion of the obligations of the Guarantor hereunder shall be rendered invalid or unenforceable under any fraudulent transfer, fraudulent conveyance or other similar law, it being the intent of the Guarantor and the Guaranteed Parties that any payments made by the Guarantor hereunder shall be applied ratably to the holders of the Guaranteed Obligations then due and owing without regard to the invalidity or unenforceability of any portion of this Guaranty.

                                   XII-A-11

          20.  Multiple Demands; Joint Action by Guaranteed Parties.  Guarantor
               ----------------------------------------------------
acknowledges that Guaranteed Parties may make one or more demands for payment hereunder, and that the existence of any such demand shall in no way limit the rights of the Guaranteed Parties to make additional, further or other subsequent demands. Notwithstanding the foregoing or any other provision in the Loan Documents (as defined in the Credit Agreement), no demand may be made hereunder by the Bank Parties unless such demand is made on behalf of all of the Bank Parties with the consent of the Requisite Lenders (as defined in the Credit Agreement) ("MAJORITY BANK GUARANTEED PARTIES"). Furthermore, notwithstanding the foregoing or any other provision in this Guaranty or the Senior Note Documents, no demand may be made hereunder by the Noteholders unless such demand is made on behalf of all of the Noteholders with the consent of holders of not less than 66 2/3% of the outstanding principal amount of the Senior Notes ("MAJORITY NOTEHOLDERS").

          21.  Release Provisions.  If all of the stock of Guarantor shall be
               ------------------
sold or otherwise disposed of in a transaction not prohibited by the Loan Documents (as defined in the Credit Agreement) or the Senior Note Documents (in each case after giving effect to any required application of the proceeds thereof), the obligations of Guarantor hereunder shall automatically be discharged and released without any further action by any Guaranteed Party, effective as of the time of such sale or other disposition.

          22.  Statue of Limitations.  Any acknowledgement or new promise,
               ---------------------
whether by payment of principal or interest or otherwise and whether by the Company or others (including Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of Guarantor against the Guaranteed Parties shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

          23.  CHOICE OF LAW.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          24.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  GUARANTOR HEREBY
               ----------------------------------------------
CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN EITHER OR THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, OR THE CITY OF CHICAGO, STATE OF ILLINOIS, OR THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, AND IRREVOCABLY AGREES THAT, SUBJECT TO THE GUARANTEED PARTIES' ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY

                                   XII-A-12

ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) OR SUCH OBLIGATION. GUARANTOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, CT CORPORATION SYSTEM, 208 SOUTH LA SALLE STREET, CHICAGO, ILLINOIS, 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY GUARANTOR WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT IN NEW YORK, ILLINOIS OR CALIFORNIA, RESPECTIVELY, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO GUARANTOR AT ITS ADDRESS PROVIDED NEXT TO ITS SIGNATURE HERETO EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY GUARANTOR REFUSES TO ACCEPT SERVICE, GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE GUARANTEED PARTIES TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

          25.  WAIVER OF JURY TRIAL.  THE GUARANTOR AND THE GUARANTEED PARTIES
               --------------------
EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), ANY OF THE OTHER SENIOR NOTE DOCUMENTS OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE GUARANTOR AND THE GUARANTEED PARTIES ALSO EACH WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EITHER GUARANTEED PARTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claim and all other common law and statutory claims. The Guarantor and the Guaranteed Parties each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Guaranty and the other Loan Documents (as defined in the Credit Agreement) and the other Senior Note Documents and that each will continue to rely on the waiver in their related future dealings. The Guarantor and the Guaranteed Parties further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN

                                   XII-A-13

WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), THE OTHER SENIOR NOTE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          26.  Counterparts.  This Guaranty may be executed in any number of
               ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Guaranteed Parties.

                 [Remainder of page intentionally left blank]

                                   XII-A-14

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address
-------
                                   [Subsidiary]


                                   By_____________________________________
                                     Name:
                                     Title:


Acknowledged

Varco International, Inc.

By_____________________________
  Name: Richard Kertson
  Title: Chief Financial Officer

                                   XII-A-15

                                 EXHIBIT XII-B

                         [FORM OF SUBSIDIARY GUARANTY]

                                   GUARANTY


      GUARANTY (this "GUARANTY"), dated as of _______, ____, made by ________________, a ________________ corporation ("GUARANTOR").


                                   RECITALS
                                   --------

      A. Certain financial institutions ("LENDERS"), as listed on the signature pages of the Credit Agreement (as hereinafter defined), UNION BANK OF CALIFORNIA, N.A., as agent ("AGENT") for and representative of the Lenders and as issuing lender ("ISSUING LENDER" and together with Lenders, Agent and their respective successors and assigns, the "BANK PARTIES") and Company have entered into that certain Credit Agreement dated as of June 27, 1997 (as it may be amended, modified, supplemented or restated from time to time, the "CREDIT AGREEMENT").

      B. The persons identified on Schedule 1 hereto (the "NOTEHOLDERS," and together with the Bank Parties, the "GUARANTEED PARTIES") are the holders of the Company's 8.95% SENIOR NOTES due June 30, 1999 (the "SENIOR NOTES") issued by the Company pursuant to that certain Note Agreement dated as of July 1, 1992 (as heretofore or hereafter amended, supplemented or restated from time to time, the "SENIOR NOTE AGREEMENT").

      C. Guarantor is a direct or indirect Subsidiary of the Company. For purposes of this Guaranty, the term "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (1) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership or joint venture, or (3) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by the Company, by the Company and one or more other Subsidiaries of the Company, or by one or more other Subsidiaries of the Company.

      D. Guarantor may have received or may receive from the Company, directly or indirectly, the proceeds of the issuance and sale of the Senior Notes and Guarantor has or may otherwise directly or indirectly benefit from the issuance and sale of the Senior Notes.

      E. It is anticipated that Guarantor may receive from the Company, directly or indirectly, the proceeds of the Loans (as defined in the Credit Agreement), that Letters of Credit (as defined in the Credit Agreement) may be issued for the account

                                    XII-B-1
of the Guarantor or that the Guarantor may otherwise directly or indirectly benefit from the issuances of such Letters of Credit and other credit extensions made under the Credit Agreement after the date hereof.

      F. It is a condition precedent to the making of the initial credit advances by the Lenders under the Credit Agreement and the issuance of Letters of Credit (as defined in the Credit Agreement) by the Issuing Lender under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

      G. The Credit Agreement contains certain provisions which, absent a waiver and consent from the Noteholders (the "WAIVER"), would or might violate certain provisions of the Senior Note Agreement, and it is a condition precedent to the execution and delivery by the Noteholders of the waiver that the Guarantor shall have executed and delivered this Guaranty.

      H. Guarantor will obtain benefits as a result of the extensions of credit to the Company under the Credit Agreement and desires to enter into this Guaranty in order to satisfy the conditions described in the preceding paragraphs.

                                   AGREEMENT
                                   ---------

      NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to Guarantor, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby makes the following representations and warranties to the Guaranteed Parties and hereby covenants and agrees with the Guaranteed Parties as follows:

      1.   Guaranteed Obligations.  (a) Bank Parties.  Guarantor irrevocably and
           ----------------------
unconditionally guarantees as primary obligor and not merely as surety to the Bank Parties the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code (as defined in the Credit Agreement), would become due) to the Bank Parties under the Credit Agreement, including without limitation all of the Obligations (as defined in the Credit Agreement), together with all other liabilities and obligations of the Company (including, without limitation, indemnities, fees, costs, expenses and interest thereon) to the Bank Parties incurred or to be incurred under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement) (the "BANK GUARANTEED OBLIGATIONS"). Subject to the preceding sentence, Guarantor understands, agrees and confirms that the Bank Parties may enforce this Guaranty up to the full amount of the Bank Guaranteed Obligations against it without proceeding against the Company, against any security for the Bank Guaranteed Obligations, against any other guarantor or any other individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof (hereinafter referred to as "PERSON") or under any other guaranty covering all or any portion of the Obligations (as defined in the Credit Agreement) or the Bank Guaranteed Obligations.

                                    XII-B-2

      (b) Noteholders. Guarantor irrevocably and unconditionally guarantees as primary obligor and not merely as surety to the Noteholders the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code (as defined in the Credit Agreement), would become due) to the Noteholders under the Senior Note Agreement and the Senior Notes, together with all other liabilities and obligations of the Company (including, without limitation, indemnities, fees, costs, expenses and interest thereon) to the Noteholders incurred or to be incurred under the Senior Note Agreement, the Senior Notes or any other document executed in connection with the Senior Note Agreement (the "NOTEHOLDER GUARANTEED OBLIGATIONS" and, together with the Bank Guaranteed Obligations, the "GUARANTEED OBLIGATIONS"). Subject to the preceding sentence, Guarantor understands, agrees and confirms that the Noteholders may enforce this Guaranty up to the full amount of the Noteholder Guaranteed Obligations against it without proceeding against the Company, against any security for the Noteholder Guaranteed Obligations, against any other guarantor or any other Person under any other guaranty covering all or any portion of the Noteholder Guaranteed Obligations.

      2.   Waivers.  Guarantor hereby waives notice of acceptance of this
           -------
Guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by any or all of the Guaranteed Parties against, and any other notice to, any party liable thereon (including the Company, such Guarantor or any other guarantor).

      3.   Modifications to Guaranteed Obligations.  Any or all of the
           ---------------------------------------
Guaranteed Parties may at any time and from time to time without the consent of or Notice to Guarantor, without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part

           (a) change the manner, place or terms of payment of, change or extend the time of payment of and/or, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

           (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

           (c) exercise or refrain from exercising any rights against the Company, any other guarantor or others or otherwise act or refrain from acting;

                                    XII-B-3

           (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to creditors of the Company other than the Guaranteed Parties and such Guarantor;

           (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to the Guaranteed Parties regardless of what liability or liabilities of the Company remain unpaid;

           (f) consent to or waive any breach of, or any act, omission or default under, any of the Senior Note Agreement, the Senior Notes or any of the documents executed in connection with the Senior Note Agreement (the "SENIOR NOTE DOCUMENTS") or the Loan Documents (as defined in the Credit Agreement), or otherwise amend, modify or supplement any of the Senior Note Documents or such Loan Documents or any of such other instruments or agreements; and/or

           (g) act or fail to act is any manner referred to in the Guaranty which may deprive Guarantor or any other guarantor of any right to subrogation against or reimbursement from the Company or contribution or reimbursement against any other guarantor under any other guaranty to recover full or partial indemnity for any payments made pursuant to this Guaranty, including without limitation any right which is waived or limited by Section 5 hereof.

      4.   Obligations Unimpaired.  No invalidity, irregularity or
           ----------------------
unenforceability of all or part of the Guaranteed Obligations or of any security therefor or any guaranty thereof shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

      5.   Waiver of Subrogation; Repayment of Intercompany Indebtedness;
           --------------------------------------------------------------
Limitation on Amount of Guaranty.
--------------------------------

      (a) Guarantor expressly waives any and all rights of subrogation which Guarantor may now or hereafter have against the Company, arising from the existence or performance of this Guaranty. In furtherance, and not in limitation, of the preceding waiver, Guarantor agrees that any payment to Guaranteed Parties by Guarantor pursuant to this Guaranty shall be deemed (i) first, to the extent of any intercompany indebtedness owed to the Company by Guarantor, whether or not then due and payable, a payment on account of such intercompany indebtedness, and (ii) thereafter, a contribution, dividend or other distribution of capital of Guarantor to the Company or such other liable party, and any such payment shall not constitute the Guarantor a creditor of the Company or such other liable party. By its acknowledgment hereof, the Company consents to the foregoing and agrees that any payment to the Guaranteed Parties by Guarantor pursuant

                                    XII-B-4
to this Guaranty shall be deemed a payment on account of intercompany indebtedness owed to the Company by Guarantor to the extent of such intercompany indebtedness, and that the amount of such intercompany indebtedness shall be deemed paid and satisfied in the amount of any such payment.

      (b) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of Guarantor under this Guaranty, such obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor in respect of intercompany indebtedness to the Company or other affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to reimbursement, indemnification or contribution of Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under a Related Guaranty (as hereinafter defined) as contemplated by subsection 5(c)).

      (c) Guarantor under this Guaranty, and each guarantor under other guaranties relating to the Credit Agreement and the Senior Note Agreement (the "RELATED GUARANTIES") which contain a contribution provision similar to that set forth in this subsection 5(c), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or
            ---------- --
before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum

                                    XII-B-5
aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, determined as of such date in accordance with subsection 5(b) or, if applicable, a similar provision contained in a Related Guaranty; provided that, solely for purposes of calculating the Adjusted
                  --------
Maximum Amount with respect to any Contributing Guarantor for purposes of this subsection 5(c), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this subsection 5(c) or any similar provision contained in a Related Guaranty) minus
                                                                          -----
(ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 5(c) or any similar provision contained in a Related Guaranty. The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 5(c) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this subsection 5(c).

      6.   Payments Free and Clear of Taxes, Etc.
           --------------------------------------

      (a) Any and all payments made by Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, impacts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (an such non- excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Guaranteed Parties receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "OTHER TAXES").

                                    XII-B-6

      (c) The Guarantor will indemnify each of the Guaranteed Parties for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Guaranteed Parties and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Guaranteed Parties make written demand therefor.

      (d) Within 30 days after the date of any payment of Taxes, the Guarantor will furnish to each of the Guaranteed Parties, at its address referred to in
Section 17, the original or a certified copy of a receipt evidencing payment thereof.

      (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 6 shall survive the payment in full of the principal of and interest on the Notes (as defined in the Credit Agreement), the termination or expiration of the Letters of Credit (as defined in the Credit Agreement), the payment in full of the principal of and interest on the Senior Notes and the termination or expiration of the Commitments (as defined in the Credit Agreement) and the termination of this Guaranty pursuant to Section 16 hereof or otherwise.

      7.   Judgment.
           --------

      (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars (which, together with the sign "$," means lawful money of the United States) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Guaranteed Parties could purchase U.S. Dollars with such other currency on the Business Day preceding that on which final judgment is given. "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City.

      (b) The obligation of the Guarantor in respect of any sum due from it to the Guaranteed Parties hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Guaranteed Parties of any sum adjudged to be so due in such other currency the Guaranteed Parties may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Guaranteed Parties in U.S. Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Guaranteed Parties against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Guaranteed Parties in U.S. Dollars, the Guaranteed Parties agree to remit to the Guarantor such excess.

      8.   Representations and Warranties.  In order to induce the Bank Parties
           ------------------------------
to make available the credit facilities pursuant to the Credit Agreement and in order to

                                    XII-B-7
induce the Noteholders to sign the Waiver, Guarantor makes the following representations, warranties and agreements:

           (a) Corporate Status.  Guarantor is a corporation duly organized,
               ----------------
  validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business as a foreign corporation and in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so duly qualified or in good standing would not have and could not reasonably be expected to have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means a material adverse effect, individually or in the aggregate, upon (a) the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any Subsidiary (if a party thereto) to perform or of the Lender or the Issuing Lender to enforce the Obligations (as defined in the Credit Agreement) under the Loan Documents (as defined in the Credit Agreement), or (c) the ability of the Company or any Subsidiary (if a party thereto) to perform or of the Noteholders to enforce the obligation under the Senior Note Documents. Guarantor has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to enter into and to perform the Loan Documents (as defined in the Credit Agreement) and Senior Note Documents to which it is a party.

           (b) Corporate Power and Authority Enforceability.  The execution,
               --------------------------------------------
  delivery and performance of this Guaranty and the other Loan Documents (as defined in the Credit Agreement) and the Senior Note Documents to which Guarantor is a party are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action. Each such Loan Document and Senior Note Document to which Guarantor is a party has been duly executed and delivered by Guarantor and each such Loan Document and Senior Note Document constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether such enforcement is sought in equity or at law.

           (c) No Violation.  Neither the execution delivery or performance by
               ------------
  Guarantor of any Loan Document (as defined in the Credit Agreement) or Senior Note Document to which Guarantor is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Guarantor or any

                                    XII-B-8
     of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Guarantor or any of its Subsidiaries.

               (d) Governmental Approvals.  No order, consent, approval,
                   ----------------------
     license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Loan Document (as defined in the Credit Agreement) or Senior Note Document to which Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of any such Loan Document or Senior Note Document.

          9.   Representations and Warranties.  Guarantor confirms that
               ------------------------------
Schedule 5.1 of the Credit Agreement correctly sets forth its form of organization, its jurisdiction of organization and the location of its chief executive office. Guarantor confirms that each other representation and warranty contained in the Credit Agreement or in the Senior Note Agreement, as any such representation and warranty relates to Guarantor, is true and correct in all material respects.

          10.  Covenants.  (a) Credit Agreement.  Guarantor covenants and agrees
               ---------
that so long as any Loans, amount drawn under any Letter of Credit (as defined in the Credit Agreement) or other amount owed to the Lender or the Issuing Lender shall remain unpaid or the Lender or the Issuing Lender shall have any Commitment (as defined in the Credit Agreement) under and until the expiration, cancellation or cash collateralization of all such Letters of Credit pursuant to
Section 8 of the Credit Agreement, unless the Majority Bank Guaranteed Parties (as hereinafter defined) shall otherwise consent in writing, it will comply with each and every covenant and agreement of the Company contained in the Loan Documents (as defined in the Credit Agreement) which indicates that the Company will cause Guarantor to take or refrain from talking any action, and it will not, to the extent that any action of the Company and its Subsidiaries is subject to cumulative dollar limitations applicable to the Company and its Subsidiaries under any restrictive covenant or other provision of any such Loan Document, take any such action if in so doing such dollar limitations would be exceeded

          (b) Senior Note Agreement. Each Guarantor covenants and agrees that so long as any Senior Note shall remain unpaid, unless the Majority Noteholders (as hereinafter defined) shall otherwise consent in writing, it will comply with each and every covenant and agreement of the Company contained in the Senior Note Documents which indicates that the Company will cause such Guarantor to take or refrain from taking any action, and it will not, to the extent that any action of the Company and its Subsidiaries is subject to cumulative dollar limitations applicable to the Company and its Subsidiaries under any restrictive covenant or other provision of any Senior Note Document, take any such action if in so doing such dollar limitations would be exceeded.

                                    XII-B-9

          11.  Continuing Guaranty; No Waiver.  This Guaranty is a continuing
               ------------------------------
one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Guaranteed Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Guaranteed Parties would otherwise have. No notice to or demand on Guarantor in any case shall entitle Guarantor or any other guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Parties to any other or further action in any circumstances without notice or demand.

          12.  Successors and Assigns.  This Guaranty shall be binding upon
               ----------------------
Guarantor and its successors and assigns and shall inure to the benefit of the Guaranteed Parties and their successors and assigns.

          13.  Costs and Expenses.  Guarantor hereby agrees to pay all
               ------------------
reasonable out-of-pocket costs and expenses of the Guaranteed Parties in connection with the enforcement of this Guaranty (including, without limitation, the reasonable fees and disbursements of counsel employed by the Guaranteed Parties).

          14.  Amendments.  No amendment or waiver of any provision of this
               ----------
Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by: (i) the Majority Bank Guaranteed Parties (as hereinafter defined), in the case of amendments or waivers which affect only the Bank Parties and the Guarantor);
(ii) the Majority Noteholders (as hereinafter defined), in the case of amendments or waivers which affect only the Noteholders and the Guarantor, or
(iii) the Majority Bank Guaranteed Parties and the Majority Noteholders, in all other cases, and then in each case such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          15.  Acknowledgement of Credit Agreement and Senior Note Agreement.
               -------------------------------------------------------------
Guarantor acknowledges that executed (or conformed) copies of the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), and of the Senior Note Agreement and the other Senior Note Documents, have been made available to its principal executive officers and such officers are familiar with the contents thereof.

          16.  Termination.  This Guaranty shall terminate and be of no further
               -----------
force and effect when all Guaranteed Obligations shall have been paid in full, the Lender and the Issuing Lender shall not have any remaining Commitments (as defined in the Credit Agreement) under the Credit Agreement and all of the Letters of Credit (as defined in the Credit Agreement) shall have expired or been cancelled. This Guaranty shall be reinstated and revived, and the enforceability hereof shall continue, with respect to any amount at any time paid to any Guaranteed Party on account of the Guaranteed Obligations which thereafter shall be required to be restored or returned by such Guaranteed Party upon any bankruptcy, insolvency or reorganization of Company,

                                   XII-B-10

Guarantor or any other Person or otherwise, as if such amount had not been paid or permitted to be paid.

          17.  Addresses for Notices.  All notices and other communications
               ---------------------
provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Guarantor, at its address set forth opposite its signature below, with a copy to Company at its address specified in the Credit Agreement, and if to any Bank Party, at its address specified in the Credit Agreement, and if to any Noteholder, at its address specified in the Senior Note Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          18.  Reinstatement.  If any claim is ever made upon the Guaranteed
               -------------
Parties for repayment or recovery of any amount or amounts received in payment or on account of any Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Company), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any termination or revocation hereof or the cancellation of any instrument evidencing any liability of the Company or the Guarantor, and Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          19.  Pro Rata Payments.  All payments made by Guarantor hereunder
               -----------------
shall be applied by the Guarantor to the ratable payment of the Guaranteed Obligations due and owing to the Guaranteed Parties. Such ratable application shall be required and effective whether or not all or any portion of the obligations of the Guarantor hereunder shall be rendered invalid or unenforceable under any fraudulent transfer, fraudulent conveyance or other similar law, it being the intent of the Guarantor and the Guaranteed Parties that any payments made by the Guarantor hereunder shall be applied ratably to the holders of the Guaranteed Obligations then due and owing without regard to the invalidity or unenforceability of any portion of this Guaranty.

          20.  Multiple Demands; Joint Action by Guaranteed Parties.  Guarantor
               ----------------------------------------------------
acknowledges that Guaranteed Parties may make one or more demands for payment hereunder, and that the existence of any such demand shall in no way limit the rights of the Guaranteed Parties to make additional, further or other subsequent demands. Notwithstanding the foregoing or any other provision in the Loan Documents (as defined in the Credit Agreement), no demand may be made hereunder by the Bank Parties unless such demand is made on behalf of all of the Bank Parties with the consent of the Requisite Lenders (as defined in the Credit Agreement) ("MAJORITY BANK GUARANTEED

                                   XII-B-11

PARTIES"). Furthermore, notwithstanding the foregoing or any other provision in this Guaranty or the Senior Note Documents, no demand may be made hereunder by the Noteholders unless such demand is made on behalf of all of the Noteholders with the consent of holders of not less than 66 2/3% of the outstanding principal amount of the Senior Notes ("MAJORITY NOTEHOLDERS").

          21.  Release Provisions.  If all of the stock of Guarantor shall be
               ------------------
sold or otherwise disposed of in a transaction not prohibited by the Loan Documents (as defined in the Credit Agreement) or the Senior Note Documents (in each case after giving effect to any required application of the proceeds thereof), the obligations of Guarantor hereunder shall automatically be discharged and released without any further action by any Guaranteed Party, effective as of the time of such sale or other disposition.

          22.  Statue of Limitations.  Any acknowledgement or new promise,
               ---------------------
whether by payment of principal or interest or otherwise and whether by the Company or others (including Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of Guarantor against the Guaranteed Parties shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

          23.  CHOICE OF LAW.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          24.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  GUARANTOR HEREBY
               ----------------------------------------------
CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN EITHER OR THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, OR THE CITY OF CHICAGO, STATE OF ILLINOIS, OR THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, AND IRREVOCABLY AGREES THAT, SUBJECT TO THE GUARANTEED PARTIES' ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) OR SUCH OBLIGATION. GUARANTOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, CT CORPORATION SYSTEM, 208 SOUTH LA SALLE STREET, CHICAGO, ILLINOIS, 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY GUARANTOR WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF

                                   XII-B-12

SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT IN NEW YORK, ILLINOIS OR CALIFORNIA, RESPECTIVELY, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO GUARANTOR AT ITS ADDRESS PROVIDED NEXT TO ITS SIGNATURE HERETO EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY GUARANTOR REFUSES TO ACCEPT SERVICE, GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE GUARANTEED PARTIES TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

          25.  WAIVER OF JURY TRIAL.  THE GUARANTOR AND THE GUARANTEED PARTIES
               --------------------
EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), ANY OF THE OTHER SENIOR NOTE DOCUMENTS OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE GUARANTOR AND THE GUARANTEED PARTIES ALSO EACH WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EITHER GUARANTEED PARTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claim and all other common law and statutory claims. The Guarantor and the Guaranteed Parties each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Guaranty and the other Loan Documents (as defined in the Credit Agreement) and the other Senior Note Documents and that each will continue to rely on the waiver in their related future dealings. The Guarantor and the Guaranteed Parties further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), THE OTHER SENIOR NOTE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                                   XII-B-13

          26.  Counterparts.  This Guaranty may be executed in any number of
               ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Guaranteed Parties.


                  [Remainder of page intentionally left blank]

                                   XII-B-14

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address
-------
                                        [Subsidiary]


                                        By________________________________
                                         Name:
                                         Title:


Acknowledged

Varco International, Inc.

By____________________________
 Name:
 Title:

                                   XII-B-15

                      NINTH AMENDMENT, WAIVER AND CONSENT
                           DATED AS OF JUNE 27, 1997

     NINTH AMENDMENT, WAIVER AND CONSENT dated as of June 27, 1997 (this "Amendment and Consent") to CREDIT AGREEMENT dated as of February 25, 1993 (as amended by First Amendment dated as of August 3, 1993, Second Amendment dated as of September 23, 1993, Third Amendment dated as of December 1, 1993, Fourth Amendment dated as of May 12, 1994, Fifth Amendment and Waiver dated as of October 31, 1994, Sixth Amendment dated as of March 17, 1995, Seventh Amendment dated as of December 31, 1995, and Eighth Amendment dated as of June 9, 1997, the "Credit Agreement") among VARCO INTERNATIONAL, INC., a California corporation, CITICORP USA, INC. and CITIBANK, N.A.

     PRELIMINARY STATEMENTS. The parties to the Credit Agreement wish to amend the Credit Agreement in certain respects as hereinafter set forth. Terms defined in the Credit Agreement are used in this Amendment and Consent as defined in the Credit Agreement and, except as otherwise indicated, all references to Sections and Articles refer to the corresponding Sections and Articles of the Credit Agreement.

     The parties hereto therefore agree as follows:

     SECTION 1.  Amendment.  Effective as of the Amendment Effective Date (as
                 ---------
defined in Section 3 hereof), and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

     a. Section 1.01 is amended by deleting all defined terms which are not used in the Credit Agreement as amended by this Amendment and Consent.

     b. The following Sections of Article II are deleted: 2.01, 2.02, 2.03, 2.04(a), 2.04(b) except the paragraph commencing with the caption "Payment of
                                                                   ----------
Amounts Drawn Under Letters of Credit", which shall be lettered "(c)", 2.04(g),
-------------------------------------
2.06, 2.07, 2.08, 2.09, 2.11, 2.13(d), and 2.15.

     c. The penultimate sentence of the paragraph of Section 2.04(b) which is lettered as Section 2.04(c) above) of Article II is deleted and restated as follows:

          Any such amount which is not reimbursed to the Issuing Bank within one Business Day after notice thereof by the Issuing Bank shall thereafter bear interest, until the amount is reimbursed in full to such Issuing Bank at 2.5% above the Base Rate in effect from time to time.

     d.   Article III is deleted.

     e.   Article IV is deleted.

     f.   Article V is deleted.

     g.   Article VI is deleted.

     h. The following Sections of this Article VII are deleted: 7.04, 7.09, and 7.12

     i. All Exhibits to the Credit Agreement which are not referred to in the Credit Agreement as amended by this Amendment and Consent are deleted.

     SECTION 2.  Release of Guaranties and Subordination Agreements; Termination
                 ---------------------------------------------------------------
of Commitment.  (a) Effective as of the Amendment Effective Date (as defined in
-------------
Section 3 hereof), and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Lender and the Issuing Bank terminate their respective rights under, and release all outstanding Guaranties and Subordination Agreements. Each of the Lender and the Issuing Bank represents and warrants to the Borrower that neither the Lender nor the Issuing Bank has assigned to any other Person any of its rights under the Loan Agreement, any Guaranty, any Subordination Agreement or any other Loan Document.

     (b) The Borrower hereby gives notice pursuant to Section 2.07(d) of the termination in whole of the Commitment, effective as of the Amendment Effective Date, and agrees that the Commitment, once terminated, shall not be reinstated. The Lender hereby waives any notice of such termination otherwise required under
Section 2.07(d).

     SECTION 3.  Conditions to Effectiveness.  This Amendment and Consent shall
                 ---------------------------
be effective as of June 27, 1997 (the "Amendment Effective Date"), subject to the Lender's receipt of: (i) a counterpart of this Amendment and Consent executed by the Borrower, (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower attaching a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment and Consent and certifying the name and true signature of each officer of the Borrower executing this Amendment and Consent on its behalf, (iv) repayment in full of all outstanding Advances, together with interest thereon to the Amendment Effective Date and any amounts payable under Section 7.05(b) in connection with the repayment of such advances, (v) payment of all commitment fees under Section 2.06 accrued through the Amendment Effective Date and any unpaid reimbursement obligations in respect of Letters of Credit which are outstanding and unpaid on the Amendment Effective Date, and (vi) a Letter of

                                      2.

Credit issued by Union Bank of California, N.A., naming the Issuing Bank as beneficiary, in a face amount equal to the aggregate face amounts of all Letters of Credit outstanding on the Amendment Effective Date, and otherwise substantially in the form of Exhibit A hereto.

     SECTION 4.  Representations and Warranties.  The Borrower represents and
                 ------------------------------
warrants as follows as of the date hereof and the Effective Date: (a) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment and Consent; (b) the execution, delivery and performance by the Borrower of this Amendment and Consent are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene the Borrower's charter or by-laws, or any law or any contractual restriction binding on or affecting the Borrower; and (c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Amendment and Consent or for the performance by the Borrower of the Credit Agreement as hereby amended; (d) this Amendment and Consent and the Credit Agreement as hereby amended constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     SECTION 5.  Reference to and Effect on the Credit Agreement.  Upon the
                 -----------------------------------------------
effectiveness of Section 1 hereof, on and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the Note or the other Loan Documents to "the Credit Agreement", shall mean and be a reference to the Credit Agreement as amended by this Amendment and Consent. Except as specifically amended above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     SECTION 6.  Execution in Counterparts.  This Amendment and Consent may be
                 -------------------------
executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Agreement.

     SECTION 7.  Governing Law.  This Amendment and Consent shall be governed
                 -------------
by, and construed in accordance with, the laws of the State of New York.

                                      3.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   VARCO INTERNATIONAL, INC.

                                   By:_______________________________
                                   Title:____________________________


                                   CITICORP USA, INC.

                                   By:_______________________________
                                         Vice President


                                   CITIBANK, N.A.

                                   By:_______________________________
                                         Vice President

                                      4.